UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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7477

Notice and Proxy Statement

2022 Annual Meeting of Stockholders

NUVASIVE

NuVasive at a Glance

NuVasive, Inc. is a global medical technology company focused on developing, manufacturing, selling and providing procedural solutions for spine surgery, with a guiding purpose to transform surgery, advance care and change lives. We offer a comprehensive portfolio of procedurally integrated spine surgery solutions, including surgical access instruments, spinal implants, fixation systems, biologics, and enabling technologies, as well as systems and services for intraoperative neuromonitoring. In addition, we develop and sell magnetically adjustable implant systems for spine and specialized orthopedic procedures.

Leader in less-invasive spine surgery	~50 international markets	15+ years of industry-leading experience in enabling technologies

Since our incorporation in 1997, we have grown from a small developer of specialty spinal implants into a leading medical technology company delivering procedurally integrated solutions for spine surgery. A key driver of our growth has been our focus on innovative products and technologies that drive reproducible outcomes for patients, surgeons and providers.

2021 Accomplishments and Achievements

Financial Results and Solid Foundation for Growth	We reported global net sales of $1.139 billion in 2021, an increase of 8.4 percent on a reported basis, compared to the prior year. Although we continued to experience challenges associated with the COVID-19 pandemic, we grew our U.S. Spinal Hardware and U.S. Surgical Support business lines, and we drove strong performance in our International business which delivered double-digit net sales growth for the year. Throughout 2021, we continued to execute on our long-term strategy to advance our leadership position in anterior and less-invasive surgery, expand our market presence in opportunistic growth segments, integrate enabling technology and scale our business globally. We also took important steps during the year to increase manufacturing and asset efficiencies, which will support anticipated future growth in 2022 and beyond.

New Product Launches and Acquisitions	We have continued to focus on bringing to market innovative and enabling technologies to drive increased adoption of less-invasive surgery and improve clinical, operational and financial outcomes. In February 2021, we acquired Simplify Medical Pty Ltd, a privately held company and developer of the Simplify® Cervical Artificial Disc for cervical total disc replacement (cTDR). The acquisition of Simplify Medical provides us with clinically effective cTDR technology and further distinguishes NuVasive’s C360™ cervical portfolio in the market. Additionally, in July 2021, we announced the commercial launch of the Pulse® platform, an integrated technology platform designed to help increase the safety, efficiency, and procedural reproducibility of spine surgery.

Investment in our People and Culture	We launched our new vision, purpose and values in 2021, including our shared mindset for success—The Cheetah Way. The Cheetah Way is the foundation of our culture that aligns our beliefs, actions, and how we work to fulfill our commitments. The Cheetah Way is how we plan to deliver on our vision to change a patient’s life every minute. We also further invested in our environmental, social and governance (“ESG”) efforts in support of the publication of our inaugural ESG report in February 2022, as well as in our diversity and inclusion initiatives.

Expanded Clinical Education and Training	In 2021, our Clinical Professional Development (CPD) team continued to enhance our surgeon education program through the development of comprehensive in-person training labs and virtual content to demonstrate the benefits of our innovative products and procedures. In September 2021, we announced the opening of our East Coast Experience Center in Englewood, NJ, which complements our West Coast Experience Center in San Diego, CA and hosts competency-based courses and cadaveric trainings on our procedurally integrated solutions and showcases our Pulse platform in a demonstration lab.

Not ice of 2022

Annual Meeting of Stockholders

2022 Annual Meeting of Stockholders

Date: May 11, 2022	Time: 8:00 a.m. Mountain time	Place: The meeting will be held virtually at www.proxydocs.com/NUVA

Items of Business

Proposal 1	Election of Directors: To elect two “Class III” Directors to hold office until the 2025 Annual Meeting of Stockholders and until their successors are elected and qualified;

Proposal 2	Ratification of Independent Auditor: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

Proposal 3	Annual “Say-on-Pay” Vote: To hold a non-binding advisory vote on the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2021; and

To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in-person. The accompanying proxy materials include instructions on how to participate in the meeting and how you may vote your shares.

Our Board of Directors recommends a vote “FOR” each of the Director nominees and “FOR” Proposals 2 and 3. Only stockholders of record at the close of business on March 22, 2022, the Record Date, will be entitled to notice of, and to vote at, the 2022 Annual Meeting. For ten days prior to the Annual Meeting, a complete list of the stockholders of record on March 22, 2022, will be available at our principal executive offices, located at 12101 Airport Way, Broomfield, CO 80021, for examination during ordinary business hours by any stockholder for any purpose relating to the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting virtually via the internet, we encourage you to vote your shares. You can vote your shares via the internet, telephone or mail, and instructions regarding all three methods of voting are provided on the proxy card. If you hold shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from such firm, bank or other nominee to vote your shares.

By order of the Board of Directors,

J. Christopher Barry, Chief Executive Officer

March 30, 2022

Solicitation of Proxies for Annual

Meeting of Stockholders

This proxy statement (this “Proxy Statement”) and the accompanying proxy are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of NuVasive, Inc. (the “Company” or “NuVasive”) for use at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”), and any adjournments or postponements thereof, for the purposes described in the Notice of 2022 Annual Meeting of Stockholders.

The Annual Meeting will be held virtually on May 11, 2022 at 8:00 a.m. Mountain time. You will be able to attend the Annual Meeting virtually via the internet and vote and submit questions by visiting www.proxydocs.com/NUVA. The Board of Directors has made proxy materials available on the internet, and, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies by the Board for use at the Annual Meeting. The Proxy Statement for the Annual Meeting was filed with the U.S. Securities and Exchange Commission on March 30, 2022, which is also the approximate date on which the Proxy Statement and the accompanying proxy were first sent or made available to stockholders.

Important notice regarding the internet availability of proxy materials for the NuVasive, Inc. 2022 Annual Meeting of Stockholders

The NuVasive, Inc. Proxy Statement and Annual Report for the fiscal year ended

December 31, 2021 are available electronically at www.proxydocs.com/NUVA

Your Vote is Important

All stockholders of record at the close of business on March 22, 2022 are invited to attend and vote their shares at the NuVasive, Inc. 2022 Annual Meeting of Stockholders to be held virtually on May 11, 2022.

Whether or not you plan to attend the Annual Meeting virtually via the internet, we encourage you to read the accompanying Proxy Statement and submit your proxy or voting instructions as soon as possible to vote your shares.

Vote by internet, telephone, mail, or at the annual meeting.

For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the question “How do I Vote my Shares?” in the accompanying Proxy Statement, or, if you requested printed proxy materials by mail, your enclosed proxy card. This will ensure the presence of a quorum at the Annual Meeting. If you attend the Annual Meeting virtually, you may vote via the internet during the meeting if you wish to do so, even if you have previously submitted your proxy or voting instructions.

2022 Annual Meeting of Stockholders	NuVasive, Inc. Proxy Statement

Proxy Statement Summary

The following summary information is provided to assist you in reviewing the Proxy Statement for the Annual Meeting. It does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting Highlights

2022 Annual Meeting of Stockholders

Date: May 11, 2022	Time: 8:00 a.m. Mountain time	Place: The meeting will be held virtually at www.proxydocs.com/NUVA

Record Date: March 22, 2022

Proposals and Voting Recommendations

Proposal 1

Election of Directors: To elect two “Class III” Directors to hold office until the 2025 Annual Meeting of Stockholders and until their successors are elected and qualified (see page 1)

The Board recommends a vote “FOR” each Director Nominee

Proposal 2

Ratification of Independent Auditor: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (see page 32)

The Board recommends a vote “FOR” Proposal 2

Proposal 3

Annual “Say-on-Pay” Vote: To hold a non-binding advisory vote on the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2021 (see page 35)

The Board recommends a vote “FOR” Proposal 3

Director Nominee Background/Skills

Director Name	Member Since	Director Background/Skills							Current Committee Service
		Healthcare	Leadership	Finance	Innovation	Global	Law	Hospital

Robert F. Friel (Independent)	Feb 2016	✓	✓	✓		✓			Compensation: Member

Daniel J. Wolterman (Independent)	Jul 2015	✓			✓			✓	Compensation: Chair

At the Annual Meeting, we are asking our stockholders to elect two individuals nominated for re-election to our Board as “Class III” Directors. Our Board currently consists of ten Directors and is divided into three classes. Our current Class III Directors are Robert F. Friel, Donald J. Rosenberg, Esq., and Daniel J. Wolterman, and each of their terms as a Director will expire at the Annual Meeting. Mr. Rosenberg will retire from the Board when his term expires at the Annual Meeting. Our Board nominated Mr. Friel and Mr. Wolterman for re-election as Class III Directors at the Annual Meeting. Effective upon Mr. Rosenberg’s retirement, the Board has approved a reduction in the size of the Board from ten to nine directors.

2022 Annual Meeting of Stockholders	i	NuVasive, Inc. Proxy Statement

PROXY STATEMENT SUMMARY (CONT.)

Compensation and Governance Highlights

Our executive compensation program emphasizes pay-for-performance and is designed to motivate our executives to achieve overall Company goals, specific business goals and individual performance goals. During 2021, we grew our U.S. Spinal Hardware and U.S. Surgical Support business lines, and we drove strong performance in our International business which delivered double-digit net sales growth for the year. Overall, we reported global net sales of $1.139 billion in 2021, an increase of 8.4 percent on a reported basis. However, we continued to experience challenges associated with the COVID-19 pandemic, and our financial performance was affected by lower surgical volumes and deferred elective procedures, as well as healthcare staffing shortages. As a result, we did not achieve the financial targets established for our 2021 annual bonus plan, and the 2021 annual bonus plan was funded below target.

98% of NuVasive stockholders voted in favor of our “say-on-pay” proposal at the 2021 Annual Meeting

Compensation Practices and Policies (see page 51)

✓ Clawback policy for incentive compensation, if material restatement ✓ No tax gross-ups for payments upon a change-in-control ✓ Stock Ownership Guidelines for Directors and senior management	✓ Independent compensation consultant engaged by Compensation Committee ✓ Compensation risk assessment conducted annually ✓ Hedging transactions prohibited under the Company’s Insider Trading Policy

Corporate Governance Practices and Policies (see page 18)

Our nine continuing Directors exhibit an effective mix of skills, experience, diversity and perspectives which include:

Healthcare	Leadership	Finance	Innovation	Global	Law	Government	Hospital

Board composition of continuing Directors:

89%	4.5 years	58 years	33%	11%

of Board members are independent	average Director tenure	average Director age	of Board members are female	of Board members are underrepresented minorities

✓ Our Board structure provides for a Lead Independent Director ✓ Our independent Directors meet frequently in executive session ✓ Our Board and Committees engage in annual self-evaluations

✓  Our Chief Executive Officer does not serve as
our Board Chair

✓  Our Board service is limited by our retirement age
policy (Directors may not stand for election after age 72)

✓  We have majority voting for uncontested
Director elections

2022 Annual Meeting of Stockholders	ii	NuVasive, Inc. Proxy Statement

Proposal 1

Election of Directors

At the Annual Meeting, we are asking our stockholders to elect two individuals nominated for re-election to our Board as “Class III” Directors. Our Board currently consists of ten Directors and is divided into three classes. Our current Class III Directors are Robert F. Friel, Donald J. Rosenberg, Esq., and Daniel J. Wolterman, and each of their terms as a Director will expire at the Annual Meeting. Mr. Rosenberg will retire from the Board when his term expires at the Annual Meeting. Our Board nominated Mr. Friel and Mr. Wolterman for re-election as Class III Directors at the Annual Meeting. Effective upon Mr. Rosenberg’s retirement, the Board has approved a reduction in the size of the Board from ten to nine directors.

Our Board recommends you vote “FOR” each of Robert F. Friel and Daniel J. Wolterman to serve as a Class III Director.

Information regarding Messrs. Friel and Wolterman, including the qualifications, attributes and skills that led our Board to nominate each as a Director, can be found below under “Board Members and Nominees for Election.”

Messrs. Friel and Wolterman have each indicated that they are willing and able to serve as Directors. If any of the Board’s nominees for Director declines to serve or becomes unavailable for any reason, or in the event of a Board vacancy, the Nominating, Corporate Governance and Compliance Committee (the “Nominating Committee”) may seek out other potential Director candidates, and one or more of such candidates may be elected as a Director in accordance with the Company’s organizational documents. If Messrs. Friel and Wolterman are elected at the Annual Meeting, each will serve as a Class III Director for a three-year term until the 2025 Annual Meeting of Stockholders, or his earlier resignation, death, or removal, and in each case until their respective successors are duly elected and qualified.

As each of the nominees for Director is an incumbent Director, if a nominee fails to receive “FOR” votes representing a majority of votes cast, the Director shall promptly tender his resignation to the Board, subject to acceptance by the Board. The Nominating Committee of the Board would then be charged with making a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the recommendation of the Nominating Committee, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision. If the Board determines not to accept the resignation of the incumbent Director, the incumbent Director will continue to serve until his successor is duly elected, or his earlier resignation, death, or removal.

Vote Required and Board Recommendation

Directors are elected by a majority of the votes cast at the Annual Meeting. A majority of votes cast means that the number of shares voted “FOR” a nominee exceeds the number of votes cast “AGAINST” that nominee. Votes to “ABSTAIN” and broker non-votes are not counted as votes cast with respect to that Director and will have no direct effect on the outcome of the election of Directors.

The Board of Directors recommends that stockholders vote “FOR” the election of each of Robert F. Friel and Daniel J. Wolterman as a “Class III” Director.

2022 Annual Meeting of Stockholders	1	NuVasive, Inc. Proxy Statement

Board Members and

Nominees for Election

In this section of the Proxy Statement, we discuss the composition of our Board of Directors, the Directors standing for election at the Annual Meeting, and Directors not standing for election at the Annual Meeting and continuing in office.

Board of Directors Overview

As we continue to focus on developing innovative and enabling technologies to drive increased adoption of less-invasive surgery and help improve clinical, operational and financial outcomes, we rely on our talented and experienced Board to provide leadership, guidance and oversight. Our Board is comprised of individuals with a strong background in executive leadership and management, accounting and finance, and Company and industry knowledge. We believe that the diversity of our Directors’ backgrounds and experiences results in different perspectives, ideas, and viewpoints, which make our Board more effective in carrying out its duties. We believe that our Directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term interests of our stockholders.

Our nine continuing Directors exhibit an effective mix of skills, experience, diversity and perspectives.

89%	4.5 years	58 years	33%	11%

of Board members are independent	average Director tenure	average Director age	of Board members are female	of Board members are underrepresented minorities

Healthcare Nine have significant healthcare industry experience	Leadership Six have leadership experience as public company executives

Finance Three have accounting and finance experience as prior chief financial officers	Innovation Three have significant product development and innovation experience

Global Six have significant international business experience	Law One is a lawyer with compliance and risk management experience

Government One has prior government leadership experience (Centers for Medicare & Medicaid Services)	Hospital One has prior hospital system leadership experience (Memorial Hermann)

2022 Annual Meeting of Stockholders	2	NuVasive, Inc. Proxy Statement

BOARD MEMBERS AND NOMINEES FOR ELECTION (CONT.)

Our Board of Directors

The table below lists the name, age and certain other information of each member of the Board, as of March 22, 2022, the Record Date for our Annual Meeting. We have also included below a summary of the business experience of each of our Directors and their educational background, including a discussion of the qualifications, attributes and skills that led our Board to the conclusion that each of our Directors should serve as a Director of NuVasive. There are no family relationships among any of the Company’s Directors or executive officers.

Board Member	Age	Director Class	Term Expires(1)	Committee Membership(2)
				Audit	Compensation	Nominating

J. Christopher Barry	49	I	2023	—	—	—

Vickie L. Capps+	60	II	2024	Chair	—

John A. DeFord, Ph.D.+	60	II	2024	—	—

Robert F. Friel+	66	III	2022	—		—

R. Scott Huennekens+	57	II	2024		—	—

Siddhartha C. Kadia, Ph.D.+	52	II	2024	—		—

Leslie V. Norwalk, Esq.+	56	I	2023		—	Chair

Amy Belt Raimundo+	48	I	2023	—		—

Donald J. Rosenberg, Esq.+ (3)	71	III	2022	—

Daniel J. Wolterman+ †	65	III	2022	—	Chair	—

+	Denotes an independent Director.

†	Mr. Wolterman currently serves as Board Chair.

(1)	Term expires at Annual Meeting of Stockholders in year indicated.

(2)	Reflects membership as of the Record Date on each of the Board’s three standing committees: Audit Committee, Compensation Committee and Nominating, Corporate Governance and Compliance Committee.

(3)	Mr. Rosenberg will retire from the Board when his term expires at the Annual Meeting.

2022 Annual Meeting of Stockholders	3	NuVasive, Inc. Proxy Statement

BOARD MEMBERS AND NOMINEES FOR ELECTION (CONT.)

Directors Standing for Election at the Annual Meeting

Set forth below is information as of March 22, 2022, regarding the two Director nominees for election as Class III Directors at the Annual Meeting: Robert F. Friel and Daniel J. Wolterman.

Board member since February 2016 Member of Compensation Committee

Robert F. Friel

Mr. Friel most recently served as the Chairman and Chief Executive Officer of PerkinElmer, Inc., a global leader focused on improving the health and safety of people and the environment, until his retirement in December 2019.

Mr. Friel served as PerkinElmer’s Chief Executive Officer from February 2008 until December 2019 and Chairman from April 2009 until December 2019. From August 2007 to January 2019, Mr. Friel also served as PerkinElmer’s President. Since joining PerkinElmer in February 1999 as Chief Financial Officer, Mr. Friel also held the roles of Chief Operating Officer and Vice Chairman and President of PerkinElmer’s Life and Analytical Sciences unit. Prior to joining PerkinElmer, he held several senior management positions with AlliedSignal, Inc., now Honeywell International.

Mr. Friel’s executive experience with a global human and environmental health company, including experience as a chief financial officer, provide valuable leadership and financial experience to our Board.

	Healthcare	Leadership	Finance	Global

Business Experience

•   PerkinElmer, Inc., Chairman and CEO (prior roles include President and CFO)

•   AlliedSignal, Inc., Vice President, Treasurer

Current Public Company Boards

•   West Pharmaceutical Services, Inc. (Member of Audit Committee, Member of Innovation and Technology Committee, Member of Finance Committee)

•   Xylem, Inc. (Chairman of the Board, Member of Nominating and Governance Committee)

Educational/Professional Background

•   Bachelor’s Degree in economics from Lafayette College

•   Master’s Degree in taxation from Fairleigh Dickinson University

Additional Information

•   Previously served on Board of Directors of PerkinElmer, Inc. (2006-2019) and CareFusion Corporation (2009-2015)

2022 Annual Meeting of Stockholders	4	NuVasive, Inc. Proxy Statement

BOARD MEMBERS AND NOMINEES FOR ELECTION (CONT.)

Board member since July 2015 Chairman of the Board Chair of Compensation Committee

Daniel J. Wolterman

Mr. Wolterman is currently Chief Executive Officer of Wolterman Consulting LLC, a provider of strategic and operational consulting services to healthcare providers and other entities.

From January 2018 to May 2019, Mr. Wolterman served as Chief Executive Officer of ColubrisMX, Inc. and X-Cath, Inc., both privately held medical device companies. Mr. Wolterman previously served as President and Chief Executive Officer of Memorial Hermann Health System, the largest not-for-profit health system in Southeast Texas, from 2002 until his retirement from Memorial Hermann in May 2016. He has more than 40 years of experience in the healthcare industry and a long history of community involvement.

Mr. Wolterman’s extensive knowledge of the healthcare industry and his leadership of a large health system provide valuable perspective and guidance to our Board. Additionally, as a leader of and consultant for medical device companies, he brings product and technology experience to the Board.

	Healthcare	Innovation	Hospital	Hospital

Business Experience

•   Wolterman Consulting, LLC, CEO

•   ColubrisMX, Inc., CEO

•   X-Cath, Inc., CEO

•   Memorial Hermann Health System, President and CEO

Current Public Company Boards

•   Hyperfine, Inc. (Member of Audit Committee, Chair of Nominating and Corporate Governance Committee)

Educational/Professional Background

•   Bachelor’s Degree in business administration and a Master of Business Administration Degree in finance from the University of Cincinnati

•   Master’s Degree in healthcare administration from Xavier University

Additional Information

•   Previously served on Board of Directors of Invuity, Inc. (2017-2018) and Volcano Corporation (2013-2015)

2022 Annual Meeting of Stockholders	5	NuVasive, Inc. Proxy Statement

BOARD MEMBERS AND NOMINEES FOR ELECTION (CONT.)

Directors Continuing in Office

Set forth below is information as of March 22, 2022, regarding the seven Directors continuing in office and who are not up for election at the Annual Meeting: J. Christopher Barry, Vickie L. Capps, John A. DeFord, Ph.D., R. Scott Huennekens, Siddhartha C. Kadia, Ph.D., Leslie V. Norwalk, Esq., and Amy Belt Raimundo.

Board member since February 2018 Chief Executive Officer

J. Christopher Barry

Mr. Barry has served as our Chief Executive Officer and a Director since November 2018.

Prior to joining NuVasive, Mr. Barry served as Senior Vice President and President of Surgical Innovations for Medtronic plc, a global medical technology company, from January 2015 to October 2018. Mr. Barry joined Medtronic following its January 2015 acquisition of Covidien plc, a global healthcare technology and medical supplies provider. Mr. Barry previously spent 15 years with Covidien in various sales and leadership roles, most recently as President, Advanced Surgical Technologies, from October 2013 to January 2015.

Mr. Barry’s executive experience in the medical technology industry, including his experience as a strategic operator who has led teams globally, managed complex research and development programs and driven commercial initiatives, provides operational and strategic knowledge in the medical technology industry and valuable leadership experience to our Board.

	Healthcare	Leadership	Global

Business Experience

•  NuVasive, Inc., CEO

•  Medtronic plc, Senior Vice President and President of Surgical Innovations

•  Covidien plc, President, Advanced Surgical Technologies

Current Public Company Boards

•  N/A

Educational/Professional Background

•  Bachelor’s Degree in environmental science from Texas Tech University

2022 Annual Meeting of Stockholders	6	NuVasive, Inc. Proxy Statement

BOARD MEMBERS AND NOMINEES FOR ELECTION (CONT.)

Board member since June 2015 Chair of Audit Committee Member of Nominating Committee

Vickie L. Capps

Ms. Capps previously served as chief financial officer of several public and private companies. From 2002 to 2013, Ms. Capps served as the Executive Vice President, Chief Financial Officer and Treasurer at DJO Global, Inc. a leading global provider of medical device solutions for musculoskeletal health, vascular health and pain management, where she was recognized as CFO of the Year by the San Diego Business Journal in 2009 and 2010. Earlier in her career, she served as a senior audit and accounting professional at Ernst & Young LLP.

Ms. Capps’ executive leadership at global companies in the healthcare industry, including her financial expertise as a chief financial officer, provide valuable financial and accounting experience to our Board.

	Healthcare	Leadership	Finance	Global

Business Experience

•   Consonance Capital Partners, Senior Advisory Board Member

•   DJO Global, Inc., Chief Financial Officer

•   Ernst & Young LLP

Current Public Company Boards

•   Amedisys, Inc. (Chair of Audit Committee, Member of Compensation Committee, Member of Nominating and Corporate Governance Committee)

•   Janux Therapeutics, Inc. (Chair of Audit Committee)

•   Otonomy, Inc. (Chair of Audit Committee, Member of Corporate Governance and Nominating Committee)

•   Silverback Therapeutics, Inc. (Chair of Audit Committee, Member of Nominating and Corporate Governance Committee)

Educational/Professional Background

•   Bachelor’s Degree in business administration/accounting from San Diego State University

•   California Certified Public Accountant

Additional Information

•   Board of Directors, San Diego State University Research Foundation

•   Previously served on Board of Directors of Synthorx, Inc. (2018-2020) and Connecture, Inc. (2014-2018)

2022 Annual Meeting of Stockholders	7	NuVasive, Inc. Proxy Statement

BOARD MEMBERS AND NOMINEES FOR ELECTION (CONT.)

Board member since February 2018 Member of Nominating Committee

John A. DeFord, Ph.D.

Dr. DeFord is currently Chairman, CEO and President of Samothrace Medical Innovations, Inc.

Dr. DeFord previously served as the Executive Vice President and Chief Technology Officer for Becton, Dickinson and Company (BD), a global medical technology company, from June 2018 until his retirement in May 2021. Dr. DeFord served as Senior Vice President, Research and Development, Interventional Segment for BD from December 2017 to June 2018 following its acquisition of C.R. Bard, Inc., where he had served as Senior Vice President, Science, Technology and Clinical Affairs since June 2007. Dr. DeFord joined Bard in 2004, and served in science and technology roles of increasing responsibility since that time. Prior to joining Bard, Dr. DeFord was Managing Director of Early Stage Partners LP, a venture capital fund. Prior to joining Early Stage Partners, Dr. DeFord was President and CEO of Cook Incorporated, a privately held medical device manufacturer.

Dr. DeFord brings to our Board valuable strategy, technology development and clinical affairs leadership experience within the medical device industry, having served as an executive at large global healthcare companies.

	Healthcare	Leadership	Innovation	Global

Business Experience

•   Samothrace Medical Innovations, Inc., Chairman, CEO and President

•   Becton, Dickinson and Company, Executive Vice President and Chief Technology Officer (prior roles include Senior Vice President, Research and Development)

•   C.R. Bard, Inc., Senior Vice President, Science, Technology and Clinical Affairs

Current Public Company Boards

•   Nordson Corporation (Member of Audit Committee)

Educational/Professional Background

•   Bachelor’s Degree and Master’s Degree in electrical engineering from Purdue University

•   Ph.D. in electrical/biomedical engineering from Purdue University

Additional Information

•   Published in numerous scientific journals and holds numerous patents and multiple industry honors

2022 Annual Meeting of Stockholders	8	NuVasive, Inc. Proxy Statement

BOARD MEMBERS AND NOMINEES FOR ELECTION (CONT.)

Board member since October 2018 Member of Audit Committee

R. Scott Huennekens

Mr. Huennekens most recently served as the President, Chief Executive Officer and Chairman of the Board of Verb Surgical, a start-up company formed by Google and Johnson & Johnson to develop an advanced digital surgery platform, from August 2015 to December 2018.

Prior to joining Verb Surgical, Mr. Huennekens was the President, Chief Executive Officer and a member of the Board of Directors of Volcano Corporation, a medical technology company focused on diagnostic and therapeutic solutions for coronary and peripheral artery disease, from 2002 until Volcano was acquired by Royal Philips in February 2015. Prior to joining Volcano, Mr. Huennekens served as the President and Chief Executive Officer of Digirad Corporation, a diagnostic imaging solutions provider, and previously served as its Chief Financial Officer.

Mr. Huennekens brings to our Board medical device leadership experience and strategic insight, as well as significant knowledge and experience in robotics, data analytics and advanced surgical technologies. Additionally, his experience as a former chief financial officer brings valuable financial expertise to our Board.

	Healthcare	Leadership	Innovation	Finance

Business Experience

•   Verb Surgical, President, CEO and Chairman

•   Volcano Corporation, President and CEO

Current Public Company Boards

•   Acutus Medical, Inc. (Chairman of the Board)

•   Envista Holdings Corporation (Chairman of the Board, Member of Audit Committee)

•   Hyperfine, Inc. (Executive Chairman of the Board)

Educational/Professional Background

•   Bachelor’s Degree in business administration from the University of Southern California

•   Master of Business Administration Degree from Harvard Graduate School of Business

Additional Information

•   Previously served on Board of Directors of Reva Medical Corp. (2015-2018), Endochoice Holdings, Inc. (2013-2016) and Volcano Corporation (2006-2015)

•   Member of the Board of Directors and past Chairman of the Medical Device Manufacturers Association

2022 Annual Meeting of Stockholders	9	NuVasive, Inc. Proxy Statement

BOARD MEMBERS AND NOMINEES FOR ELECTION (CONT.)

Board member since February 2021 Member of Compensation Committee

Siddhartha C. Kadia, Ph.D.

Dr. Kadia is currently the Chief Executive Officer of Berkeley Lights, Inc., a leader in digital cell biology.

Prior to joining Berkeley Lights, Dr. Kadia served as President and CEO of EAG Laboratories, a global scientific services company providing analytical testing and consulting solutions, from 2014 through 2018. Prior to joining EAG Laboratories, Dr. Kadia spent nine years with Life Technologies Corporation and its predecessor Invitrogen Corporation. Dr. Kadia held a number of management positions, including President of the Life Sciences Division, Chief Marketing Officer, President of Life Technologies Greater China and President of Life Technologies Japan Ltd. Prior to joining Life Technologies, Dr. Kadia was a management consultant at McKinsey & Company in the Healthcare Practice, assisting global medical device companies, local and state governments and healthcare providers.

Dr. Kadia brings to our Board medical technology leadership experience, including international leadership experience, as well as significant knowledge and experience commercializing disruptive medical technology.

	Healthcare	Leadership	Innovation	Global

Business Experience

•   Berkeley Lights, Inc., CEO

•   EAG Laboratories, President and CEO

•   Life Technologies, President, Life Sciences Division

•   McKinsey & Company, Management Consultant

Current Public Company Boards

•   ALS Limited (Member of Sustainability and Innovation Committee, Member of the People Committee, Member of the Nomination Committee)

•   Berkeley Lights, Inc.

•   IsoPlexis Corporation (Chair of Nominating and Corporate Governance Committee)

Educational/Professional Background

•   Bachelor’s Degree in electronics and telecommunications from Gujarat University (India)

•   Master’s Degree in biomedical engineering from Rutgers University

•   Ph.D. in biomedical engineering from Johns Hopkins University

Additional Information

•   Previously served on Board of Directors of Horizon Discovery Group plc (2020), Newport Corporation (2014-2016), and Volcano Corporation (2013-2015)

2022 Annual Meeting of Stockholders	10	NuVasive, Inc. Proxy Statement

BOARD MEMBERS AND NOMINEES FOR ELECTION (CONT.)

Board member since May 2014 Chair of Nominating Committee Member of Audit Committee

Leslie V. Norwalk, Esq.

Ms. Norwalk is currently Strategic Counsel to Epstein Becker & Green, P.C., EBG Advisors and National Health Advisors. She also serves as a healthcare, regulatory and policy advisor to several private equity firms.

Ms. Norwalk previously served the Bush Administration as the Acting Administrator for the Centers for Medicare & Medicaid Services (CMS). She managed the day-to-day operations of Medicare, Medicaid, State Child Health Insurance Programs, Survey and Certification of health care facilities and other federal health care initiatives. For four years prior to that, she was the agency’s Deputy Administrator, responsible for the implementation of the hundreds of changes made under the Medicare Modernization Act, including the Medicare Prescription Drug Benefit. Prior to serving the Bush Administration, she practiced law in the Washington, D.C. office of Epstein Becker & Green, P.C. where she advised clients on a variety of health policy matters. She also served in the first Bush administration in the White House Office of Presidential Personnel, and the Office of the U.S. Trade Representative. Ms. Norwalk currently sits on the boards of directors of several private companies, and she is a member of APCO Worldwide’s International Advisory Council.

Ms. Norwalk’s deep knowledge of, and experience with, the healthcare industry and government regulations provides valuable guidance and insight to our Board. Additionally, with her legal background, she brings important compliance and risk management experience to the Board.

	Healthcare	Law	Government

Business Experience

•   Epstein Becker & Green, P.C., EBG Advisors and National Health Advisors, Special Counsel

•   Centers for Medicare and Medicaid Services, Acting Administrator

Current Public Company Boards

•   Arvinas, Inc. (Member of Audit Committee)

•   Centene Corporation (Member of Compliance Committee, Member of Environmental and Social Responsibility Committee, Member of Government and Regulatory Affairs Committee)

•   ModivCare Inc. (Chair of Nominating and Governance Committee, Member of Audit Committee)

•   Neurocrine Biosciences, Inc. (Chair of Nominating / Corporate Governance Committee)

Educational/Professional Background

•   Bachelor’s Degree, cum laude, in economics and international relations from Wellesley College

•   Juris Doctor Degree from the George Mason University School of Law

Additional Information

•   Previously served on Board of Directors of Press Ganey Associates, Inc. (2012-2016), Volcano Corporation (2011-2015), Endologix, Inc. (2015-2020), and Magellan Health, Inc. (2019-2022)

2022 Annual Meeting of Stockholders	11	NuVasive, Inc. Proxy Statement

BOARD MEMBERS AND NOMINEES FOR ELECTION (CONT.)

Board member since August 2021 Member of Compensation Committee

Amy Belt Raimundo

Ms. Raimundo is currently a Managing Partner of Convey Capital, a venture capital fund focused on making investments in healthcare technology.

From October 2016 through June 2021, Ms. Raimundo served as a Managing Director of Kaiser Permanente Ventures, a venture capital arm of Kaiser Permanente that focuses on investments in health information technology, digital health, healthcare services, medical devices and diagnostics and precision medicine. Prior to joining Kaiser Permanente Ventures, Ms. Raimundo was the Chief Business Officer of Evidation Health, a health analytics data company, from March 2015 through October 2016. Prior to joining Evidation Health, Ms. Raimundo served as Vice President of Covidien Ventures from September 2010 through February 2015, and as Vice President of Advanced Technology Ventures from November 2006 through September 2010. She also previously held operating roles at Guidant Corporation and served as a management consultant for APM/CSC Healthcare where she optimized clinical workflow and guidelines for major hospital systems. Ms. Raimundo is a Kauffman Venture Fellow as well as founder and President of Medtech Women, a nonprofit organization dedicated to highlighting women leaders in the medical technology industry.

Ms. Raimundo brings to our Board extensive knowledge of health information technology, digital health, and diagnostics and precision medicine, having experience investing into and commercializing novel healthcare technology for more than 20 years.

	Healthcare	Leadership	Finance	Global

Business Experience

•  Convey Capital, Managing Partner

•  Kaiser Permanente Ventures, Managing Director

•  Evidation Health, Chief Business Officer

•  Covidien Ventures, Vice President

•  Advanced Technology Ventures, Vice President

Current Public Company Boards

•  N/A

Educational/Professional Background

•  Bachelor’s Degree in economics from Yale University

•  Master of Business Administration Degree from University of California at Berkeley

2022 Annual Meeting of Stockholders	12	NuVasive, Inc. Proxy Statement

Director Identification,

Selection and Evaluation

In this section of the Proxy Statement, we discuss how Director nominees are identified and considered for election to our Board, as well as our process for evaluating Board effectiveness.

Identification and Evaluation of Director Nominees

One of the Nominating Committee’s key responsibilities is the identification and evaluation of Director nominees. The Nominating Committee believes that the Company is well served by its current Directors, but also believes that Board refreshment is important as our business grows and evolves over time, and that fresh viewpoints and perspectives are regularly considered. Since 2018, the Nominating Committee has helped identify and recruit five new Directors to join our Board to replace four Directors who have retired or left our Board.

Our Board has demonstrated a commitment to Board refreshment,

and since 2018, five new Directors have joined our Board.

The average Board tenure of the nine Directors continuing in office now stands at 4.5 years.

In the ordinary course, absent special circumstances, the Nominating Committee will generally re-nominate incumbent Directors who continue to be qualified for Board service and are willing to continue as Directors. From time to time, the Nominating Committee may also consider and evaluate potential new Director candidates who meet the criteria for selection as a Board nominee and have specific qualities or skills identified by the Board, and one or more of such candidates may be appointed as Directors as appropriate and in accordance with the Company’s organizational documents.

Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references. In addition, candidates will be interviewed by members of the Nominating Committee. Candidates meriting serious consideration will also meet other members of the Board. Based on this input, the Nominating Committee will evaluate whether a prospective candidate is qualified to serve as a Director and whether the Nominating Committee should recommend to the Board whether such candidate should be appointed to fill a vacancy on the Board, or presented for approval of the stockholders, as appropriate.

2022 Annual Meeting of Stockholders	13	NuVasive, Inc. Proxy Statement

DIRECTOR IDENTIFICATION, SELECTION AND EVALUATION (CONT.)

Board Membership Criteria

In identifying and evaluating Director candidates for appointment or re-election to the Board, the Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board, seeks to ensure that at least a majority of the Directors are independent under the rules of the Nasdaq Stock Market (“Nasdaq”), and that members of the Audit Committee meet the financial literacy and sophistication requirements under Nasdaq and Securities and Exchange Commission (“SEC”) rules (including that at least one member qualifies as an “audit committee financial expert” under the rules of the SEC). Nominees for Director are selected based on their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties. Additionally, the Nominating Committee will consider diversity in personal and professional backgrounds and seeks diverse individuals, such as women and individuals from underrepresented minority groups, to include in the pool of candidates for Board nomination; however, there is no formal policy with respect to diversity considerations in identifying Director nominees. In assessing Director candidates, the Nominating Committee will also consider the retirement age policy under our Corporate Governance Guidelines. The Company’s retirement age policy provides that a Director may not stand for re-election after age 72, but need not resign until the end of his or her term.

Since 2018, we have brought additional skills and experience to the Board with the addition of five new Directors: Mr. Barry, Dr. DeFord, Mr. Huennekens, Dr. Kadia, and Ms. Raimundo. As a result of our retirement age policy, two of our Directors did not stand for re-election at our 2018 Annual Meeting and retired as Directors immediately following the 2018 Annual Meeting. In anticipation of their retirement, the Board engaged a director search firm to identify potential new Director candidates. The Nominating Committee oversaw the Director search process, which led to the recruitment of Dr. DeFord and Mr. Huennekens. Upon the recommendation of the Nominating Committee, the Board approved the election of Dr. DeFord and Mr. Huennekens (elected in February 2018 and October 2018, respectively), each to serve as a Class II Director. In August 2019, one of our Directors resigned from the Board for personal reasons. The Board subsequently undertook an assessment of our Board composition and commenced a new Director recruitment process beginning in November 2019. The recruitment process was further extended due to the retirement of Gregory T. Lucier from the Board in May 2021. The Nominating Committee oversaw this process, which led to the recruitment of Dr. Kadia and Ms. Raimundo. Upon the recommendation of the Nominating Committee, the Board approved the election of Dr. Kadia in February 2021 to serve as a Class II Director and the election of Ms. Raimundo in August 2021 to serve as a Class I Director.

Messrs. Friel and Wolterman have each been nominated for re-election as Class III Directors at the Annual Meeting. The Nominating Committee and the Board believe that each of Messrs. Friel and Wolterman brings a strong and unique set of qualifications, attributes and skills and provides the Board as a whole with a balance of experience, leadership and competencies in areas of importance to our Company. In the section of this Proxy Statement captioned “Board Members and Nominees for Election”, we provide an overview of each Director nominee’s principal occupation, business experience and other directorships, together with other key attributes that we believe provide value to the Board, the Company and its stockholders.

Director Diversity

NuVasive is committed to director diversity and we believe it is important to have a balanced and diverse Board with members who bring a range of expertise, perspectives, experiences, and personal characteristics, including with regard to age, race, gender and ethnicity. In recent years, our Nominating Committee has made diversity a focus in its nominations process and, as a result, the diversity of our Board has increased.

Under Nasdaq Rule 5605(f) (Diverse Board Representation), Nasdaq-listed companies are required, subject to certain exceptions and transition periods, to: (1) have at least one director who self-identifies as a female, and (2) to have at least one director who self-identifies as Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, two or more races or ethnicities, or as LGBTQ+, or (3) to explain why the reporting company does not have at least two directors on its board who self-identify in the categories listed above. In addition, Rule 5606 (Board Diversity Disclosure) requires each Nasdaq-listed company, subject to certain exceptions, to provide statistical information about such company’s Board of Directors, in a uniform format, related to each director’s self-identified gender, race, and self-identification as LGBTQ+. As of the Record Date, the Company is in compliance with the diversity requirements under Nasdaq Rule 5605(f).

2022 Annual Meeting of Stockholders	14	NuVasive, Inc. Proxy Statement

DIRECTOR IDENTIFICATION, SELECTION AND EVALUATION (CONT.)

Pursuant to Nasdaq Rule 5605(f), the matrix below reports the diversity statistics of our Board based on the self-identified characteristics of our Directors:

Board Diversity Matrix (as of March 30, 2022)

Total number of Directors: 10

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	3	7	-	-

Part II: Demographic Background

– African American or Black	-	-	-	-

– Alaskan Native or Native American	-	-	-	-

– Asian	-	1	-	-

– Hispanic or Latinx	-	-	-	-

– Native Hawaiian or Pacific Islander	-	-	-	-

– White	3	6	-	-

– Two or More Races or Ethnicities	-	-	-	-

– LGBTQ+	-	-	-	-

– Did Not Disclose Demographic Background	-	-	-	-

Director Independence

Under our Corporate Governance Guidelines and Nasdaq rules, our Board is required to be comprised of a majority of independent Directors. The Nominating Committee evaluates our Directors’ compliance with Nasdaq rules regarding independence, as well as other factors, in making a recommendation to the Board as to whether Directors can be considered independent. Under applicable SEC and Nasdaq rules, the existence of certain “related party” transactions between a Director and the Company with dollar amounts above certain thresholds are required to be disclosed and preclude a finding by the Board that the Director is independent. In addition to transactions required to be disclosed under SEC and Nasdaq rules, the Board considered certain other relationships in making its independence determinations, and determined, in each case, that such other relationships did not impair the Director’s ability to exercise independent judgment on behalf of the Company. Based on the recommendation of the Nominating Committee, the Board determined that except for J. Christopher Barry, our Chief Executive Officer, all of our current Directors are independent under the Nasdaq rules and our Corporate Governance Guidelines. Gregory T. Lucier, who served as a Director through May 2021, was not considered independent as he previously served as our CEO through November 4, 2018.

2022 Annual Meeting of Stockholders	15	NuVasive, Inc. Proxy Statement

DIRECTOR IDENTIFICATION, SELECTION AND EVALUATION (CONT.)

Stockholder Recommendations for Director Nominees

In nominating candidates for election as a Director, the Nominating Committee will consider written proposals from stockholders for Director nominees. Any such nominations should be submitted to the Nominating Committee, care of the Secretary of the Company, and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a Director if elected), and (b) all information required by the Company’s Restated Bylaws, as amended (the “Bylaws”) (including the names and addresses of the stockholders making the nomination and the appropriate biographical information and a statement as to the qualification of the nominee). For more information, see the discussion under the caption “Other Information.”

The Company has never received a proposal from a stockholder to nominate a Director. Although the Nominating Committee has not adopted a formal policy with respect to stockholder nominees, the Nominating Committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Consideration of Director Board Service and “Over-Boarding”

As discussed above, in identifying and evaluating Director candidates for appointment or re-election to the Board, the Nominating Committee takes into consideration a candidate’s willingness to devote adequate time to Board duties. As part of the Board’s evaluation and assessment process, the Board considers individual Director performance, including attendance, participation and engagement at Board meetings. This is particularly important when considering Director candidates that serve on multiple boards of directors. As of the Record Date for the Annual Meeting, none of the Company’s Directors serve on more than five public company boards (including the NuVasive Board). Each of Ms. Capps and Ms. Norwalk serve on five public company boards (including the NuVasive Board).

Certain proxy advisory firms have adopted over-boarding policies, where they will recommend a vote against directors who serve on what the proxy advisory firm believes to be too many boards. Further, certain institutional investors will vote against directors if they believe they are over-boarded. These policies are generally intended to address concerns that directors on multiple boards may lack sufficient time to perform their board duties effectively. The Board acknowledges these concerns, but believes additional factors should be considered in determining whether a director on multiple boards should continue to serve on the Company’s Board. Among other things, the Board believes that consideration should be given to the skills and abilities that a Director brings to the Board, how a Director contributes to Board diversity and the overall mix of perspectives and backgrounds on the Board, and whether the Director dedicates the appropriate time, attention and energy to his or her Director duties. The Board discusses these considerations generally in connection with its evaluation and assessment process and specifically with both current Board members and Director candidates who serve on multiple boards of directors.

Evaluation of Board Effectiveness

On an annual basis, the Nominating Committee oversees a comprehensive Board evaluation and assessment process. The Board believes that an annual evaluation process is an important component of strong corporate governance practices and promoting ongoing Board effectiveness. Each year, the Board conducts a comprehensive evaluation and assessment process to review Board, Committee and Director effectiveness. The Board and each of its Committees performs a self-assessment to evaluate their effectiveness in fulfilling their obligations. As part of the process for the 2021 annual evaluation, outside corporate governance counsel conducted individual Director interviews to discuss Board and Committee effectiveness, as well as individual Director effectiveness. The Board, Committee and individual Director evaluations cover a wide range of topics, including, among others, the fulfillment of the Board and Committee responsibilities identified in the Corporate Governance Guidelines and charters for each Committee.

2022 Annual Meeting of Stockholders	16	NuVasive, Inc. Proxy Statement

DIRECTOR IDENTIFICATION, SELECTION AND EVALUATION (CONT.)

Our Board has implemented a comprehensive annual process to

review Board, Committee and Director effectiveness.

1 Evaluation Framework Established

The Nominating Committee reviews and recommends to the Board the annual evaluation framework and process, including the engagement of outside corporate governance counsel.

2 Comprehensive Questionnaires Completed

Directors complete comprehensive questionnaires regarding the Board and each Committee, providing feedback on topics including organization, responsibilities and effectiveness.

3 Questionnaire Responses Analyzed

Outside corporate governance counsel analyzes completed questionnaires and prepares summaries for the Board and each Committee, including topics and trends identified for follow-up.

4 Director Interviews Conducted

Outside corporate governance counsel meets with each Director individually to discuss topics and trends identified for follow-up, to discuss the Director's self-assessment and obtain feedback on effectiveness of other Directors.

5 Results and Findings Presented

Summaries are provided to the Board and each Committee. Outside corporate governance counsel presents results and findings and facilitates a discussion of potential areas for improvement.

6 Action Plans Developed

The Board and each Committee develop action plans for items requiring follow-up, discussion and/or consideration at the subsequent Board and Committee meetings, as appropriate.

The Board believes that the overall annual evaluation process works well and that using outside corporate governance counsel to conduct the individual Director interviews and to present the results and findings to the Board and the Committees leads to candid feedback and discussion. When feedback warrants follow-up with individual Directors, the Chair of the Nominating Committee will work directly with each Director, as appropriate. As a result of the Board evaluation process, the Company will often update its Board topical calendar and meeting planner for the ensuing year to incorporate feedback from the Board. For example, the Company recently modified the frequency and time allocation for certain meeting topics and dedicated more time for hands-on demonstrations and discussions of Company products and technology. Further, the process can help elevate discussion topics to action items, including matters related to Board composition, Board diversity, and Board succession planning.

2022 Annual Meeting of Stockholders	17	NuVasive, Inc. Proxy Statement

Board Governance and

Corporate Responsibility

In this section of the Proxy Statement, we discuss our approach to Board governance and corporate responsibility and sustainability. We also discuss how our Board and Company have taken steps to respond to COVID-19.

Our Board has adopted a number of governance best practices:

Our Board structure provides for a Lead Independent Director	Our Independent Directors meet frequently in executive session	Our Board and Committees engage in annual self- evaluations

Our Chief Executive Officer does not serve as our Board Chair	Our Board service is limited by our retirement age policy (Directors may not stand for election after age 72)	We have majority voting for uncontested Director elections

We are committed to maintaining the highest standards of corporate governance. As discussed below under “Board Leadership and Organization Structure,” our Board has established three standing committees to assist in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee and the Nominating Committee. In addition to its responsibilities related to Director nominations, Board structure and composition, and corporate governance matters, the Nominating Committee also has oversight responsibilities for quality and regulatory matters, ethics and compliance matters, and other related matters. Additionally, in February 2019, the Nominating Committee’s charter was revised to reflect that it would assume responsibility for periodically reviewing and revising our Code of Conduct, as well as addressing violations thereof.

Corporate Governance Guidelines

Our Corporate Governance Guidelines are designed to address effective corporate governance of our Company. Our Corporate Governance Guidelines cover topics including, but not limited to, Director independence and qualification criteria, Director responsibilities, Director compensation, Board evaluation, Committee matters, and succession planning. Our Corporate Governance Guidelines are reviewed regularly by the Nominating Committee and revised when appropriate.

2022 Annual Meeting of Stockholders	18	NuVasive, Inc. Proxy Statement

BOARD GOVERNANCE AND CORPORATE RESPONSIBILITY (CONT.)

In recent years, we have revised our Corporate Governance Guidelines to clarify the role of the Lead Independent Director, and to update language regarding Director independence and executive sessions of independent Directors. We also made other changes to clarify the process for the Chief Executive Officer performance review and compensation determinations, including the role of the Compensation Committee and the independent compensation consultant. Overall, we believe these changes help further advance corporate governance and improve the overall organization and readability of the Corporate Guidelines.

Code of Conduct

We have adopted a Code of Conduct, which includes our code of ethics for our senior financial officers. The Code of Conduct applies to all of our officers, employees and Directors and establishes policies pertaining to, among other things, employee conduct in the workplace, workplace safety, confidentiality, conflicts of interest, accuracy of books, records and financial statements, securities trading, anti-corruption, competition laws, interactions with health care professionals and political and charitable activities. In February 2021, we revised the Code of Conduct to, among other things, reflect our commitment to diversity and inclusion and discuss our belief in responsible economic, social and environmental practices.

The Nominating Committee and the Audit Committee share oversight responsibilities related to the Code of Conduct. The Nominating Committee is responsible for oversight of compliance programs related to ethics and compliance and related matters, including the Company’s policies, procedures and practices designed to ensure compliance with applicable laws and regulations related to federal healthcare program requirements; the Fraud and Abuse Laws and other medical device laws; the Foreign Corrupt Practices Act; the Anti-Kickback Statute and other anti-bribery and anti-corruption laws. The Audit Committee is responsible for oversight of compliance matters relating to financial reporting, accounting, internal accounting controls, auditing and related matters.

The Audit Committee reviews and approves all waivers of the Code of Conduct for executive officers or Directors and provides for prompt disclosure of all waivers required to be disclosed under applicable law. We will disclose future amendments to the Code of Conduct, or waivers required to be disclosed under applicable law from the Code of Conduct for our principal executive officer, principal financial officer, principal accounting officer or controller, and our other executive officers and our Directors, on our website, www.nuvasive.com, within four business days following the date of the amendment or waiver.

In addition, we maintain an Integrity Hotline by which employees and third parties may report violations of the Code of Conduct or seek guidance on business conduct matters. The Integrity Hotline is a third-party hosted service and has multi-lingual representatives available to take calls 24 hours a day, seven days a week.

Information about corporate governance at NuVasive, including our key governance documents, can be found in the “Governance” area of the “Investor Relations” section of our website (www.nuvasive.com):

Corporate Governance Guidelines	Charters of the Board Committees

Code of Conduct	Charter of the Lead Independent Director

Printed copies may be obtained upon request to our Investor Relations Department. Any stockholder may request copies of these materials in print, without charge, by contacting our Investor Relations Department at investorrelations@nuvasive.com.

2022 Annual Meeting of Stockholders	19	NuVasive, Inc. Proxy Statement

BOARD GOVERNANCE AND CORPORATE RESPONSIBILITY (CONT.)

Corporate Responsibility and Sustainability

We recognize the growing interest of our investors, employees, patients, surgeons and hospital customers in corporate responsibility and sustainability, including environmental, social and governance (“ESG”) matters. Our focus as a Company is developing innovative and enabling technologies to drive increased adoption of less-invasive surgery and help improve clinical, operational and financial outcomes. Our guiding purpose is to transform surgery, advance care and change lives, and enabling safer, more reproducible surgical procedures is at the heart of what we do. When our less-invasive surgical solutions are utilized, it helps improve procedural workflow in the operating room, while reducing intra-operative risks and cost of care. This is good for the patient, but also good for the hospital and the overall healthcare system. Through our enabling technologies, we help surgeons work more efficiently, reduce operating room time, achieve more reproducible patient outcomes, and reduce costs. With the Pulse platform, we have integrated key technologies for spine surgery in one condensed footprint in the operating room. Pulse is designed to increase safety, efficiency, and procedural reproducibility, while addressing some of the most common clinical challenges in spine surgery such as radiation exposure, nerve and spinal cord injury, and time spent in the operating room. We believe that this focus, which benefits patients, surgeons and hospitals, will also benefit our investors as we continue to grow our business and create long-term stockholder value.

We also recognize the value associated with building our human capital and believe that success comes from investing in our people. We have expanded our efforts to advance diversity, inclusion and engagement, while providing professional development opportunities for our employees. We are committed to supporting and driving diversity and inclusion initiatives that continue to evolve our workplace culture, policies and processes, while creating an environment that leverages differences. Our long-term diversity and inclusion roadmap includes: (i) attracting and retaining talent from different backgrounds, worldviews, and ways of thinking, (ii) driving holistic change by making diversity and inclusion a core part of our organization, (iii) creating a workplace where employees feel valued, heard and respected, and (iv) becoming a recognized leader in healthcare innovation, supported by our diversity efforts. With dedicated resources focused on our diversity and inclusion vision, strategy and priorities, and through the establishment of employee resource groups and committees, we are working to reinforce and build upon our culture of inclusion. Additionally, we have committed resources and personnel to ensure a healthy and safe environment for our employees and our communities. Our key objectives in this area include corporate compliance with responsible hazardous waste management, recycling, emergency preparedness, as well as various initiatives to improve our environmental health and safety programs. This became a significant area of focus, as we worked to ensure the safety and wellbeing of employees during the COVID-19 pandemic.

We are advancing environmental stewardship through a range of initiatives that build on our environmental compliance and lean manufacturing programs. Our facilities implement environmental compliance, hazardous waste management, recycling, emergency preparedness, and environmental health and safety (EHS) programs, and our corporate EHS team monitors and assesses compliance to local and global requirements. We have embraced lean manufacturing to reduce our environmental impact. By implementing practices like 3D printing of our titanium spinal implants, we are creating innovative designs to help improve clinical outcomes for patients, while conserving resources.

We are also giving back to our community. Our employees and sales representatives have a long history of supporting the communities where we have facilities, donating time, resources and funds to local causes. Since 2009, we have leveraged our expertise in spine care to give back to local and global communities through the NuVasive Spine Foundation™ (“NSF”). NSF supports life-changing spine surgery for individuals around the world with limited access to high quality medical treatment by working with surgeons to advance the quality of spine care in disadvantaged communities. In addition, through our grants program, we support medical research and education, charitable and philanthropic endeavors. We believe in giving back, and we also believe it is important to operate our Company in a socially responsible manner.

To ensure guidance and support of NuVasive’s corporate responsibility and sustainability initiatives, we created an ESG Steering Committee. The ESG Steering Committee is a management committee comprised of a cross-functional team of senior leaders and is intended to support NuVasive’s on-going commitment to corporate responsibility and sustainability, including ESG matters. The ESG Steering Committee, with oversight from the Nominating Committee, is responsible for formalizing the Company’s policies and disclosures and making recommendations for evolving the Company’s ESG practices, while working with existing programs and activities to support and advance overall corporate responsibility and sustainability at NuVasive. In February 2022, we published our inaugural ESG Report, which shares our progress on key ESG topics and provides a platform to further strengthen and integrate sustainability into our core business practices. Although not incorporated by reference into this Proxy Statement, the report can be accessed on our website at www.nuvasive.com, by clicking the “About” link and then “Corporate social responsibility”.

2022 Annual Meeting of Stockholders	20	NuVasive, Inc. Proxy Statement

BOARD GOVERNANCE AND CORPORATE RESPONSIBILITY (CONT.)

Response to COVID-19

The COVID-19 pandemic materially impacted our business and results of operations in fiscal years 2020 and 2021, and we continue to face a number of challenges resulting from the pandemic. To address these challenges, we created a COVID-19 task force to monitor developments and make recommendations for policies and actions. Our Board also participates in the oversight of our COVID-19 risk and provides guidance in navigating the Company through the pandemic. Throughout the pandemic, the safety and wellbeing of our employees has been a key priority, as well as ensuring business continuity. We recognize the important role that our employees play in the support of our patients, surgeons and hospital customers, and we have invested in the safety of our people by implementing rigorous COVID-19 health and safety protocols, distributing personal protective equipment to ensure those working in clinical and operational settings are protected, deploying health and wellness training, and offering remote work options where possible.

Despite the impact COVID-19 has had on our business, we continue to invest in research and development, invest in our people, improve operating processes, and take steps to position ourselves for long-term success. During 2020, we raised additional capital to solidify our financial foundation. During 2020 and 2021, we continued to train and educate surgeons on our products and less-invasive surgical techniques. Further, we remained focused on developing innovative solutions and enabling technologies to drive increased adoption of less-invasive surgery, including the commercialization of the Simplify Cervical Disc for cTDR procedures and the Pulse platform in 2021. Although the COVID-19 pandemic continues to evolve and its impact on our business will depend on several factors that are highly uncertain and unpredictable, we believe these actions will better position the Company for long-term success.

2022 Annual Meeting of Stockholders	21	NuVasive, Inc. Proxy Statement

Board Leadership and

Organization Structure

In this section of the Proxy Statement, we discuss our Board leadership structure, including how our Board and Board Committees are organized to carry out their duties, including oversight responsibilities. We also discuss how stockholders can communicate with the Board.

Board Structure

We are committed to independent leadership on our Board. Our CEO does not serve as our Board Chair, and our Board structure provides for a Lead Independent Director if the Board Chair is not an independent Director.
Each of our three Board standing committees are comprised of independent Directors.

Audit Committee	Nominating, Corporate Governance and Compliance Committee	Compensation Committee

Board Leadership Structure

Under our current Board leadership structure, our CEO does not serve as Board Chair. In connection with the appointment of Mr. Barry to succeed Mr. Lucier as the Company’s CEO in November 2018, the Board determined to separate the roles of Board Chair and CEO. The Board believes that there is no single, generally accepted leadership structure and maintains flexibility to determine which leadership structure best serves the interest of the Company based on circumstances and the evolving needs of the Company. Accordingly, although the Company believes that the separation of the Board Chair and CEO roles is appropriate at this time based upon the current circumstances, the Company’s Corporate Governance Guidelines do not establish this approach as a policy. As such, our Board periodically reviews its leadership structure to confirm that it is an appropriate structure for the Company at such time.

Our Board leadership structure also includes a Lead Independent Director. If the offices of the Board Chair and CEO of the Company are held by the same person, or if the Board Chair is not an independent Director, our Board leadership structure provides for a Lead Independent Director to preside at meetings of the independent Directors, preside at all meetings of the Board at which the Board Chair is not present and perform such other functions as the Board may direct, including advising the Board Chair with respect to Board meeting agendas. The Lead Independent Director is to be elected by a majority of the independent Directors for a renewable term of two years. Mr. Lucier served as a Director and our Board Chair until his retirement on May 18, 2021. Since Mr. Lucier previously served as our CEO, he was not an independent Director, and accordingly the Board elected an independent Director to serve as the Lead Independent Director. During the time that Mr. Lucier served as Board Chair in 2021, Mr. Wolterman served as Lead Independent Director. Effective May 18, 2021, Mr. Wolterman was elected to succeed Mr. Lucier as Board Chair. As Mr. Wolterman is an independent Director, the Board did not elect a new Lead Independent Director.

The authority and responsibilities of the Lead Independent Director are described in the charter of the Lead Independent Director. The full text of the charter for the Lead Independent Director can be accessed in the “Investor Relations” section of our website at www.nuvasive.com, by clicking the “Governance” link and then “Governance Documents”.

2022 Annual Meeting of Stockholders	22	NuVasive, Inc. Proxy Statement

BOARD LEADERSHIP AND ORGANIZATION STRUCTURE (CONT.)

Executive Sessions of Independent Directors

Each of the Directors other than Mr. Barry is independent, and the Board believes that the independent Directors provide effective oversight of management. Executive sessions of independent Directors are held in connection with each regularly scheduled Board meeting and at other times as necessary. The Board’s policy is to hold executive sessions without the presence of management, including the CEO and other non-independent Directors, if any. The Committees of our Board also generally meet in executive session at the end of each Committee meeting.

Role of Board in Risk Oversight Process

The responsibility for the day-to-day management of risk lies with the Company’s management, while the Board is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning and consistent with the Company’s overall corporate strategy. Each year, the Company’s management identifies what it believes are the top individual risks facing the Company. These risks are then discussed and analyzed with the Board. This enables the Board to coordinate the risk oversight role, particularly with respect to risk interrelationships. Information technology and cybersecurity is a key area of focus for the Company and our Board is actively involved in overseeing cybersecurity risk management activities. Specifically, the Nominating Committee meets frequently with members of management to review our information technology and data security policies and practices, and to assess current and projected threats, cybersecurity incidents, and related risks. Additionally, the Committees of the Board consider the risks within their areas of responsibility. The Audit Committee oversees the risks associated with financial reporting, accounting, internal accounting controls, auditing and related matters. The Compensation Committee oversees the risks associated with the succession planning for key management positions. In addition, the Compensation Committee determines whether any compensation practices create risk-taking incentives that are reasonably likely to have a material adverse effect on the Company. The Nominating Committee oversees the Company’s global risk assessment process, as well as the risks associated with regulatory affairs, quality assurance, information technology and cybersecurity, corporate governance and ethics, and compliance matters.

The Board’s risk oversight function complements the Company’s leadership structure. The Company’s CEO, who also serves as a Director, is able to promote open communication between management and Directors relating to risk as well as combine the operational focus of management with the risk oversight capabilities of the Board.

Role of Board in Succession Planning

A key responsibility of the Board is succession planning for the CEO and other members of the senior leadership team. The Compensation Committee regularly discusses senior management talent, including the readiness of individuals to take on additional leadership roles and developmental opportunities needed to prepare senior leaders for greater levels of responsibility. Additionally, the full Board holds a formal succession planning and talent review session annually, which includes succession planning for the CEO and other senior leaders.

In support of the Company’s commitment to investing in its employees, high-potential leaders are provided with the opportunity to meet with Board members through formal presentations, technology showcases and at informal events. This engagement gives the Board insight into the Company’s talent and helps to facilitate a regular review and discussion of leadership development and succession planning at Board meetings.

2022 Annual Meeting of Stockholders	23	NuVasive, Inc. Proxy Statement

BOARD LEADERSHIP AND ORGANIZATION STRUCTURE (CONT.)

Board and Committee Membership and Structure

Each of the Board’s three standing Committees acts pursuant to a written charter, which can be accessed in the “Investor Relations” section of our website at www.nuvasive.com, by clicking the “Governance” link and then “Governance Documents”. Each Committee reviews its charter on an annual basis. In addition to the three standing Committees, the Board may approve from time to time the creation of special or ad hoc committees to assist the Board in carrying out its duties.

Each of our current Directors attended at least 75% of the aggregate number of meetings of the Board and the Committees on which they served during 2021. The Company does not have a formal policy regarding Director attendance at annual meetings of stockholders, however, we encourage all of our Directors to attend each annual meeting. All of the Directors serving on our Board at the 2021 Annual Meeting of Stockholders held on May 18, 2021 attended the meeting with the exception of Mr. Lucier, who retired from the Board effective as of May 18, 2021.

Audit Committee. As of the date of this Proxy Statement, the Audit Committee consists of Vickie L. Capps (Chair), Leslie V. Norwalk and R. Scott Huennekens. The Board has determined that all members of the Audit Committee satisfy the independence and qualification standards for audit committee membership under Nasdaq rules and SEC rules and each of them is able to read and fundamentally understand financial statements. The Board has determined that Vickie L. Capps qualifies as an “audit committee financial expert” as defined by the rules of the SEC. The purpose of the Audit Committee is to oversee both the accounting and financial reporting processes of the Company, as well as audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the compensation of the independent registered public accounting firm selected to conduct the annual audit of our accounts, reviewing the scope and results of the independent audit, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent registered public accounting firm. The Audit Committee is governed by a written charter approved by the Board. The Audit Committee report is included in this Proxy Statement under the caption “Audit Committee Report.”

Board and Committee Meetings

The Board of Directors met 10x
The Audit Committee met 5x
The Compensation Committee met 5x
The Nominating, Corporate Governance and Compliance Committee met 4x

Compensation Committee. As of the date of this Proxy Statement, the Compensation Committee consists of Daniel J. Wolterman (Chair), Robert F. Friel, Siddhartha C. Kadia, Ph.D., Amy Belt Raimundo, and Donald J. Rosenberg, Esq. The Board has determined that all members of the Compensation Committee satisfy the independence and qualification standards for compensation committee membership under Nasdaq rules and SEC rules. The Compensation Committee administers the Company’s benefit and stock plans, reviews and administers all compensation arrangements for senior executive officers, and establishes and reviews general policies relating to the compensation and benefits of our executive officers and employees. The Compensation Committee meets several times a year and consults with independent compensation consultants, as it deems appropriate, to review, analyze and approve compensation packages for our executive officers, and in the case of the CEO, make compensation recommendations to the Board for approval. In addition, the Compensation Committee determines whether any compensation policies create risk-taking incentives that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee has determined that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. For more information, please see below under “Compensation Discussion and Analysis.” The Compensation Committee is governed by a written charter approved by the Board. The Compensation Committee report is included in this Proxy Statement under the caption “Compensation Committee Report.”

Nominating, Corporate Governance and Compliance Committee. As of the date of this Proxy Statement, the Nominating Committee consists of Leslie V. Norwalk (Chair), Vickie L. Capps, John A. DeFord, Ph.D., and Donald J. Rosenberg, Esq. The Board has determined that all members of the Nominating Committee are independent Directors under Nasdaq rules. The Nominating Committee’s responsibilities include recommending to the Board nominees for possible election to the Board and providing

2022 Annual Meeting of Stockholders	24	NuVasive, Inc. Proxy Statement

BOARD LEADERSHIP AND ORGANIZATION STRUCTURE (CONT.)

oversight with respect to corporate governance matters. The Nominating Committee is responsible for oversight of quality and regulatory matters, ethics and compliance matters, and other related matters, including the Company’s policies, procedures and practices designed to ensure compliance with applicable laws and regulations related to federal healthcare program requirements; the fraud and abuse laws and other medical device laws; the Foreign Corrupt Practices Act; the Anti-Kickback Statute and other anti-bribery and anti-corruption laws. The Nominating Committee is governed by a written charter approved by the Board.

Communications with the Board of Directors

Any stockholder who desires to contact any member of the Board or management can send an e-mail to investorrelations@nuvasive.com or write to:

NuVasive, Inc.

Attn: Investor Relations

7475 Lusk Boulevard

San Diego, CA 92121

Your correspondence should indicate that you are a stockholder of the Company. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of Directors and other corporate governance matters will be referred to members of the Nominating Committee. For all other matters, our investor relations personnel will, depending on the subject matter:

•	forward the communication to the Director or Directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company, or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

2022 Annual Meeting of Stockholders	25	NuVasive, Inc. Proxy Statement

Executive Officers

In this section of the Proxy Statement, we discuss our executive officers. The table below sets forth information about our executive officers, including their ages as of March 22, 2022, the Record Date for our Annual Meeting. We have also included below a brief summary of the business experience of each of our executive officers, as well as their educational background.

Executive Officer	Age	Position

J. Christopher Barry	49	Chief Executive Officer

Massimo Calafiore	50	Executive Vice President, Chief Commercial Officer

Matthew K. Harbaugh	51	Executive Vice President, Chief Financial Officer

Andrew C. Morton	56	Senior Vice President, Chief Human Resources Officer

Nathaniel B. Sisitsky, Esq.	48	Senior Vice President, General Counsel and Corporate Secretary

Dale Wolf	42	Senior Vice President, Global Operations

J. Christopher Barry

J. Christopher Barry has served as our Chief Executive Officer and as a member of our Board of Directors since November 2018.

Information regarding Mr. Barry can be found above under the caption “Board Members and Nominees for Election - Directors Continuing in Office.”

Massimo Calafiore

Massimo Calafiore has served as our Executive Vice President and Chief Commercial Officer since September 2021, and is responsible for the Company’s product marketing, commercial, and commercial enablement functions, as well as the Company’s business units.

Since joining the Company in 2017, Mr. Calafiore has held various leadership roles with increasing levels of responsibility, most recently serving as Executive Vice President, Global Business Units, from October 2020 to September 2021, Senior Vice President, Spine Business Unit, from January 2020 to October 2020, Senior Vice President, Global Implant Systems and General Manager of NuVasive Specialized Orthopedics (NSO), from February 2019 to December 2019, and Senior Vice President, General Manager of NSO from August 2017 to February 2019. Before NuVasive, he spent more than 15 years supporting and leading the U.S. business for Waldemar Link, a leader in the orthopedics and medical device industry.

Educational Background • Bachelor’s degree in mechanical engineering from the Università di Catania • Master of Business Administration from New York University

2022 Annual Meeting of Stockholders	26	NuVasive, Inc. Proxy Statement

EXECUTIVE OFFICERS (CONT.)

Matthew K. Harbaugh

Matthew K. Harbaugh has served as our Executive Vice President and Chief Financial Officer since January 2020.

Prior to joining NuVasive, Mr. Harbaugh served as an executive at Mallinckrodt plc, a global specialty pharmaceutical products company. From May 2018 to September 2019, he served as the President of Mallinckrodt’s Specialty Generics business, and from July 2013 to December 2018, he served as Mallinckrodt’s Executive Vice President and Chief Financial Officer. Mr. Harbaugh previously held a variety of financial management positions at Covidien Pharmaceuticals, which was spun-off from Covidien plc as Mallinckrodt plc in July 2013. Mr. Harbaugh joined Covidien in 2007 and served in several finance and leadership roles, including as Chief Financial Officer and Interim President of Covidien Pharmaceuticals. Prior to joining Covidien, Mr. Harbaugh was a Lead Finance Executive with Cerberus Capital Management, L.P., a New York-based private equity firm. Prior to that Mr. Harbaugh worked nearly ten years for Monsanto Company, where he held various roles in investor relations and finance.

Educational Background • Bachelor of Science in Business Administration from St. Louis University • Executive M.B.A from the Kellogg School of Management at Northwestern University

Andrew C. Morton

Andrew C. Morton has served as our Senior Vice President and Chief Human Resources Officer (CHRO) since February 2022 and oversees all human resources aspects of NuVasive.

Prior to joining NuVasive, Mr. Morton served as Senior Vice President, CHRO, at Wright Medical Group N.V., a global orthopedics and surgical solutions company, from March 2018 until November 2020. From June 2010 to March 2018, Mr. Morton served as CHRO for Hanger, Inc., a provider of orthotic and prosthetic patient care services and solutions. Prior to joining Hanger, Mr. Morton previously held a variety of human resources management positions at Freescale Semiconductor, Inc., and spent 14 years at International Business Machines Corporation, where he ultimately led the global learning and management development function supporting more than 30,000 managers and executives annually.

Educational Background • Bachelor of Science in Finance from the University of Colorado Boulder • Master of Business Administration Degree with a Human Resources concentration from Syracuse University

2022 Annual Meeting of Stockholders	27	NuVasive, Inc. Proxy Statement

EXECUTIVE OFFICERS (CONT.)

Nathaniel B. Sisitsky, Esq.

Nathaniel B. Sisitsky, Esq. has served as our Senior Vice President, General Counsel and Corporate Secretary since June 2018 and is responsible for leadership of NuVasive’s legal team. In this role, Mr. Sisitsky also oversees the Company’s Global Risk & Integrity team, as well as the NuVasive Spine Foundation.

Mr. Sisitsky previously served as our Vice President and Associate General Counsel, Corporate Affairs from July 2015 to June 2018. Prior to joining NuVasive, Mr. Sisitsky was Vice President and Associate General Counsel at CareFusion Corporation, a global medical technology company focused on medication management and patient safety solutions, from April 2009 until April 2015. From August 2004 until April 2009, Mr. Sisitsky served as Vice President, Legal – Corporate Finance at American Tower Corporation, a global owner and operator of wireless communication sites. Prior to joining American Tower, Mr. Sisitsky was a Junior Partner in the Corporate Department of Wilmer Cutler Pickering Hale and Dorr (WilmerHale), based in Boston, MA.

Educational Background • Bachelor’s Degree in Political Science and Economics from Emory University • Juris Doctor Degree from New York University School of Law

Dale Wolf

Dale Wolf has served as our Senior Vice President, Global Operations since January 2020 and is responsible for NuVasive’s supply chain, distribution, manufacturing, quality assurance and real estate and facilities functions.

Mr. Wolf previously served as the Company’s Vice President, Manufacturing, since August 2018. Prior to joining the Company, Mr. Wolf spent over 15 years with General Electric (GE), including leadership roles in manufacturing, operations and supply chain. Most recently, from October 2014 to June 2018, Mr. Wolf served as an executive plant manager for GE Healthcare.

Educational Background • Bachelor’s Degree in Mechanical Engineering from the University of Wisconsin – Madison

2022 Annual Meeting of Stockholders	28	NuVasive, Inc. Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

In this section of the Proxy Statement, we provide information about the security ownership of certain beneficial owners and management. The table below sets forth information regarding ownership of our common stock as of March 22, 2022, the Record Date for our Annual Meeting (or such other date as provided below), by (a) each person known to the Company to beneficially own more than 5% of the outstanding shares of our common stock, (b) each Director of the Company, (c) the Company’s Chief Executive Officer, Chief Financial Officer and each other Named Executive Officer, and (d) all Directors and executive officers as a group.

We determined beneficial ownership under rules promulgated by the SEC, based on information obtained from questionnaires, Company records and filings with the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days of March 22, 2022. For our Directors and executive officers, this includes shares subject to stock options, restricted stock units and/or performance restricted stock units that can be acquired (including as a result of expected vesting and/or delivery) within 60 days of March 22, 2022. All percentages are based on 51,948,497 shares of our common stock outstanding as of March 22, 2022. Except as noted below, each holder has sole voting and investment power with respect to all shares listed as beneficially owned by that holder.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock	Percent of Common Stock

Principal Stockholders

BlackRock, Inc. (2) 55 East 52nd Street, New York, NY 10055	6,013,654	11.6%

The Vanguard Group (3) 100 Vanguard Blvd., Malvern, PA 19355	5,096,555	9.8%

JPMorgan Chase & Co. (4) 383 Madison Avenue, New York, NY 10179	2,911,233	5.6%

Directors (other than J. Christopher Barry)

Vickie L. Capps (5)(6)	25,058	*

John A. DeFord, Ph.D. (5)(6)	12,167	*

Robert F. Friel (5)(6)	22,519	*

R. Scott Huennekens (5)(6)	9,734	*

Siddhartha C. Kadia, Ph.D. (5)(6)	3,739	*

Leslie V. Norwalk, Esq. (5)(6)	28,742	*

Amy Belt Raimundo (7)	2,427	*

Donald J. Rosenberg, Esq. (5)(6)	22,519	*

Daniel J. Wolterman (5)(6)	23,430	*

2022 Annual Meeting of Stockholders	29	NuVasive, Inc. Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (CONT.)

Named Executive Officers

J. Christopher Barry	60,218	*

Matthew K. Harbaugh	555	*

Massimo Calafiore	7,207	*

Nathaniel B. Sisitsky, Esq.	18,050	*

Dale Wolf	5,799	*

Brent J. Boucher (8)	2,008	*

All Directors and executive officers as a group (16 persons) (9)	244,172	*

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o NuVasive, Inc., 12101 Airport Way, Broomfield, CO 80021.

(2)

Based solely upon Amendment No. 14 to a Schedule 13G filed on January 28, 2022, by BlackRock, Inc. According to the Schedule 13G, BlackRock, Inc. is the beneficial owner of 6,013,654 shares, and has sole voting power with respect to 5,963,909 shares and sole dispositive power with respect to 6,013,654 shares.

(3)

Based solely upon Amendment No. 11 to a Schedule 13G filed on February 10, 2022 by The Vanguard Group, Inc. (“Vanguard”). According to the Schedule 13G, Vanguard is the beneficial owner of 5,096,555 shares, and has shared voting power with respect to 99,143 shares, sole dispositive power with respect to 4,951,273 shares, and shared dispositive power with respect to 145,282 shares.

(4)

Based solely upon a Schedule 13G filed on January 26, 2022, by JPMorgan Chase & Co. (“JPM”). According to the Schedule 13G, JPM is the beneficial owner of 2,911,233 shares, and has sole voting power with respect to 2,496,946 shares, sole dispositive power with respect to 2,898,128 shares, and shared dispositive power with respect to 5 shares.

(5)	Includes 2,702 shares issuable within 60 days of March 22, 2022 pursuant to the vesting of restricted stock units.

(6)

Includes vested restricted stock units for which share delivery has been deferred, as follows: Ms. Capps – 20,356 shares; Dr. DeFord – 9,465; Mr. Friel – 19,817 shares; Mr. Huennekens – 5,672 shares; Dr. Kadia – 1,037 shares; Ms. Norwalk – 24,492 shares; Mr. Rosenberg – 10,624 shares; and Mr. Wolterman – 20,728 shares.

(7)	All 2,427 shares are issuable within 60 days of March 22, 2022 pursuant to the vesting of restricted stock units.

(8)

As discussed below in the Compensation Discussion and Analysis (“CD&A”), Mr. Boucher ceased to serve as an executive officer as of September 1, 2021 in connection with his transition from the role of Executive Vice President, Global Commercial.

(9)

Includes the following shares owned by our current executive officers and Directors, in the aggregate: (a) 107,938 shares of common stock, (b) 24,043 shares issuable within 60 days of March 22, 2022 pursuant to the vesting of restricted stock units, and (c) 112,191 shares issuable pursuant to vested restricted stock units for which delivery has been deferred.

2022 Annual Meeting of Stockholders	30	NuVasive, Inc. Proxy Statement

Certain Relationships

and Related Transactions

In this section of the Proxy Statement, we discuss our policy regarding transactions involving Directors, executive officers and principal stockholders (“Related Parties”), and certain agreements that we have entered into with Related Parties.

Related-Person Transactions Policy

It is our policy that the Audit Committee approve or ratify transactions involving Related Parties or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest. Such transactions include employment of immediate family members of any Director or executive officer. Management advises the Audit Committee on a regular basis of any such transaction that is proposed to be entered into or continued and seeks approval. This policy is set forth in writing in the Company’s Audit Committee charter.

Certain Related-Person Transactions

During 2018, the Company entered into a general consulting and services agreement with Gregory T. Lucier, who served as the Company’s CEO through November 4, 2018, and as a Board member through May 18, 2021. The agreement provided that Mr. Lucier would provide consulting services through May 31, 2020. Information regarding the general consulting and services agreement and the terms of Mr. Lucier’s compensation can be found under the caption “Director Compensation.”

During 2021, the Company entered into a separation agreement with Brent J. Boucher, who served as the Company’s Executive Vice President, Global Commercial, through September 1, 2021 and remained with the company as an employee to assist with the transition of responsibilities through November 1, 2021. Information regarding the terms of Mr. Boucher’s separation agreement can be found under the caption “Compensation Discussion and Analysis — Employment Letters and Separation Agreements.”

2022 Annual Meeting of Stockholders	31	NuVasive, Inc. Proxy Statement

Proposal 2

Ratification of Independent Auditor

At the Annual Meeting, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm (the “independent auditor”) to audit our financial statements for the fiscal year ending December 31, 2022. Ernst & Yong LLP has served as the Company’s independent auditor for 21 years, and the Audit Committee has selected Ernst & Young LLP as the Company’s independent auditor for 2022. We are asking our stockholders to ratify the appointment of Ernst & Young LLP because we value our stockholders’ views on the Company’s independent auditor, even though the ratification is not required by our Bylaws or otherwise.

Our Board recommends you vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm

If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP as our independent auditor or whether to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year ending December 31, 2022. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Vote Required and Board Recommendation

Ratification of the appointment of Ernst & Young LLP as our independent auditor requires the affirmative “FOR” vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” the resolution.

The Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

2022 Annual Meeting of Stockholders	32	NuVasive, Inc. Proxy Statement

Audit Fees and

Audit Committee Report

In this section of the Proxy Statement, we discuss the fees paid to our independent auditor and provide the report of the Audit Committee for the year ended December 31, 2021.

Principal Accountant Fees and Services

The following table presents the fees for professional audit services rendered by Ernst & Young LLP and fees billed for other services rendered by Ernst & Young LLP for fiscal years 2021 and 2020. All fees paid to Ernst & Young LLP for the periods presented were pre-approved by the Audit Committee.

	Fiscal Year 2021	Fiscal Year 2020

Audit Fees (1)	$2,128,000	$2,520,442

Audit-Related Fees (2)	$—	$—

Tax Fees (3)	$77,450	$252,686

All Other Fees (4)	$7,320	$7,200

Total	$2,212,770	$2,780,328

(1)

Audit fees represent fees and out-of-pocket expenses whether or not yet invoiced for professional services provided in connection with the audit of the Company’s financial statements, review of the Company’s quarterly financial statements, and audit services provided in connection with other regulatory filings. Fiscal year 2020 also includes fees for services associated with convertible notes issuances.

(2)

Audit Related Fees consist of fees billed in the indicated year for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements but not listed as “Audit Fees”.

(3)	Tax Fees consist of fees incurred related to tax compliance services and consultation services on various domestic and international tax matters.

(4)	Includes amounts billed for annual subscriptions to Ernst & Young’s online resource library and online document repository.

Audit Committee Report

Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the services and related fees of the independent registered public accounting firm. The Audit Committee currently consists of three members, each of whom meets the independence and qualification standards for audit committee membership set forth in the listing standards provided by Nasdaq.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee appointed Ernst & Young LLP to audit the Company’s financial statements and the effectiveness of the related systems of internal control over financial reporting for the fiscal year ended December 31, 2021.

The Audit Committee is kept apprised of the progress of the documentation, testing and evaluation of the Company’s system of internal controls over financial reporting, and provides oversight and advice to management. In connection with this oversight, the Audit Committee receives periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Audit Committee meeting. The Audit Committee also holds regular private sessions with Ernst & Young LLP to discuss their audit plan for the year, the financial statements and risks of fraud. At the conclusion of the process, management provides the Audit Committee with, and the Audit Committee reviews, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”), filed with the SEC, as well as the Report of Independent Registered Public Accounting Firm included in the Company’s 2021 Annual Report.

2022 Annual Meeting of Stockholders	33	NuVasive, Inc. Proxy Statement

AUDIT FEES AND AUDIT COMMITTEE REPORT (CONT.)

The Audit Committee pre-approves all services to be provided by the Company’s independent registered public accounting firm. Pre-approval is required for audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to one year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have delegated authority from the Audit Committee to pre-approve additional services, and such pre-approval is later reported to the full Audit Committee. See “Principal Accountant Fees and Services” for more information regarding fees paid to Ernst & Young LLP for services in fiscal years 2021 and 2020.

In this context and in connection with the audited financial statements contained in the Company’s 2021 Annual Report, the Audit Committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2021 with the Company’s management and Ernst & Young LLP;

•	discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC;

•

received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, discussed with the independent accountant its independence, and concluded that the non-audit services performed by Ernst & Young LLP are compatible with maintaining its independence; and

•	based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company’s 2021 Annual Report filed with the SEC.

The Audit Committee met five times in 2021.

This report for 2021 is provided by the undersigned members of the Audit Committee of the Board.

Vickie L. Capps (Chair)

R. Scott Huennekens

Leslie V. Norwalk, Esq.

The preceding “Audit Committee Report” shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

2022 Annual Meeting of Stockholders	34	NuVasive, Inc. Proxy Statement

Proposal 3

Advisory Executive Compensation

“Say-on-Pay” Vote

At the Annual Meeting, and as required by Section 14A of the Exchange Act, our stockholders will be asked to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as part of our annual “say-on-pay” proposal.

Our Board recommends you vote “FOR” the annual “say-on-pay” proposal regarding compensation of our Named Executive Officers.

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our compensation principles and underlying programs are designed to attract, motivate and retain key executive talent who will drive sustainable long-term value for stockholders.

•

Our executive compensation programs are designed so that a significant portion of pay is variable or “at risk” and to link the realized value of compensation with Company performance and the returns delivered to stockholders.

•

We require executives to maintain a significant level of equity ownership in NuVasive and provide a meaningful portion of our executives’ total compensation in the form of equity-based, long-term incentives, further driving the link between stockholder value and executive compensation.

•

We regularly monitor our executive compensation programs to ensure best practices against corporate governance standards as well as competitiveness against pay programs at companies in our industry of similar size and complexity.

As further discussed in the Compensation Discussion and Analysis section, the Compensation Committee and the Board highly value the opinions of our stockholders and, in a continuing effort to better understand their views regarding executive compensation practices, the Company continued its stockholder outreach in 2021 and 2022. These outreach efforts continue to enable the Company to strengthen its executive compensation program. In addition, at our 2017 annual meeting of stockholders, our stockholders approved holding the advisory vote every year, which we believe will allow for a meaningful evaluation period of performance against our compensation practices.

The vote on our “say-on-pay” proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the disclosure rules of the Securities and Exchange Commission. Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. In addition, your vote will not create or imply any additional fiduciary duty on the part of the Board and will not restrict or limit the ability of our stockholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Compensation Committee values the opinion of our stockholders and will take into account the outcome of the vote when considering future executive compensation decisions.

Vote Required and Board Recommendation

Approval of the non-binding advisory vote on the compensation of the Company’s NEOs requires the affirmative “FOR” vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” the resolution. Because broker non-votes are not counted as votes “FOR” or “AGAINST” this resolution, they will have no effect on the outcome of the vote.

The Board of Directors recommends a vote “FOR” approval (on a non-binding advisory basis) of the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement.

2022 Annual Meeting of Stockholders	35	NuVasive, Inc. Proxy Statement

Compensation Discussion

and Analysis

In this section of the Proxy Statement, we discuss our executive compensation philosophy and programs, the decisions made by the Compensation Committee (for purposes of this Compensation Discussion and Analysis, the “Committee”) under those programs, and the factors considered in making those decisions for the Company’s Named Executive Officers (the “NEOs”) in 2021.

Executive Summary

We reported global net sales of $1.139 billion in 2021, an increase of 8.4 percent on a reported basis, compared to the prior year. Although we continued to experience challenges associated with the COVID-19 pandemic, we grew our U.S. Spinal Hardware and U.S. Surgical Support business lines, and we drove strong performance in our International business which delivered double-digit net sales growth for the year. Throughout 2021, we continued to execute on our long-term strategy to:

Advance our leadership position in anterior and less- invasive surgery	Expand our market presence in opportunistic growth segments	Integrate enabling technology and scale our business globally	Support and invest in our employees

2021 Performance and Compensation Highlights

Advance our leadership position in anterior and less-invasive surgery

•   Launched Modulus ALIF, our latest 3D printed porous titanium implant

•   Continued to evolve our anterior spine innovation roadmap to support all procedure types, including lateral and prone positions

•   Extended lateral market leadership through development of XLIF® Prone

Expand our market presence in opportunistic growth segments

•   Acquired Simplify Medical, providing us with the ability to offer motion-preserving cervical artificial disc technology for cTDR procedures and extending our procedural offerings in the Company’s C360 portfolio

•   Expanded our portfolio for posterior spine surgery though the launch of Cohere TLIF-O and Cohere TLIF-A—both of which are porous PEEK implants for the TLIF procedure

Integrate enabling technology and scale our business globally

•   Launched the Pulse platform, a software ecosystem that integrates multiple hardware technologies into a single platform in the operating room

•   Expanded the Company’s Clinical Professional Development (CPD) program with the opening of the NuVasive East Coast Experience Center in Englewood, NJ

•   Delivered strong growth for the year in our core spine business in Asia-Pacific, Europe and Latin America

2022 Annual Meeting of Stockholders	36	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

2021 Performance and Compensation Highlights

Support and invest in our employees

•   Launched The Cheetah Way to align the Company’s culture with a new vision, purpose and values

•   Maintained COVID-19 health and safety protocols

•   Transitioned to temporary remote working arrangements
where possible

2021 bonus plan funded at 80% of target

•   During 2021, we continued to experience challenges associated with the COVID-19 pandemic, and our financial performance was affected by lower surgical volumes and deferred elective procedures, as well as healthcare staffing shortages

•   Did not achieve the pre-established financial targets for our 2021 annual bonus plan, and the bonus plan was funded below target at 80%

•   2021 annual bonus to CEO and other NEOs paid at 80% of target

No modifications to long-term incentives

•   2019 performance RSU award paid at 113% of target based on pre-established financial targets for 2019, 2020 and 2021

•   2019 performance cash award paid at 116% of target based on pre-established financial targets for 2019, 2020 and 2021

We believe NuVasive is positioned well to grow in 2022, and our executive compensation program continues to motivate the executive team to deliver value to stockholders.

Our Company

We are a global medical technology company focused on developing, manufacturing, selling and providing procedural solutions for spine surgery, with a guiding purpose to transform surgery, advance care and change lives. We offer a comprehensive portfolio of procedurally integrated spine surgery solutions, including surgical access instruments, spinal implants, fixation systems, biologics, and enabling technologies, as well as systems and services for intraoperative neuromonitoring. In addition, we develop and sell magnetically adjustable implant systems for spine and specialized orthopedic procedures.

Our Named Executive Officers

In accordance with SEC rules and regulations, our NEOs for 2021 include our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers serving as executive officers on December 31, 2021. Also, in accordance with SEC rules, Brent J. Boucher, our former Executive Vice President, Global Commercial, is included based on his service as an executive officer during 2021 and his 2021 compensation.

J. Christopher Barry, Chief Executive Officer	Nathaniel B. Sisitsky, Esq., Senior Vice President, General Counsel and Corporate Secretary

Matthew K. Harbaugh, Executive Vice President, Chief Financial Officer	Dale Wolf, Senior Vice President, Global Operations

Massimo Calafiore, Executive Vice President, Chief Commercial Officer	Brent J. Boucher, Executive Vice President, Global Commercial (through Sep. 1, 2021)

A complete list of our current executive officers with accompanying biographical information is included in this Proxy Statement under the caption “Executive Officers”.

2022 Annual Meeting of Stockholders	37	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

2021 Financial and Business Highlights

In 2021, our financial performance was affected by lower surgical volumes and deferred elective procedures as a result of the COVID-19 pandemic and healthcare staffing shortages. Despite the impact COVID-19 has had on our business, we continued to grow our business, invest in research and development, invest in our people, improve operating processes, and take steps to position ourselves for long-term success.

We reported global net sales of $1.139 billion in 2021, an increase of 8.4 percent on a reported basis, compared to the prior year. Although we continued to experience challenges associated with the COVID-19 pandemic, we grew our U.S. Spinal Hardware and U.S. Surgical Support business lines, and drove strong performance in our International business which delivered double-digit net sales growth for the year. Throughout 2021, we continued to execute on our long-term strategy to advance our leadership position in anterior and less-invasive surgery, expand our market presence in opportunistic growth segments, integrate enabling technology and scale our business globally. We also took important steps during the year to increase manufacturing and asset efficiencies, which will support anticipated future growth in 2022 and beyond.

We have continued to focus on bringing to market innovative and enabling technologies to drive increased adoption of less-invasive surgery and improve clinical, financial and operational outcomes. In February 2021, we acquired Simplify Medical Pty Ltd, a privately held company and developer of the Simplify Cervical Artificial Disc for cervical total disc replacement (cTDR). The acquisition of Simplify Medical provides us with clinically effective cTDR technology and further distinguishes NuVasive’s C360 cervical portfolio in the market. Additionally, in July 2021, we announced the commercial launch of the Pulse platform, an integrated technology platform designed to help increase the safety, efficiency, and procedural reproducibility of spine surgery.

We launched our new vision, purpose and values in 2021, including our shared mindset for success—The Cheetah Way. The Cheetah Way is the foundation of our culture that aligns our beliefs, actions, and how we work to fulfill our commitments. The Cheetah Way is how we plan to deliver on our vision to change a patient’s life every minute. We also further invested in our environmental, social and governance (“ESG”) efforts in support of the publication of our inaugural ESG report in February 2022, as well as in our diversity and inclusion initiatives.

In 2021, our Clinical Professional Development (CPD) team continued to enhance our surgeon education program through the development of comprehensive in-person training labs and virtual content to demonstrate the benefits of our innovative products and procedures. In September 2021, we announced the opening of our East Coast Experience Center in Englewood, NJ, which complements our West Coast Experience Center in San Diego, CA, and hosts competency-based courses and cadaveric trainings on our procedurally integrated solutions and showcases our Pulse platform in a demonstration lab.

2022 Annual Meeting of Stockholders	38	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

The COVID-19 pandemic materially impacted our business and results of operations during 2021. Many government agencies in conjunction with hospitals and healthcare systems have, to varying degrees, deferred or suspended elective surgical procedures due to COVID-19. While certain spine surgeries are deemed essential and certain surgeries, like in cases of trauma, cannot be delayed, we have seen and may continue to see a significant reduction in procedural volumes as hospital systems and/or patients elect to defer spine surgery procedures. Despite the impact COVID-19 has had on our business, we continued to invest in research and development, invest in our people, improve operating processes, and take steps to position ourselves for long-term success. The combination of our differentiated technologies with our talented, clinically trained commercial teams, helped drive 2021 global net sales of $1.139 billion. While our Total Stockholder Return was negative in 2021 (-2.6%), our 2021 financial results reflected an increase in net sales of 8.4% compared to 2020.

The COVID-19 pandemic continues to evolve and its impact on our business will depend on several factors that are highly uncertain and unpredictable, including, the efficacy and adoption of vaccines, future resurgences of the virus and its variants, the speed at which government restrictions are lifted, patient capacity at hospitals and healthcare systems, the duration and severity of healthcare worker shortages, and the willingness and ability of patients to seek care and treatment due to safety concerns or financial hardship. For more information about our 2021 financial and business performance, please see “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2021.

2022 Annual Meeting of Stockholders	39	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

2021 Executive Compensation Highlights

NuVasive’s executive compensation program emphasizes pay-for-performance and places a significant portion of annual direct compensation opportunity in the form of variable incentives designed to motivate our NEOs to achieve overall Company goals, specific business goals and individual performance goals. The compensation awarded to our NEOs for 2021 reflected the financial and operational results mentioned above, including the impact of COVID-19, as well as the Committee’s pay-for-performance compensation philosophy.

Compensation Component	Link to Business Strategy	2021 Compensation Actions

Base Salary (page 46)	- Competitive base salaries help attract, motivate and retain executive talent. - Increases are not automatic or guaranteed, which promotes a performance culture.

-   Merit based increases ranging from 2% – 15% were approved for 2021.

-   Mr. Boucher did not receive a base salary increase for 2021 as his employment with the Company commenced in October 2020.

-   Mr. Calafiore received a base salary increase of 13.1% to recognize his role change, which was effective October 2020.

-   Mr. Wolf received a base salary increase of 15.0% to recognize his performance and to better align his base salary with competitive market data.

Annual Incentives (page 46)

-   Annual bonus pool funded
based on overall Company performance.

-   Metrics and targets are evaluated each year to ensure alignment with business strategy.

-   Differentiating award values based on individual performance assists in motivation of key talent.

- Annual bonus plan funded at 80% of target based on achievement of financial targets and selected strategic objectives. - Annual cash incentive awards for our NEOs were paid at 80% of target.

Long-Term Incentives (page 49)

-   Award mix and performance metrics are reviewed annually for strategy alignment.

-   For 2021, Performance Cash was removed as a component of the annual long-term incentive (LTI) award. The award was granted 50% in restricted stock units (RSUs) and 50% in performance restricted stock units (PRSUs). As RSUs and PRSUs are reflected in the Summary Compensation Table in the year of grant, and Performance Cash is reflected in the Summary Compensation Table when earned, the removal of Performance Cash as an LTI award type in 2021 resulted in an increase in annual compensation as reported in the Summary Compensation Table for 2021.

-   Consistent with our strategy to drive long-term stockholder value, our 2021 PRSUs use net sales growth as the primary performance metric and non-GAAP* operating margin expansion as a secondary metric.

-   Differentiating award values based on individual performance and potential, as well as overlapping vesting periods, assists in motivation and retention of key talent.

-   2019 Annual LTI Award Vesting:

○    PRSUs granted in March 2019 with 3-year cliff vesting in March 2022 vested as to 113% of target based on non-GAAP operating margin expansion over each of the 3 years 2019, 2020 and 2021.

○    Performance cash awards granted in March 2019 with 3-year cliff vesting in March 2022 vested as to 116% of target based on net sales growth over each of the 3 years 2019, 2020 and 2021.

-   No modifications were made to any long-term incentive program. While COVID-19 impacted the Company’s net sales and non-GAAP operating margin performance in 2020 and 2021, which in turn impacted performance RSU and performance cash awards granted in 2018, 2019 and 2020, no actions were taken to mitigate the negative impact on payouts of these awards.

* A reconciliation of certain  non-GAAP financial measures is provided in the Appendix.

2022 Annual Meeting of Stockholders	40	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

The charts below illustrate the mix of target total annual direct compensation for Mr. Barry (our CEO) and other NEOs (excluding Mr. Barry) for 2021. As illustrated below, 87% of the CEO’s target total annual direct compensation and 73% of other NEOs’ target total annual direct compensation is variable with performance, including stock price performance.

2021 Target Total Annual Direct Compensation

For more information about the 2021 compensation decisions and the factors considered in making these decisions, please see pages 46 – 49.

Say on Pay Results and Stockholder Engagement

The Committee and the Board carefully consider stockholder feedback regarding executive compensation. The Company regularly interacts with stockholders throughout the year on several matters, including executive compensation. Through these and other outreach efforts, we can:

•	Better understand our stockholders’ concerns and interests on executive compensation and governance related issues;

•	Discuss the evolution of our compensation program; and

•	Gather stockholder feedback and convey the stockholder opinions and commentary directly to the Committee and the rest of the Board.

98% of the votes cast at the 2021 Annual Meeting voted in favor of our “say-on-pay” proposal

At the 2021 Annual Meeting of Stockholders, the advisory vote on the 2020 compensation of our NEOs (the “say-on-pay” vote) received approval from more than 98% of votes cast. Based on our stockholder outreach efforts, we believe this support reflects that our stockholders are pleased with the core design features of the executive compensation program. Leading up to the 2021 Annual Meeting, we reached out to our top stockholders and held conversations with each investor that expressed interest.

Aligned with the feedback received from stockholders, the Committee retained the core compensation design features for 2021, but made adjustments to the mix of annual LTI awards, as discussed further below. The Committee is committed to listening to stockholders’ views and taking stockholder feedback into account when reviewing the executive compensation program. In addition, our stockholders expressed satisfaction with the following components of our compensation program:

✓	Focus on net sales growth and operating margin expansion as well as robust target goal setting

✓	Use of at least 50% performance-based long-term incentives

✓	Responsible share usage and dilution

Finally, our stockholders were complimentary of the linkage between the compensation program, financial and stock price performance, and the Company’s long-term business strategy.

2022 Annual Meeting of Stockholders	41	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

Executive Compensation Philosophy and Objectives

Compensation Philosophy. The Company’s executive compensation program is designed to attract, motivate and retain talented executives who drive the Company’s success and enable long-term stockholder value creation by:

•	Profitably growing the business and prudently managing risk;

•	Linking a significant portion of our NEOs’ target compensation to performance-based results; and

•	Appropriately aligning compensation with both short- and long-term Company performance goals.

The deep leadership expertise of each NEO makes our NEOs highly valuable to many of our competitors, making their retention a key priority. Because many of our competitors in the spine industry are divisions of much larger companies, there is a highly competitive market for executive talent. In addition, our NEO compensation must motivate strong performance and drive stockholder returns. For these reasons, the Committee believes NEO compensation should be set at competitive levels to retain a valuable team and attract talent, while placing a strong emphasis on successful attainment of Company performance goals.

Strong Executive Compensation Governance Practices. The Committee regularly reviews best practices in governance and executive compensation. The following chart summarizes executive compensation practices that the Committee believes (i) drive Company performance and (ii) serve our stockholders’ long-term interests.

What we do	What we don’t do

✓ Review feedback from stockholder outreach (page 41)	× No single-trigger change-in-control arrangements (page 55)

✓ Utilize an independent compensation consulting firm to facilitate pay assessments and review best practices (page 44)	× No pledging of Company stock, hedging transactions and short sales by executive officers and Directors (page 52)

✓ Review competitive compensation market data (page 44)	× No significant perquisites (page 51)

✓ Review tally sheets when making executive compensation decisions (page 46)	× No tax gross ups related to change-in-control (page 51)

✓ Administer stock ownership guidelines to align interests with our stockholders (page 52)

✓ Provide for clawback of incentive compensation in the event of a material restatement of financials (page 52)

✓ Require executive officers and Directors to obtain approval prior to executing transactions in Company securities (page 52)

2022 Annual Meeting of Stockholders	42	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

Primary Elements of the Company’s Executive Compensation Program

The target total compensation opportunity for NEOs is comprised of both fixed (base salary) and variable (annual and long-term incentives) compensation. In addition, each NEO is eligible for benefits that are generally offered to Company employees.

Base Salary. Base salary for NEOs recognizes the experience, skills, knowledge and responsibilities required of each executive role. Each year, base salary is evaluated against the peer group, general competitive practices, and an internal assessment of the NEO performance, both individually and relative to other officers. For newly hired executive officers, the Committee considers industry and other competitive hiring factors. The Committee typically reviews base salary once a year and may adjust each NEO’s salary to reflect changes of responsibility, performance and competitive conditions. The Committee does not apply specific formulae to determine changes. If adjustments are made, they are typically made effective with the first pay period in March of each year.

Annual Performance Bonus Plan. NEOs participate in an annual cash bonus plan intended to provide a financial incentive based on the achievement of specifically defined annual performance measures, including both Company-specific measures and individual performance measures. The Committee establishes an individual target bonus opportunity for each NEO expressed as a percentage of base salary. Target bonus percentages are established at the beginning of the fiscal year (or upon hiring for new hires) based on a review of:

•	Competitive market data for both target bonus opportunity and target total cash opportunity;

•	The role of each executive, including ability to impact the Company’s overall performance; and

•	The Committee’s assessment of internal pay equity among executives.

The Committee may adjust each NEO’s target bonus opportunity during the year to reflect promotions or changes in level of responsibility, performance-based factors, and competitive conditions. The Committee evaluates the performance measures and targets under the plan each year to ensure they align with the Company’s short-term strategy and its long-term objective of creating sustainable stockholder value. Annual cash bonus payments, if any, are typically paid to each NEO in the first quarter of the year following the performance year.

Annual Long-Term Incentive Awards (LTI). LTI awards to our NEOs include grants of restricted stock units (RSUs) and performance restricted stock units (PRSUs). Prior to 2021, LTI awards also included performance cash awards. RSUs and PRSUs enable our NEOs to feel invested in our business and to participate in the long-term success of our Company as reflected in stock price appreciation. Furthermore, LTI awards promote retention through vesting tied to an individual’s continued employment.

In determining each NEO’s grant of LTI awards, the Committee considers:

•	Company performance;

•	Individual past performance and future potential; and

•	Competitive pay practices.

In addition, the Committee evaluates the amount and value of unvested LTI awards held by NEOs to assess the retention value associated with previously granted LTI awards. It is the Committee’s aim to provide significant levels of LTI compensation to NEOs as the Committee feels it is important to the Company’s long-term growth prospects to motivate and retain the Company’s executive management team.

Process for Determining Named Executive Officer Compensation

Except for compensation actions for the CEO, which require full Board approval, the Committee is ultimately responsible for decisions relating to compensation for our NEOs. In making its decisions, the Committee considers recommendations from, and discusses decisions with, its independent compensation consultant and the management team.

Role of the Committee. The Committee has the ultimate responsibility and decision-making authority over all aspects of the executive compensation programs for our NEOs, other than the CEO as described above. The Committee seeks advice from its independent compensation consultant to assist in the assessment of executive pay elements in order to ensure that they are reasonable, aligned with stockholder interests and competitive and meet our key priorities. Additionally, the Committee considers stockholder feedback and recommendations of the CEO referenced below. For a more detailed description of the Committee’s duties and responsibilities, please refer to the Committee’s Charter, which can be found on the Company’s website under the Governance section of the Company’s Investor Relations section on www.nuvasive.com.

2022 Annual Meeting of Stockholders	43	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

Role of Management. The Committee has full access to the management team for assessing and acting on executive compensation matters. The CEO works closely with the management team to develop management’s recommendations on the alignment of compensation with business strategy. The CEO does not make recommendations or participate in Committee deliberations on matters regarding the CEO’s own compensation. While the Committee considers input from the CEO and management in making compensation decisions, its decisions may or may not reflect management’s recommendations.

Role of Consultants. The Committee retained an independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to advise the Committee on executive and non-employee Director compensation practices during 2021. The independent compensation consultant reports directly to the Committee and provides advice on program design, performs data and information analyses, and keeps the Committee apprised of changing trends and regulatory requirements in the executive pay arena. In 2021, the Committee concluded that the engagement of FW Cook raised no conflict of interest under applicable SEC and Nasdaq rules that would prevent FW Cook from independently providing services to the Committee.

Competitive Market Data. The Committee considers each element of compensation separately and the total compensation package as a whole to determine whether compensation is consistent with the Committee’s compensation policies, is aligned with Company performance, and is competitive. The Committee considers peer group data, as well as published survey data. While the Committee considers this data in setting executive compensation, the Committee does not solely rely upon benchmarking in relation to a specific peer group. The Committee considers multiple factors in making individual pay decisions, allowing the Committee flexibility in determining the overall compensation (as opposed to being locked into a particular data set and/or percentile target).

Peer Group. The Committee performs an annual assessment of the peer group for compensation benchmarking. In August 2020, the Committee reviewed our 2020 peer group to determine whether the companies included were appropriate for 2021. Criteria included size (based on revenue and market capitalization), industry, peer groups as listed by proxy advisors and available compensation data. No changes were made for 2021, resulting in a peer group of 15 companies, as set forth below (our “2021 Peer Group”):

2021 Peer Group

Align Technology, Inc.	IDEXX Laboratories, Inc.	Nevro Corp.

CONMED Corporation	ICU Medical, Inc.	Orthofix Medical, Inc.

DexCom, Inc.	Integer Holdings Corp	ResMed, Inc.

Globus Medical, Inc.	Integra LifeSciences Holdings Corp	STERIS Plc

Haemonetics Corporation	Masimo Corporation	Wright Medical Group, N.V.

2022 Annual Meeting of Stockholders	44	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

As part of the annual peer group review process, the Committee reviewed the proxy peer group again in August 2021 to establish the proxy peer group for 2022 compensation benchmarking. During this review, the Committee noted that the two largest companies in the 2021 Peer Group (Align Technology and IDEXX Laboratories) were significantly larger than the Company based on market capitalization, revenue, and other metrics. The Committee also acknowledged that both companies fell outside of the peer group size constraints that a well-known proxy advisory firm has established, with revenues between 0.4 to 2.5 times that of NuVasive and market capitalization between 0.25 and 4.0 times that of NuVasive. Additionally, Wright Medical Group, N.V. was removed due to its pending acquisition by Stryker Corporation, which was completed in November 2020. While NuVasive competes with these companies for talent, the Committee, with input from its independent compensation consultant, determined to update the 2022 proxy peer group to better align NuVasive’s revenue and market capitalization with the median by (i) removing the two largest peers from the 2021 Peer Group, (ii) removing Wright Medical Group, N.V., and (iii) adding four new medical device companies that are similar to or smaller in size than that of NuVasive, as follows:

Removed for 2022	Added for 2022

Align Technology, Inc.	Avanos Medical, Inc.

IDEXX Laboratories, Inc.	LivaNova PLC

Wright Medical Group, NV	Merit Medical Systems Inc.

Quidel Corporation

When these changes were approved by the Compensation Committee in August 2021, NuVasive approximated the median for revenue and the 25th percentile for market capitalization relative to the sixteen companies comprising the 2022 peer group, as follows:

2022 Peer Group

Avanos Medical, Inc.	Haemonetics Corporation	LivaNova PLC	Orthofix Medical, Inc.

CONMED Corporation	ICU Medical, Inc.	Masimo Corporation	Quidel Corporation

DexCom, Inc.	Integer Holdings Corp	Merit Medical Systems Inc.	ResMed, Inc.

Globus Medical, Inc.	Integra LifeSciences Holdings Corp	Nevro Corp.	STERIS Plc

Additional Published Survey Sources. As noted above, the Committee does not rely upon a stated benchmarking percentile in relation to this specific peer group alone, but rather relies upon varied sources of data and other factors in making individual pay decisions. To supplement market data gathered from publicly disclosed filings of our specific peer group, the Committee also considers market information from the Radford Global Technology published compensation survey, which is reflective of the market in which we compete for talent. The identity of the companies comprising the survey data is not disclosed to, or considered by, the Committee in its decision-making process and the Committee does not consider the identity of the companies comprising the survey data to be material for this purpose.

2022 Annual Meeting of Stockholders	45	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

Determining Executive Compensation for 2021

For 2021, the Committee (and the Board, in the case of the CEO) considered market pay-related data and other factors such as Company performance, performance against individual goals and objectives, realizable pay data, and a multi-year look-back of total compensation through tally sheets (inclusive of annual cash compensation, LTI awards granted and earned, and benefits and perquisites) in determining NEO compensation for 2021.

2021 Base Salary. The table below sets forth base salary rates for the NEOs as of December 31, 2020 and 2021, and the percentage change:

	2020 Base Salary Rate(1)	2021 Base Salary Rate(2)	% Change from 2020

J. Christopher Barry	$ 850,000	$ 875,000	2.9%

Matthew K. Harbaugh	$ 525,000	$ 535,500	2.0%

Massimo Calafiore(3)	$ 420,000	$ 475,000	13.1%

Nathaniel B. Sisitsky	$ 390,125	$ 401,829	3.0%

Dale Wolf(4)	$ 340,000	$ 391,000	15.0%

Brent J. Boucher(5)	$ 475,000	$ 475,000	0.0%

(1)	2020 Base Salary Rate reflects annual base salary rate in effect on December 31, 2020.

(2)	2021 Base Salary Rate reflects annual base salary rate in effect on December 31, 2021.

(3)	For Mr. Calafiore, 2021 Base Salary Rate reflects a 13.1% increase in connection with his promotion to the role of Executive Vice President, Global Business Units, effective October 14, 2020.

(4)	For Mr. Wolf, 2021 Base Salary Rate reflects a 15.0% increase in recognition of his performance and to better align his base salary with competitive peer group market data.

(5)	Mr. Boucher did not receive a base salary increase for 2021 as his employment with the Company commenced in October 2020.

2021 Annual Performance Bonus. In February 2021, the Committee approved the terms of the 2021 annual performance bonus plan (the “2021 Bonus Plan”) under which our NEOs are eligible to receive a cash bonus based on the achievement of Company and individual performance goals. The Committee established an individual target bonus opportunity for each NEO based on peer group and survey data for similar positions, each executive officer’s role, including their ability to impact the Company’s overall performance, and internal pay equity among the executive officers. Consistent with the design of the 2020 annual performance bonus plan, the Committee approved a maximum bonus opportunity under the 2021 Bonus Plan at 200% of target.

For 2021, and consistent with our past practice, the Committee approved funding guidelines that include payout scenarios for various levels of Company financial performance. However, due to the variability in elective surgical volumes as a result of the COVID-19 pandemic, the Committee set financial targets based on first-half performance and second-half performance, instead of full-year financial targets. In addition, given the importance of continuing to develop innovative and enabling technologies to advance less-invasive spine surgery, the Committee selected strategic objectives (described below) as a third performance measure for the 2021 Bonus Plan. The weighting of each performance measure for purposes of the 2021 Bonus Plan is set forth in the table below:

2021 Bonus Plan – Performance Measure Weighting

35% 2021 First-half Financial Performance	35% 2021 Second-half Financial Performance	30% Achievement of Strategic Objectives

The Committee selected net sales and non-GAAP operating margin as the metrics for the financial performance components of the 2021 Bonus Plan, each weighted equally, as the Committee believes these performance metrics closely align with both the Company’s short-term strategy and its long-term objective of creating sustainable stockholder value (which is consistent with stockholder feedback).

2022 Annual Meeting of Stockholders	46	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

The Committee defined these metrics for purposes of the 2021 Bonus Plan as follows:

•

Net Sales: Net sales for the applicable period (first-half or second-half) calculated from the year-end financial statements, excluding the effect of currency fluctuations and financial impact of substantial acquisitions and divestitures during the applicable period; and

•

Non-GAAP Operating Margin: Non-GAAP operating margin for the applicable period (first-half or second-half) calculated from the year-end financial statements (which includes the cost of payouts under the 2021 Bonus Plan), excluding the financial impact of substantial acquisitions and divestitures that close during the applicable period.

The purpose of these adjustments is to ensure the measurement of performance reflects factors that management can directly control and that payout levels are not artificially inflated or impaired by factors unrelated to the ongoing operation of the business. The Committee feels these definitions appropriately measure core net sales and operating margin performance. As the Company completed the acquisition of Simplify Medical Pty Limited in February 2021, results for the first-half of 2021 exclude the impact of Simplify Medical, and results for the second-half of 2021 include the impact of Simplify Medical.

The strategic objectives for the 2021 Bonus Plan consisted of: (i) the on-time launch of our Pulse platform; (ii) net sales growth from our cervical portfolio; and (iii) making talent and culture a competitive advantage by deploying a new Company vision and values for employees globally with The Cheetah Way and executing on our diversity and inclusion action plan.

Results for each performance measure are determined on a scale of 0% - 200%, based on the level of achievement for each performance measure, with a maximum bonus opportunity under the 2021 Bonus Plan at 200% of target.

Demonstration of Rigorous Financial Performance Goal Setting. The charts below sets forth the threshold, target and maximum goals for the financial performance components of the 2021 Bonus Plan established by the Committee:

Metric ($ in millions)	2020 Baseline (1)	2021 First-half Financial Performance Goals			Increase over 2020 Actual
		Threshold	Target	Maximum	Threshold	Target	Maximum

Net Sales(2)	$469.5	$499.9	$555.4	$610.9	+6.5%	+18.3%	+30.1%

Non-GAAP Operating Margin(2)	5.2%	10.64%	13.30%	15.96%	540 bps	810 bps	1,090 bps

(1)	2020 Baseline reflects financial results for the six months ended June 30, 2020, as adjusted pursuant to the terms of the 2021 Bonus Plan.

(2)	Data has been rounded and may not sum.

Metric ($ in millions)	2020 Baseline (1)	2021 Second-half Financial Performance Goals			Increase over 2020 Actual
		Threshold	Target	Maximum	Threshold	Target	Maximum

Net Sales (2)	$591.4	$599.8	$651.9	$717.1	+1.3%	+10.2%	+21.4%

Non-GAAP Operating Margin (2)	15.8%	13.53%	16.91%	20.29%	-230 bps	110 bps	450 bps

(1)	2020 Baseline reflects financial results for the six months ended December 31, 2020, as adjusted pursuant to the terms of the 2021 Bonus Plan.

(2)	Data has been rounded and may not sum.

2021 Bonus Plan Results. In determining annual bonus payments for each NEO, the Committee considers individual and Company performance, as reflected in each executive’s leadership, business unit or functional achievements and results against goals and objectives. The evaluation of an executive’s performance relative to these considerations is inherently subjective and is not based on any mathematical calculation or formula; rather, it is based on the collective business experience and judgment of the Committee (and the Board, in the case of the CEO) to holistically consider the performance of each executive and his or her contribution to the overall success of the Company.

In February 2022, the Committee (and the Board, in the case of the CEO) reviewed the Company’s financial and business performance and approved payouts under the 2021 Bonus Plan. During 2021, we continued to experience negative impacts as a result of the COVID-19 pandemic. While procedural volumes for elective surgeries steadily recovered in the first-half of 2021 as government restrictions eased and hospital systems resumed more elective surgical procedures, procedural volumes were

2022 Annual Meeting of Stockholders	47	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

negatively affected in the second-half of 2021 due to the impact of COVID-19 as well as U.S. healthcare worker shortages. For the six months ended June 30, 2021, we delivered net sales of $566.9 million and non-GAAP operating margin of 14.1%, when calculated in accordance with the 2021 Bonus Plan. For the six months ended December 31, 2021, we delivered net sales of $580.7 million and non-GAAP operating margin of 12.3%, when calculated in accordance with the 2021 Bonus Plan. Accordingly, the Company exceeded the targets established for the first-half financial performance goals and fell short of the minimum thresholds established for the second-half financial performance goals.

As it relates to the strategic objectives under the 2021 Bonus Plan, the Company commercially launched the Pulse platform in July 2021, and we exceeded our initial expectations for Pulse in 2021. Further, the Company exceeded its strategic goals for the cervical portfolio, driven by adoption of the NuVasive Anterior Cervical Plate (ACP) and the Simplify Cervical Disc. Further, the Company made significant progress in embedding The Cheetah Way throughout the business and continuing to advance our diversity and inclusion action plan. Based on the funding guidelines for the 2021 Bonus Plan and actual performance, the Committee approved bonus plan funding at 80% of target for 2021.

The table below presents information relating to the various components and actual achievement under the 2021 Bonus Plan:

Performance Measure	Performance Measure Weighting	Level of Achievement (0% - 200%)	Result

2021 First-half Financial Performance	35%	126%	44%

2021 Second-half Financial Performance	35%	0%	0%

Strategic Objectives Achievement	30%	120%	36%

Total Funding (% of Target)	-	-	80%

For 2021, the Committee determined that each NEO performed at a high level and contributed to the Company’s financial performance and achievement of its strategic objectives, as well as the Company’s response to COVID-19. For each of Messrs. Harbaugh, Calafiore, Sisitsky, Wolf and Boucher, the Committee approved payouts under the 2021 Bonus Plan at the 80% bonus funding level, and based on the recommendation of the Committee, the Board also approved a 2021 bonus payout for Mr. Barry at 80%.

The following table sets forth the bonus target and actual cash bonuses paid to each NEO under the 2021 Bonus Plan:

	2021 Annual Base Salary Rate(1)	2021 Target Cash Bonus(1) (% of Base Salary)	2021 Target Cash Bonus Amount	2021 Actual Cash Bonus Amount ($)		2021 Actual Cash Bonus Amount (% of Target)

J. Christopher Barry	$875,000	125%	$1,093,750	$875,000		80%

Matthew K. Harbaugh	$535,500	90%	$481,950	$385,560		80%

Massimo Calafiore	$475,000	75%	$356,250	$285,000		80%

Nathaniel B. Sisitsky	$401,829	60%	$241,097	$192,878		80%

Dale Wolf	$391,000	60%	$234,600	$187,680		80%

Brent J. Boucher	$475,000	75%	$356,250	$238,151	(2)	80%

(1)	Reflects annual base salary rate and target cash bonus as a percentage of base salary in effect on December 31, 2021.

(2)

Mr. Boucher received a pro-rated bonus for 2021 in accordance with NuVasive’s Executive Severance Plan based on a pro-rated base salary of $396,918. For more information on his separation package, please refer to page 54.

2022 Annual Meeting of Stockholders	48	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

2021 Long-Term Incentive Awards – Annual Grant. To directly align LTI awards with stockholder value creation, the Committee awarded 2021 LTI awards to NEOs in RSUs (50% of total target award value) and PRSUs (50% of total target award value). The following table summarizes the annual 2021 LTI awards for the NEOs:

	Total 2021 LTI Target Award Value ($)(1)	RSUs(1)(2)		PRSUs(1)(2)(3)
		($)	(# of shares)	($)	(# of shares)

J. Christopher Barry	$ 4,700,000	$ 2,350,000	38,199	$ 2,350,000	38,199

Matthew K. Harbaugh	$ 1,650,000	$ 825,000	13,411	$ 825,000	13,411

Massimo Calafiore	$ 900,000	$ 450,000	7,315	$ 450,000	7,315

Nathaniel B. Sisitsky	$ 725,000	$ 362,500	5,893	$ 362,500	5,893

Dale Wolf	$ 700,000	$ 350,000	5,690	$ 350,000	5,690

Brent J. Boucher	$ 900,000	$ 450,000	7,315	$ 450,000	7,315

(1)

The LTI grant values represent the economic value on the date of grant, and for performance-based awards, assumes a payout at target. It does not reflect the accounting value under FASB ASC Topic 718, which may differ. The LTI grant values computed in accordance with the FASB ASC Topic 718 can be found in the Summary Compensation Table. The 2021 RSU and PRSU awards were made pursuant to the 2014 Equity Incentive Plan of NuVasive, Inc. (the “2014 Equity Incentive Plan”) and the Ellipse Technologies 2015 Incentive Award Plan (assumed by the Company in connection with the acquisition of Ellipse Technologies in February 2016).

(2)

The annual 2021 LTI awards were granted on March 1, 2021. The number of RSUs and PRSUs was determined by dividing the economic value by the closing stock price on the date of grant ($61.52 per share). Any resulting fractional share was rounded up to the nearest whole share.

(3)

Reflects the target number of shares subject to PRSUs, assuming all performance goals and other requirements are met. As described below, the PRSUs earned will range from 0%—200% of target based on the achievement of performance goals, with payment in shares following the conclusion of the three-year performance period.

The table below sets forth the 2021 LTI award type, purpose, performance goals and vesting terms. Each of the 2021 LTI awards described below cliff vest on March 1, 2024, subject to the NEO’s continued service with the Company through such date (with the possibility of earlier acceleration in limited circumstances), satisfaction of the applicable performance conditions, and compliance with the terms of the grant agreement.

2021 LTI Award Types

LTI Award Type	Purpose	Performance Goal	Vesting Terms

RSUs (50% of total target value)	Retain and motivate executives to drive long-term stockholder value while feeling personally invested in the business	Not applicable; time-based	Three-year cliff vest in 2024

PRSUs (50% of total target value)	Reward executives for the achievement of multi-year performance goals	Net sales growth over each of the three years 2021, 2022 and 2023, subject to a cap based on non-GAAP Operating Margin expansion as measured at the end of the three-year period	Three-year cliff vest in 2024 with opportunity that ranges from 0 – 200% of target

The Committee removed Performance Cash as an LTI award type in 2021 to simplify the award delivery to executives and place greater emphasis on top-line net sales growth. The Committee selected net sales growth as the primary performance metric and non-GAAP operating margin expansion as a secondary performance metric for the 2021 LTI awards because they are aligned with the Company’s operating plan and the financial objectives communicated to stockholders, which focus on above-market net sales growth while driving improved profitability. The Committee also believes that they are important drivers of long-term stockholder value creation. As RSUs and PRSUs are reflected in the Summary Compensation Table in the year of grant, and Performance Cash is reflected in the Summary Compensation Table when earned, the removal of Performance Cash as an LTI award type in 2021 resulted in an increase in annual compensation as reported in the Summary Compensation Table for 2021.

2022 Annual Meeting of Stockholders	49	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

Vesting and Payout of Prior Performance-Based Long-Term Incentive Awards

2019 Performance-Based Long-Term Incentive Awards. In March 2019, as part of the annual LTI award, each of Messrs. Barry, Calafiore, Sisitsky and Wolf was granted (i) a time-based RSU award with three-year cliff vesting, (ii) a PRSU award with a performance condition based on the Company’s improvement in non-GAAP operating margin over the three-year period ending December 31, 2021, and (iii) a performance cash award with a performance condition based on the Company’s growth in revenue (now captioned as “net sales” in Company financial reports) over the three-year period ending December 31, 2021. For the 2019 PRSU awards and 2019 performance cash awards, attainment of the associated performance metric is measured separately for each calendar year during the three-year measurement period, with each year weighted equally at 33.33%. The table below sets forth the performance goals and payout levels at threshold, target, and maximum for the 2019 PRSU awards and 2019 performance cash awards.

2019 Annual LTI Award Type	Metric(1)	Annual Performance Goals			Annual Performance Multiplier
		Threshold	Target	Maximum	Threshold	Target	Maximum

2019 PRSU	Annual non-GAAP operating margin basis improvement	0 bps	50 bps	100 bps	0%	100%	200%

2019 Performance Cash	Annual revenue growth	+0.0%	+4.0%	+8.0%	0%	100%	200%

(1)	Achievements between threshold and maximum are based on a linear interpolation between points along the funding curve.

The table below sets forth the Company’s performance relative to the performance conditions for the 2019 PRSU awards and 2019 performance cash awards for each of the years ended December 31, 2019, 2020 and 2021, in each case calculated in accordance with the terms of the LTI award agreements. Based on such performance, the calculated payout for the 2019 PRSU awards was 113% of target and the calculated payout for the 2019 performance cash awards was 116% of target.

2019 Annual LTI Award Type	2019 (weighted 33.33%)		2020 (weighted 33.33%)		2021 (weighted 33.33%)		Aggregate Payout

2019 PRSU(1)	Op Margin Improvement	Perf Mult %	Op Margin Improvement	Perf Mult %	Op Margin Improvement	Perf Mult %	Payout %
	70 bps	140%	< 0 bps	0.00%	230 bps	200%	113%

2019 Performance Cash(2)	Revenue Growth	Payout %	Revenue Growth	Payout %	Revenue Growth	Payout %	Payout %
	6.53%	163%	< 0.00%	0.00%	7.41%	185%	116%

(1)

Reflects non-GAAP operating margin improvement, measured in basis points, compared to the prior year as calculated based on the Company’s annual non-GAAP operating margin determined in accordance with the PRSU award agreement, with the first-year baseline being 15.1%.

(2)

Reflects revenue growth, measured as a percentage, compared to the prior year as calculated based on the Company’s annual revenue determined in accordance with the performance cash award agreement, with the first-year baseline being $1,102 million.

2022 Annual Meeting of Stockholders	50	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

The table below sets forth, for each of Messrs. Barry, Calafiore, Sisitsky and Wolf, the award target and award payout for the PRSU awards and performance cash awards granted as part of the 2019 annual LTI awards. In accordance with the terms for the 2019 annual LTI awards, which provide for three-year cliff vesting, these awards vested and were paid on March 1, 2022. The amount of the performance cash payouts for the 2019 annual LTI awards is included in the Summary Compensation Table as Non-Equity Incentive Plan Compensation for 2021.

	2019 PRSU Award Target (# Shares)	2019 PRSU Award Payout (# Shares)	2019 Performance Cash Award Target ($)	2019 Performance Cash Award Payout ($)

J. Christopher Barry	17,100	19,323	$1,000,000	$1,160,000

Massimo Calafiore	2,779	3,141	$162,500	$188,500

Nathaniel B. Sisitsky	2,565	2,899	$150,000	$174,000

Dale Wolf	1,283	1,450	$75,000	$87,000

Other Performance-Based Long-Term Incentive Awards. In connection with the hiring of Mr. Barry to serve as our CEO, Mr. Barry was granted a one-time LTI award on November 5, 2018 comprised of (i) $2,000,000 of RSUs subject to two-year ratable vesting on each of the first and second anniversaries of the date of grant and (ii) $2,500,000 of PRSUs subject to cliff vesting on November 5, 2021. This LTI award was intended to replace a portion of the value of LTI awards that he forfeited upon leaving his former employer to join the Company. Upon vesting, the PRSUs provided for payout between 0%-100% of the target number of shares subject thereto based on the level of year-over-year improvement in the Company’s non-GAAP diluted earnings per share (EPS) during the three-year performance period, as calculated for the 12-month period ended on September 30 of each year. The Committee reviewed the Company’s financial performance relative to the goals established for the award and approved the payout of the PRSUs at 66.66% of target, equal to 29,904 shares, which vested on November 5, 2021.

Responsible Share Usage

As illustrated in the chart below, the Company’s annual share usage rate has remained below 2% since stockholders approved the 2014 Equity Incentive Plan.

Annual Share Usage Rate

2017	2018	2019	2020	2021

1.14%	1.63%	1.16%	1.08%	1.37%

(1)

Share Usage Rate is defined as the ratio of the target number of shares subject to equity awards granted in the calendar year (i.e., the number of shares that would be issued at target level for performance-based equity incentives) to the weighted average shares outstanding (basic) at the end of such year.

Other Elements of the Executive Compensation Program

Perquisites and Other Benefits. Our NEOs participate in our benefit plans on the same terms as our other employees, which include the Company’s 401(k) plan and medical and dental insurance. In addition to these benefits, executives may be provided with certain other incidental benefits (including participation in an executive healthcare program and financial planning benefit) that do not comprise a material portion of any executive’s compensation package. We generally do not provide significant perquisites to the executives that are not available to our other employees. We do not provide tax gross-ups to our executives for perquisites or if excise taxes are incurred following a qualifying termination in connection with a change in control.

We do not provide defined benefit pension arrangements or post-retirement health coverage for our U.S. executives or employees. Our NEOs are eligible to participate in our 401(k) defined contribution plan. For all U.S. employees, including our NEOs, we provide a company matching contribution up to 4.0% of compensation to help attract and retain top talent as well as support our employees’ retirement readiness. We also offer participation in a Deferred Compensation Plan, which is a non-qualified defined contribution plan that provides for the voluntary deferral of cash compensation for individuals holding a position of Vice President or higher, as well as non-employee members of the Board. Eligible employees may defer up to 75% of base salary and/or up to 100% of their annual bonus into the plan, and contributions may be directed into a selection of underlying investment funds. Non-employee members of the Board may defer all or a portion of their cash retainer into the plan. In 2021, Mr. Wolf was the only NEO who elected to defer compensation.

2022 Annual Meeting of Stockholders	51	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

Our NEOs may participate in our Employee Stock Purchase Plan, which is available to all our employees, pursuant to which they may purchase shares of our common stock at a discount to market prices (but within limits of Section 423 of the Internal Revenue Code). Additionally, our executive travel and expense policy sets forth guidelines for our NEOs with respect to reimbursable expenses and generally requires: (i) a business purpose for business meals reimbursed by the Company, and (ii) that personal aspects of business travel (other than incidental meals and other expenses) be paid by the executive.

Attributed costs of the personal benefits described above for the NEOs for the fiscal year ended December 31, 2021, if required to be disclosed, are included in the column captioned “All Other Compensation” of the “Summary Compensation Table” below.

Equity Grant Practices. The Company’s practice is to grant annual equity awards to eligible employees, including our NEOs, during the first quarter of the year. The grant date for the Company’s annual LTI award is approved by the Committee well in advance of the date of grant. In the event of grants related to new hires or other off-cycle awards, the grants are generally made on the first trading day of the month following approval of the award.

Stock Ownership Guidelines. All of our non-employee Directors, our CEO, and individuals holding a position of Senior Vice President or higher, are subject to stock ownership guidelines. The table below sets forth the 2021 stock ownership guidelines.

Stock Ownership Guidelines

Target Multiple (as a multiple of base salary or Director base retainer).	• Non-employee Directors: 5.0x • Chief Executive Officer: 5.0x • President and Executive Vice Presidents: 2.0x • Senior Vice Presidents: 1.0x

Awards that Count	• Shares owned outright (including shares for which delivery has been deferred) • Shares subject to vested and unvested time-based restricted stock and RSUs

Awards that do Not Count	• Vested and unvested stock options • Unearned performance equity awards

Time to Achieve	• Within 5 years of becoming subject to the guidelines

Each of Messrs. Barry, Harbaugh, Calafiore, Sisitsky and Wolf are in compliance with our stock ownership guidelines. As further discussed below under “Director Compensation,” all of our non-employee Directors are also in compliance with our stock ownership guidelines.

Holding Periods on Employee Stock Purchase Plan (ESPP) Purchases. Shares purchased through the ESPP by eligible employees, including our NEOs, must be held for a minimum of six months. This policy applies to all ESPP purchases made after November 1, 2014 and is in addition to the share ownership guidelines described above.

Clawback Policy. The Board has adopted the NuVasive Incentive Compensation Recoupment Policy, under which our Board has authority to recover excess executive officer incentive compensation cash and equity awards in the event of a material restatement of our financial statements. We believe that our strong financial controls provide a substantial safeguard against the risk of a financial restatement. However, if an extraordinary event were to occur and require a material restatement of the Company’s financial performance, the Committee is authorized to seek recovery of executive officer compensation achieved based upon any misstated financial information.

Trading Controls and Anti-Hedging and Anti-Pledging Policies. Executive officers, including our NEOs, are required to pre-clear transactions in Company securities with the Company’s legal department. Generally, trading is permitted only during scheduled trading windows. Our NEOs may enter into a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934. These trading plans may be entered into only during an open trading window, must be approved by the Company‘s legal department and must include a waiting period prior to commencement of trading under the plan. The NEO bears the full responsibility if he or she violates the Company policy by permitting shares to be bought or sold without pre-clearance or when trading is restricted.

2022 Annual Meeting of Stockholders	52	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

In addition, the Company prohibits its Directors, officers and other employees from (i) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of equity securities, or (ii) otherwise engage in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of equity securities that are granted to an employee or Director as compensation (or any designee of such employee or Director) or held, directly or indirectly by, an employee or Director. Further, the Company prohibits its Directors, officers and other employees from pledging Company securities as collateral for margin loans.

Annual Risk Assessment. The Committee oversees an annual risk assessment of the Company’s compensation programs to determine whether such programs are reasonably likely to have a material adverse effect on the Company. For 2021, the Committee concluded that compensation programs were appropriately balanced to mitigate compensation-related risk with cash and stock elements, financial and non-financial goals, formal goals and discretion, and short-term and long-term rewards. The Company also has policies to mitigate compensation-related risk, including stock ownership guidelines, clawback provisions and prohibitions on employee pledging and hedging activities. Furthermore, the Committee believes the Company’s policies on ethics and compliance along with its internal controls also mitigate against unnecessary or excessive risk taking.

Employment Letters and Separation Agreements

Letter Agreement (J. Christopher Barry). During 2018, the Board undertook a comprehensive leadership development and succession planning process to identify the right leader to take NuVasive into the next phase of growth. After a robust and competitive process, the Board named Mr. Barry as CEO. On October 16, 2018, the Company entered into a Letter Agreement (the “Barry Agreement”) with Mr. Barry to serve as the Company’s CEO. The Barry Agreement set out certain terms of Mr. Barry’s new hire employment package, including an initial annual base salary of $800,000 and a bonus target opportunity for 2019 equal to 125% of base salary. The Barry Agreement also provided for eligibility for 2019 LTI awards with an aggregate grant date value of $4,000,000. In addition, the Barry Agreement provided for a one-time cash award of $500,000 which was payable in April 2019 and a one-time new hire LTI award with an aggregate grant date value of $4,500,000, both of which were intended to replace a portion of the value of short- and long-term incentive awards that Mr. Barry forfeited upon leaving his former employer to join the Company. The one-time LTI award was granted on November 5, 2018 and was comprised of (i) $2,000,000 of RSUs subject to two-year ratable vesting on each of the first and second anniversaries of the date of grant and (ii) $2,500,000 of PRSUs subject to cliff vesting on the third anniversary of the date of grant. Upon vesting, the PRSUs provided for payout between 0%-100% of the target number of shares subject thereto based on the level of year-over-year improvement in the Company’s non-GAAP diluted earnings per share (EPS) during the three-year performance period, as calculated for the 12-month period ended on September 30 of each year. The Committee reviewed the Company’s financial performance relative to the goals established for the award and approved the payout of the PRSUs at 66.66% of target, equal to 29,904 shares, which vested on November 5, 2021. Vesting of the PRSUs and RSUs were subject to Mr. Barry’s continued service with the Company and compliance with the terms of the grant agreements and the Company’s 2014 Equity Incentive Plan. The Barry Agreement also provides for standard relocation benefits, severance benefits, health and welfare benefits, and other benefits afforded to the Company’s employees and executives. The cash award and relocation benefits were subject to a benefits repayment obligation in the event of Mr. Barry’s voluntary termination other than for “good reason” or termination by the Company for “cause” prior to November 5, 2020. If such a termination event occurred during the first 12 months of employment, Mr. Barry would have been obligated to repay 100% of such benefits, and if such a termination event occurred during the second 12 months of employment, Mr. Barry would have been obligated to repay 50% of such benefits. The foregoing information is a summary of select terms from agreements entered into with Mr. Barry, is not complete, and is qualified in its entirety by reference to the pertinent text of the pertinent agreements, copies of which have been filed with the SEC in Current Reports on Form 8-K or an exhibit to the respective Quarterly Filing on Form 10-Q, as appropriate.

Letter Agreement (Matthew K. Harbaugh). On December 27, 2019, the Company entered into a letter agreement (the “Harbaugh Agreement”) with Mr. Harbaugh with respect to his employment, compensation and benefits as Executive Vice President, Chief Financial Officer. Mr. Harbaugh’s initial base salary was set at $525,000 annually, with eligibility to receive an annual bonus payment for 2020 at a target level of $472,500 (90% of base salary). Mr. Harbaugh received a one-time LTI award, granted on January 2, 2020, comprised of RSUs with an aggregate grant date value of $100,000 and subject to cliff vesting on January 1, 2023. The Harbaugh Agreement also provided that Mr. Harbaugh would be eligible for a 2020 annual LTI award with a grant date target value of $1,600,000. The Harbaugh Agreement also provides for other health, welfare, relocation and financial benefits provided to Company executives, including participation in the Company’s Amended and Restated Executive Severance Plan. The foregoing information is a summary of select terms from agreements entered into with Mr. Harbaugh, is not complete,

2022 Annual Meeting of Stockholders	53	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

and is qualified in its entirety by reference to the pertinent text of the pertinent agreements, copies of which have been filed with the SEC in Current Reports on Form 8-K or an exhibit to the respective Quarterly Filing on Form 10-Q, as appropriate.

Letter Agreement (Massimo Calafiore). On October 14, 2020, the Company entered into a letter agreement (the “Calafiore Agreement”) with Mr. Calafiore in connection with his promotion to the role of Executive Vice President, Global Business Units. Through October 14, 2020, Mr. Calafiore served as the Company’s Senior Vice President, Spine Business Unit. The Calafiore Agreement provides that Mr. Calafiore’s base salary would remain $420,000 per year for the remainder of 2020 (subject to review in 2021), but that his target bonus opportunity would be increased from 60% of base salary to 75% of base salary (with Mr. Calafiore’s bonus opportunity for 2020 pro-rated based on the length of time in each role). In addition, the Calafiore Agreement provides that for 2021, Mr. Calafiore’s annual LTI award target would be $900,000, compared to $650,000 for 2020. The Calafiore Agreement also provides for continued eligibility for other Company benefits, including increased change in control benefits as an Executive Vice President, as discussed further below. The Calafiore Agreement was not amended when Mr. Calafiore assumed the role of Chief Commercial Officer in September 2021. The foregoing information is a summary of select terms from agreements entered into with Mr. Calafiore, is not complete, and is qualified in its entirety by reference to the pertinent text of the pertinent agreements, copies of which have been filed with the SEC in Current Reports on Form 8-K or an exhibit to the respective Quarterly Filing on Form 10-Q, as appropriate.

Letter Agreements; Separation Agreement (Brent J. Boucher). On October 13, 2020, the Company entered into a letter agreement (the “Boucher Agreement”) with Mr. Boucher with respect to his employment, compensation and benefits as Executive Vice President, Global Commercial. Mr. Boucher’s initial base salary was set at $475,000 annually, with eligibility to receive an annual bonus payment for 2020 at a target level of $76,198 (75% of a pro-rated base salary for 2020) and an annual bonus payment for 2021 at a target level of $356,250 (75% of base salary). Mr. Boucher received a one-time LTI award, granted on October 14, 2020, comprised of RSUs with an aggregate grant date value of $300,000 and subject to vesting ratably over two years with 50% vesting on October 14, 2021 and the remaining 50% subject to vesting on October 14, 2022.

On September 1, 2021, the Company announced that it was realigning the leadership structure for its commercial, commercial enablement, product marketing, and other organizations. With this new structure, the Company eliminated the role of Executive Vice President, Global Commercial. On September 1, 2021, the Company entered into a new letter agreement (the “2021 Boucher Agreement”) with Mr. Boucher with respect to his transition from the role of Executive Vice President, Global Commercial. The 2021 Boucher Agreement set forth the terms of Mr. Boucher’s transition from the role of Executive Vice President, Global Commercial, effective September 1, 2021, and his continued employment with the Company in an advisory role through November 1, 2021 to assist with the transition of responsibilities. Through November 1, 2021, Mr. Boucher continued to be paid salary at his current rate ($475,000 annually) and remained eligible for all Company health, welfare and other benefits. Effective November 1, 2021, in accordance with the Company’s Amended and Restated Executive Severance Plan, Mr. Boucher was eligible to receive, in exchange for a general release of claims against the Company, the payment of (i) 12 months of annual base salary, (ii) a pro-rated annual performance bonus for the year ended December 31, 2021, payable in March 2022 at the lesser of target or Board-approved performance, (iii) an amount equal to the after-tax cost of health benefits for a period of 12 months, and (iv) outplacement services. The foregoing information is a summary of select terms from agreements entered into with Mr. Boucher, is not complete, and is qualified in its entirety by reference to the pertinent text of the pertinent agreements, copies of which have been filed with the SEC in Current Reports on Form 8-K or an exhibit to the respective Quarterly Filing on Form 10-Q, as appropriate.

Executive Severance Plan

The Company maintains the NuVasive, Inc. Amended and Restated Executive Severance Plan (the “Executive Severance Plan”), which is designed to cover the CEO and all of the Company’s other NEOs (as well as certain other executives as designated by the Committee). The Executive Severance Plan provides certain severance benefits upon an involuntary termination of employment by the Company that is not for cause (as defined in the Executive Severance Plan), including in the event of a position elimination. Executive Severance Plan benefits are not provided in the event of termination of employment due to retirement, death or disability. Furthermore, no benefits are provided under the Executive Severance Plan in any situation in which the executive is provided with severance benefits under any change in control agreement in connection with such a transaction.

Pursuant to the Executive Severance Plan, benefits for plan-participating executives, other than our CEO, consist of customary outplacement assistance and a cash payment equal to the sum of (i) the executive’s annual base salary and (ii) the after-tax cost of health benefits for a period of one year from the date of termination of employment. Severance benefits also include

2022 Annual Meeting of Stockholders	54	NuVasive, Inc. Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

a pro-rata annual bonus payment for the year in which termination of employment occurs (based on service from the beginning of the year until the date of termination of employment) based on the lesser of his/her annual incentive bonus target for the year in which the termination of employment occurs or actual performance for the relevant performance period. The Executive Severance Plan provides benefits specific to the CEO that include customary outplacement assistance and a cash severance payment equal to the sum of: (i) two times the sum of his/her annual base salary and annual target incentive bonus in effect for the calendar year in which the termination of employment occurs and (ii) the after-tax cost of health benefits for a period of two years from the date of termination of employment. Severance benefits also include a pro rata annual bonus payment for the year in which termination of employment occurs (based on service from the beginning of the year until the date of termination of employment) based on actual performance for the relevant performance period. All severance benefits under the Executive Severance Plan are conditioned upon the executive providing an effective release of claims against the Company.

The specific amounts of compensation payable to each NEO upon the occurrence of different potential employment termination events are shown in the tables below under the caption “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

Change in Control Arrangements

We believe that severance protection for our executives following a change in control provides several important benefits to us:

•	It permits an executive to evaluate a potential change in control while relatively free of concern for the executive’s own situation or the need to seek employment elsewhere;

•

Change in control transactions take time to unfold, and a stable management team can help preserve our operations either to enhance the value delivered to a buyer in the transaction or, if no transaction is consummated, to ensure that our business will continue without undue disruption; and

•

Change in control protections encourage management to consider, on an ongoing basis, whether a strategic transaction might be advantageous to our stockholders, even one that would vest control of the Company in a third party.

The Company has entered into a change in control agreement (the “Change in Control Agreement”) with the CEO and the Company’s other NEOs (as well as certain other executives as designated by the Committee).

The Change in Control Agreement requires a “double-trigger” for the executive to be eligible for benefits under the agreement. First, there must be a change in control of the Company (as defined in the Change in Control Agreement). Second, the executive’s employment must be involuntarily terminated by the Company for reasons other than death, disability or cause (as defined in the Change in Control Agreement) or by the executive for good reason (as defined in the Change in Control Agreement) either in contemplation of the change in control or within a period of 24 months following the change in control.

The benefits for the NEOs under the Change in Control Agreement consist of (i) a lump-sum cash severance payment; (ii) full vesting of all Company equity and LTI awards granted to the executive to the extent vesting is based on service with the Company; and (iii) the right to exercise all outstanding stock options or stock appreciation rights until the later of 24 months following the executive officer’s separation from service or such later date as may be applicable under the terms of the award agreement, but by no later than the end of the maximum full term of the award; provided, however, that, if any stock option or stock appreciation right is cashed-out in connection with a change in control, the executive officer will receive a lump-sum cash payment equal to the time value of the right to exercise those awards for that period (based on the Black Scholes option pricing model). As of December 31, 2021, the Change in Control Agreement with each of Messrs. Barry, Harbaugh and Calafiore, provided for lump-sum cash severance payments equal to the sum of (A) two times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment; (B) a pro rata portion (based on the number of full and partial months in the calendar year prior to the executive’s termination date but not exceeding six months’ worth) of the highest grant date fair value of the long-term cash and/or equity awards granted to the executive over the three calendar year period prior to the calendar year of the termination of employment; (C) the after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months; and (D) a pro rata portion (based on the number of full and partial months in the calendar year prior to the executive’s termination date) of the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment. For Messrs. Sisitsky and Wolf, the lump-sum cash severance payment is equal to the sum of (A) 1.5 times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the

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COMPENSATION DISCUSSION AND ANALYSIS (CONT.)

executive prior to the termination of employment; (B) the after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months; and (C) a pro rata portion (based on the number of full and partial months in the calendar year prior to the executive’s termination date) of the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment.

The specific amounts of compensation, if any, payable to each applicable NEO upon a qualifying termination in connection with a change in control are shown in the tables below under the caption “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

Effect of Tax and Accounting Considerations on Compensation Design

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), historically limited the deductibility by the Company of compensation paid to certain executive officers that did not qualify as “performance-based” to more than $1,000,000 paid in any one year. As a result of the U.S federal tax law reforms adopted in December 2017, the exemption from the Section 162(m) deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1,000,000 is not deductible for tax purposes unless it qualifies for transition relief applicable to certain “grandfathered” arrangements in place as of November 2, 2017.

In the past, the Committee generally sought to structure performance-based compensation for our covered employees in a manner that complies with Section 162(m) in order to provide for the deductibility, or grandfathered status, of such compensation to the extent possible. As of the date of this Proxy Statement, there are no unvested grandfathered arrangements outstanding. The Committee generally will continue to emphasize performance-based compensation, even though it may no longer be deductible.

While the Committee considers the tax implications as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program and the best interests of the Company and its stockholders which may include providing for compensation that is not deductible by NuVasive for tax purposes.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on these reviews and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K or the annual meeting Proxy Statement on Schedule 14A.

Daniel J. Wolterman (Chair)

Robert F. Friel

Siddhartha C. Kadia, Ph.D.

Amy Belt Raimundo

Donald J. Rosenberg, Esq.

The preceding “Compensation Committee Report” shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2021, the following individuals served as members of the Compensation Committee: Daniel J. Wolterman (Chair), Robert F. Friel, Siddhartha C. Kadia, Ph.D., Amy Belt Raimundo, and Donald J. Rosenberg, Esq. At the time of their service as a member of the Compensation Committee, each of the foregoing individuals was a non-employee Director. No member of the Compensation Committee had a relationship that would constitute an interlocking relationship as defined by SEC rules for the fiscal year ended December 31, 2021.

2022 Annual Meeting of Stockholders	56	NuVasive, Inc. Proxy Statement

Executive Compensation

In this section of the Proxy Statement, we provide tabular disclosure regarding the compensation of our Named Executive Officers (“NEOs”), including information regarding their equity awards and potential payments they could receive upon termination of employment or upon a change in control of NuVasive. We also include below information about the ratio of CEO compensation to the compensation of our “median employee”.

2021 Summary Compensation Table

The following table shows for the annual periods ended December 31, 2021, 2020 and 2019, information concerning compensation awarded to, paid to, or earned by, the NEOs listed below. In accordance with the rules promulgated by the SEC, certain columns relating to information that is not applicable have been omitted from this table.

Name and Principal Position(1)	Year	Salary(2)($)	Bonus($)	Stock Awards(3)($)	Non-Equity Incentive Plan Compensation(4)($)	All Other Compensation(5)($)	Total(6) ($)

J. Christopher Barry(7) CEO	2021	$874,904	—	$4,700,005	$2,035,000	$22,341	$7,632,250
	2020	$735,462	—	$3,375,088	$690,625	$17,831	$4,819,006
	2019	$800,000	—	$3,000,024	$1,500,000	$125,411	$5,425,435

Matthew K. Harbaugh(8) EVP, CFO	2021	$536,106	—	$1,650,089	$385,560	$17,722	$2,589,477
	2020	$476,336	—	$1,300,057	$330,743	$209,477	$2,316,613

Massimo Calafiore(9) EVP, Chief Commercial Officer	2021	$469,212	—	$900,038	$473,500	$57,614	$1,900,364
	2020	$423,231	$215,000	$487,631	$295,063	$9,622	$1,430,547

Nathaniel B. Sisitsky SVP, General Counsel	2021	$401,754	—	$725,075	$366,878	$19,299	$1,513,006
	2020	$364,825	—	$525,040	$210,949	$19,162	$1,119,976
	2019	$372,212	—	$450,003	$301,597	$12,749	$1,136,561

Dale Wolf(10) SVP, Global Operations	2021	$385,442	—	$700,098	$274,680	$19,043	$1,379,263

Brent J. Boucher(11) EVP, Global Commercial (through Sep. 1)	2021	$396,442	—	$900,038	$238,151	$94,062	$1,628,693

(1)

As discussed above in the Compensation Discussion and Analysis (“CD&A”), Mr. Boucher ceased to serve as an executive officer as of September 1, 2021 in connection with his transition from the role of Executive Vice President, Global Commercial.

(2)

Salary reflects actual salary earned. Salary levels are adjusted annually, typically in February or March. Accordingly, any salary levels listed in the CD&A may not match amounts actually paid during the course of the year. For Messrs. Barry, Harbaugh and Sisitsky, amounts for 2020 reflect voluntary and temporary pay reductions in base salary in light of the COVID-19 pandemic and its impact on the Company’s business and industry.

(3)

Stock awards consist of restricted stock units (“RSUs”) and performance restricted stock units (“PRSUs”), as further described in the Grants of Plan-Based Awards Table. The amounts listed represent the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718 rather than an amount paid to or realized by the NEO. As described in the CD&A under the heading “2021 Long-Term Incentive Awards – Annual Grant,” each NEO received an annual long-term incentive (“LTI”) award comprised 50% of RSUs and 50% of PRSUs. The PRSU values included above are based on the target number of shares subject to the PRSU awards. If the highest level of performance conditions are achieved, the PRSU values based on the maximum number of shares issuable to each NEO for 2021 are as follows: Mr. Barry – $4,700,005, Mr. Harbaugh – $1,650,089, Mr. Calafiore – $900,038, Mr. Sisitsky – $725,075, Mr. Wolf – $700,098, and Mr. Boucher – $900,038. For more information on how stock awards are valued, see Note 9 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 23, 2022.

(4)

Amounts in this column reflect performance cash bonuses paid under the Annual Performance Bonus Plan as further described above in the CD&A. For 2021, amounts also include payments earned pursuant to performance cash awards granted on March 1, 2019 and subject to vesting and payment on March 1, 2022 based on performance relative to revenue growth targets for 2019-2021, as follows: Mr. Barry – $1,160,000, Mr. Calafiore – $188,500, Mr. Sisitsky – $174,000, and Mr. Wolf – $87,000. These performance cash awards are described in the CD&A under the heading “Vesting and Payout of Prior Performance-Based Long-Term Incentive Awards.”

(5)

Amounts in this column represent matching contributions to our 401(k) plan and health savings accounts made on behalf of our NEOs, income imputed to the NEO under the Company’s life insurance program, executive financial and tax planning services, and other compensation described below in these footnotes. For Messrs. Barry, Sisitsky, Wolf and Boucher, amounts also reflect expenses associated with annual executive physical examinations.

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EXECUTIVE COMPENSATION (CONT.)

(6)	Amounts in this column may not equal the sum of the amounts in each other column due to rounding.

(7)	In addition to the items noted in footnote 4 above, “All Other Compensation” in 2021 for Mr. Barry includes $2,768 in non-taxable benefits related to spousal travel to attend business functions.

(8)	Mr. Harbaugh joined NuVasive on January 1, 2020. “All Other Compensation” in 2021 for Mr. Harbaugh includes $11,600 in matching contributions to our 401(k) plan.

(9)

Mr. Calafiore was not a named executive officer prior to 2020. For Mr. Calafiore, Bonus in 2020 reflects a bonus award granted to Mr. Calafiore in 2017 that was earned and paid in May 2020. The bonus award was granted as part of Mr. Calafiore’s new hire package when he joined the Company in 2017. In addition to the items noted in footnote 4 above, “All Other Compensation” in 2021 for Mr. Calafiore includes: (i) a qualified non-elective contribution of $15,356 and associated corrective matching contributions of $30,712 paid by the Company under our 401(k) plan, and (ii) $3,120 in non-taxable benefits related to spousal travel to attend business functions.

(10)

Mr. Wolf was not a named executive officer prior to 2021. For Mr. Wolf, Non-Equity Incentive Compensation in 2021 includes $18,768 deferred pursuant to the NuVasive, Inc. Deferred Compensation Plan. In addition to the items noted in footnote 4 above, “All Other Compensation” in 2021 for Mr. Wolf includes $838 in non-taxable benefits related to spousal travel to attend business functions.

(11)

Mr. Boucher was not a named executive officer prior to 2021. In addition to the items noted in footnote 4 above, “All Other Compensation” in 2021 for Mr. Boucher includes $76,886 in severance payments paid during 2021 in connection with his departure from the Company as of November 1, 2021. Following Mr. Boucher’s termination of employment, he is eligible for benefits in accordance with the Company’s Amended and Restated Executive Severance Plan, which are summarized below in the “Potential Payments Upon Termination or Change in Control” table for Mr. Boucher. Amounts payable for periods after December 31, 2021 are not reflected in the 2021 Summary Compensation Table as such amounts are subject to certain performance conditions, including compliance with non-competition and non-solicitation restrictions.

CEO Pay Ratio

Under rules promulgated by the SEC, companies are required to disclose the ratio of CEO compensation to the compensation of their “median employee”. As permitted by SEC rules, we identified our median employee using “annualized cash compensation,” which includes:

•	annualized base pay (which was calculated for both hourly or salaried employee based on the employee’s standard annual work hours, determined as of our December 31, 2021 determination date),

•	annualized target cash incentives (excluding commissions), and

•	actual commissions earned in 2021.

As we do not employ a material seasonal workforce only employees employed on the determination date are used to determine the median employee. Additionally, for annualized base pay and annualized target cash incentives, only the values in effect as of the determination date are utilized to determine the median employee. We do not believe this assumption has a material impact on the median employee identified or the resulting CEO pay ratio. For all compensation paid in currencies other than the U.S. Dollar, all values were converted to the U.S. Dollar using foreign currency exchange rates on December 31, 2021.

After identifying our median employee, we then calculated compensation for such median employee using the same methodology used to calculate compensation for our NEOs as reported in the 2021 Summary Compensation Table (the “SCT”) on page 57. On the SCT basis, the annual total compensation for the median employee for the 2021 fiscal year was $88,336. The median employee identified did not receive any stock-based compensation during the 2021 fiscal year.

•	The CEO’s annual total compensation for 2021, calculated as discussed above, was $7,632,250.

•	The resulting ratio of CEO pay to NuVasive’s median employee pay is 86:1.

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EXECUTIVE COMPENSATION (CONT.)

Grants of Plan-Based Awards for 2021

The following table sets forth information regarding grants of LTI awards and potential cash payments made to our NEOs during the fiscal year ended December 31, 2021.

Name	Grant Date	Grant Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards(3)($)
			Threshold($)(4)	Target($)(5)	Maximum($)(6)	Threshold(#)	Target(#)	Maximum(#)
J. Christopher Barry
- 2021 Annual Performance Bonus	—	—	$3,281	$1,093,750	$2,187,500	—	—	—	—	—
- 2021 Performance RSUs(7)	3/1/2021	2/23/2021	—	—	—	127	38,199	76,398	—	$2,350,002
- 2021 RSUs(8)	3/1/2021	2/23/2021	—	—	—	—	—	—	38,199	$2,350,002
Matthew K. Harbaugh
- 2021 Annual Performance Bonus	—	—	$1,445	$481,500	$963,000	—	—	—	—	—
- 2021 Performance RSUs(7)	3/1/2021	2/23/2021	—	—	—	45	13,411	26,822	—	$825,045
- 2021 RSUs(8)	3/1/2021	2/23/2021	—	—	—	—	—	—	13,411	$825,045
Massimo Calafiore
- 2021 Annual Performance Bonus	—	—	$1,069	$356,250	$712,500	—	—	—	—	—
- 2021 Performance RSUs(7)	3/1/2021	2/23/2021	—	—	—	24	7,315	14,630	—	$450,019
- 2021 RSUs(8)	3/1/2021	2/23/2021	—	—	—	—	—	—	7,315	$450,019
Nathaniel B. Sisitsky
- 2021 Annual Performance Bonus	—	—	$723	$241,097	$482,195	—	—	—	—	—
- 2021 Performance RSUs(7)	3/1/2021	2/23/2021	—	—	—	20	5,893	11,786	—	$362,537
- 2021 RSUs(8)	3/1/2021	2/23/2021	—	—	—	—	—	—	5,893	$362,537
Dale Wolf
- 2021 Annual Performance Bonus	—	—	$704	$234,600	$469,200	—	—	—	—	—
- 2021 Performance RSUs(7)	3/1/2021	2/23/2021	—	—	—	19	5,690	11,380	—	$350,049
- 2021 RSUs(8)	3/1/2021	2/23/2021	—	—	—	—	—	—	5,690	$350,049
Brent J. Boucher
- 2021 Annual Performance Bonus	—	—	$1,069	$356,250	$712,500	—	—	—	—	—
- 2021 Performance RSUs(7)	3/1/2021	2/23/2021	—	—	—	24	7,315	14,630	—	$450,019
- 2021 RSUs(8)	3/1/2021	2/23/2021	—	—	—	—	—	—	7,315	$450,019

(1)

Represents the hypothetical payments possible under our NEOs’ respective non-equity bonus awards. 2021 Annual Performance Bonus reflects potential cash payments under the 2021 Annual Performance Bonus Plan; the amounts actually paid to our NEOs for 2021 are set forth above in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.” The 2021 Annual Performance Bonus Plan awards are subject to financial performance conditions based on net sales growth and improvement in non-GAAP operating margin, as determined for the first-half and second-half of 2021, and the achievement of selected strategic objectives, as described further in the CD&A. The weighting of each performance measure is as follows: 35% – 2021 first-half financial performance; 35% – 2021 second-half financial performance; and 30% – achievement of strategic objectives.

(2)

Represents the hypothetical payments possible under our NEOs’ respective equity incentive awards as described in the CD&A under the heading “2021 Long-Term Incentive Awards—Annual Grant.” As described in the CD&A, each NEO received a 2021 annual LTI award comprised 50% of RSUs and 50% PRSUs.

(3)

The amounts represent the grant date valuation at target of the awards computed in accordance with the FASB ASC Topic 718. For more information, see Note 9 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 23, 2022.

(4)

The Threshold payment under the 2021 Annual Performance Bonus Plan is based upon 1% achievement of the strategic objectives and failing to achieve the minimum threshold targets for net sales growth and improvement in non-GAAP operating margin for each of the financial performance conditions. Under this scenario and assuming the NEOs’ individual goals were achieved, our NEOs would earn 0.3% of their respective Target bonus payment. If minimum performance levels are not achieved, payout could be zero.

(5)	The Target bonus payment under the 2021 Annual Performance Bonus Plan is set as a percentage of the NEOs’ salary as discussed in the CD&A under the heading “2021 Annual Performance Bonus.”

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EXECUTIVE COMPENSATION (CONT.)

(6)

The Maximum payment under the 2021 Annual Performance Bonus Plan is based upon 110.0% or greater achievement of the net sales goal and 120.0% or greater achievement of the non-GAAP operating margin goal for each of the financial performance conditions and 200% achievement of the strategic objectives. Under this scenario and assuming the NEOs individual goals were achieved, our NEOs would earn 200% of their respective Target bonus payment.

(7)

The Performance RSUs granted as part of the 2021 annual LTI award to our NEOs and other executive officers are subject to performance conditions based on the level of year-over-year net sales growth during the three-year performance period ending as of December 31, 2023, with cliff vesting in 2024. Each fiscal year during the three-year performance period is weighted 33.33%. The Threshold payment is based upon 0.05% net sales growth achieved for only a single year, resulting in our NEOs earning 0.33% of their respective Target grant of PRSUs. The Target is based upon 5.0% net sales growth achieved year-over-year during each year of the three-year performance period, resulting in our NEOs earning 100% of their respective Target grant of PRSUs. The Maximum is based upon 10.0% net sales growth achieved year-over-year during each year of the three-year performance period and non-GAAP operating margin for the year ending December 31, 2023 being equal to or greater than non-GAAP operating margin for the year ending December 31, 2020, resulting in our NEOs earning 200% of their respective Target grant of PRSUs. If minimum performance levels are not achieved, payout could be zero.

(8)	The RSUs granted as part of the 2021 annual LTI award to our NEOs and other executive officers are subject to time-based vesting, with cliff vesting on March 1, 2024.

Outstanding Equity Awards

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2021.

Name	Option Awards				Stock Awards(1)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares (#) or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares (#), Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
J. Christopher Barry	—	—	—	—	106,683	(3)	$5,598,724	72,441	(4)	$3,801,704
Matthew K. Harbaugh	—	—	—	—	26,887	(5)	$1,411,030	19,506	(6)	$1,023,675
Massimo Calafiore	—	—	—	—	17,826	(7)	$935,508	12,571	(8)	$659,726
Nathaniel B. Sisitsky	—	—	—	—	16,356	(9)	$858,363	11,125	(10)	$583,840
Dale Wolf	—	—	—	—	12,827	(11)	$673,161	9,259	(12)	$485,912
Brent J. Boucher (13)	—	—	—	—	—		—	—		—

(1)	Information regarding potential acceleration of certain equity awards for the NEOs is provided under the heading “Potential Payments Upon Termination or Change in Control” below.

(2)

Computed by multiplying the number of shares underlying an RSU award or the target number of shares underlying a PRSU award by $52.48, the closing market price of our common stock on December 31, 2021.

(3)

Represents RSUs, as follows: (i) 34,200 RSUs granted on March 1, 2019, which are subject to time-based vesting on March 1, 2022; (ii) 34,284 RSUs granted on March 2, 2020, which are subject to time-based vesting on March 1, 2023; and (iii) 38,199 RSUs granted on March 1, 2021, which are subject to time-based vesting on March 1, 2024.

(4)

Represents PRSUs granted subject to multi-year performance conditions that have not yet been met, as follows: (i) 17,142 PRSUs granted on March 2, 2020, which are subject to vesting on March 1, 2023, subject to performance conditions over fiscal years 2020-2022; and (ii) 38,199 PRSUs granted on March 1, 2021, which are subject to vesting on March 1, 2024, subject to performance conditions over fiscal years 2021-2023. Also includes 17,100 PRSUs granted on March 1, 2019, which are subject to vesting on March 1, 2022, subject to performance conditions over fiscal years 2019-2021. As of December 31, 2021, the performance conditions had not yet been certified for these PRSUs. On February 1, 2022, the Compensation Committee certified performance for these PRSUs as to 113% of target. Accordingly, these PRSUs will vest as to 19,323 shares on March 1, 2022.

(5)

Represents RSUs, as follows: (i) 1,286 RSUs granted on January 2, 2020, which are subject to time-based vesting on January 1, 2023; (ii) 12,190 RSUs granted on March 2, 2020, which are subject to time-based vesting on March 1, 2023; and (iii) 13,411 RSUs granted on March 1, 2021, which are subject to time-based vesting on March 1, 2024.

(6)

Represents PRSUs granted subject to multi-year performance conditions that have not yet been met, as follows: (i) 6,095 PRSUs granted on March 2, 2020, which are subject to vesting on March 1, 2023, subject to performance conditions over fiscal years 2020-2022; and (ii) 13,411 PRSUs granted on March 1, 2021, which are subject to vesting on March 1, 2024, subject to performance conditions over fiscal years 2021-2023.

(7)

Represents RSUs, as follows: (i) 5,558 RSUs granted on March 1, 2019, which are subject to time-based vesting on March 1, 2022; (ii) 4,953 RSUs granted on March 2, 2020, which are subject to time-based vesting on March 1, 2023; and (iii) 7,315 RSUs granted on March 1, 2021, which are subject to time-based vesting on March 1, 2024.

(8)

Represents PRSUs granted subject to multi-year performance conditions that have not yet been met, as follows: (i) 2,477 PRSUs granted on March 2, 2020, which are subject to vesting on March 1, 2023, subject to performance conditions over fiscal years 2020-2022; and (ii) 7,315 PRSUs granted on March 1, 2021, which are subject to vesting on March 1, 2024, subject to performance conditions over fiscal years 2021-2023. Also includes 2,779 PRSUs granted on

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EXECUTIVE COMPENSATION (CONT.)

March 1, 2019, which are subject to vesting on March 1, 2022, subject to performance conditions over fiscal years 2019-2021. As of December 31, 2021, the performance conditions had not yet been certified for these PRSUs. On February 1, 2022, the Compensation Committee certified performance for these PRSUs as to 113% of target. Accordingly, these PRSUs will vest as to 3,141 shares on March 1, 2022.

(9)

Represents RSUs, as follows: (i) 5,130 RSUs granted on March 1, 2019, which are subject to time-based vesting on March 1, 2022; (ii) 5,333 RSUs granted on March 2, 2020, which are subject to time-based vesting on March 1, 2023; and (iii) 5,893 RSUs granted on March 1, 2021, which are subject to time-based vesting on March 1, 2024.

(10)

Represents PRSUs granted subject to multi-year performance conditions that have not yet been met, as follows: (i) 2,667 PRSUs granted on March 2, 2020, which are subject to vesting on March 1, 2023, subject to performance conditions over fiscal years 2020-2022; and (ii) 5,893 PRSUs granted on March 1, 2021, which are subject to vesting on March 1, 2024, subject to performance conditions over fiscal years 2021-2023. Also includes 2,565 PRSUs granted on March 1, 2019, which are subject to vesting on March 1, 2022, subject to performance conditions over fiscal years 2019-2021. As of December 31, 2021, the performance conditions had not yet been certified for these PRSUs. On February 1, 2022, the Compensation Committee certified performance for these PRSUs as to 113% of target. Accordingly, these PRSUs will vest as to 2,899 shares on March 1, 2022.

(11)

Represents RSUs, as follows: (i) 2,565 RSUs granted on March 1, 2019, which are subject to time-based vesting on March 1, 2022; (ii) 4,572 RSUs granted on March 2, 2020, which are subject to time-based vesting on March 1, 2023; and (iii) 5,690 RSUs granted on March 1, 2021, which are subject to time-based vesting on March 1, 2024.

(12)

Represents PRSUs granted subject to multi-year performance conditions that have not yet been met, as follows: (i) 2,286 PRSUs granted on March 2, 2020, which are subject to vesting on March 1, 2023, subject to performance conditions over fiscal years 2020-2022; and (ii) 5,690 PRSUs granted on March 1, 2021, which are subject to vesting on March 1, 2024, subject to performance conditions over fiscal years 2021-2023. Also includes 5,690 PRSUs granted on March 1, 2019, which are subject to vesting on March 1, 2022, subject to performance conditions over fiscal years 2019-2021. As of December 31, 2021, the performance conditions had not yet been certified for these PRSUs. On February 1, 2022, the Compensation Committee certified performance for these PRSUs as to 113% of target. Accordingly, these PRSUs will vest as to 1,450 shares on March 1, 2022.

(13)	Mr. Boucher’s employment with the Company terminated as of November 1, 2021, and all unvested and/or unpaid LTI awards were forfeited and cancelled as of such date.

2021 Option Exercises and Stock Vested

The following table sets forth information regarding RSUs and PRSUs that vested during the fiscal year ended December 31, 2021. No options were exercised during the fiscal year ended December 31, 2021.

Name	Option Awards		Stock Awards

	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
J. Christopher Barry	—	—	29,904	$1,716,490
Matthew K. Harbaugh	—	—	—	—
Massimo Calafiore	—	—	6,612	$459,231
Nathaniel B. Sisitsky	—	—	2,493	$178,125
Dale Wolf	—	—	4,256	$264,510
Brent J. Boucher	—	—	2,807	$161,599

(1)	The value realized on vesting is determined by multiplying (i) the number of shares that vested during 2021, times (ii) the closing price of our common stock on Nasdaq on the applicable vesting date.

2022 Annual Meeting of Stockholders	61	NuVasive, Inc. Proxy Statement

EXECUTIVE COMPENSATION (CONT.)

2021 Non-Qualified Deferred Compensation

Pursuant to the NuVasive, Inc. Deferred Compensation Plan, individuals holding a position of Vice President or higher, as well as non-employee members of the Board, may voluntarily elect to defer cash compensation prior to the year in which the compensation is earned. Eligible employee participants may defer up to 75% of base salary and/or up to 100% of their annual bonus into the Deferred Compensation Plan. Amounts deferred are credited to an unfunded account maintained by the Company on behalf of the participant, which account is deemed invested in and earns a rate of return based upon certain self-directed investment options offered under the Deferred Compensation Plan. Accounts under the Deferred Compensation Plan may also be credited with a discretionary Company contribution, although no such discretionary contribution was made for 2021 or at any other time since the Deferred Compensation Plan’s inception. Participant account balances under the Deferred Compensation Plan are paid by the Company upon the participant’s retirement or separation from service, or on other specified dates, in a lump sum form or in installments according to a schedule elected in advance by the participant. The following table sets forth certain information regarding the account balance for Mr. Wolf under the Deferred Compensation Plan, who was the only NEO who participated in the Deferred Compensation Plan during 2021:

Name	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End(3)
Dale Wolf	$18,768	—	$36,190	$31,755	$158,680

(1)	Represents amounts that Mr. Wolf elected to defer in 2021. The amount is also included as a component of non-equity incentive plan compensation in the Summary Compensation Table for 2021.

(2)

Represents net amounts credited to Mr. Wolf’s account in 2021 as a result of performance of the investment vehicles in which prior year deferrals were deemed invested. These amounts do not represent above-market earnings and thus are not reported in the Summary Compensation Table.

(3)	Aggregate balance includes deferrals under the NuVasive, Inc. Deferred Compensation Plan in 2019, 2020 and 2021.

Potential Payments Upon Termination or Change in Control

The following tables reflect estimates of the amounts which would be paid out to our NEOs upon an applicable termination event (with different scenarios outlined on a column-by-column basis). The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company. For purposes of the tables below, an effective date of December 31, 2021 was used and the target award amount was used for performance-based awards with performance periods not yet completed.

The following table describes the potential payments upon termination of employment or change in control of NuVasive for J. Christopher Barry, NuVasive’s Chief Executive Officer, assuming an effective date of December 31, 2021:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”		Termination due to Death or Disability	Termination Following Change in Control (2)

Cash Severance	—	$4,812,500	(3)	—	$8,600,003	(4)

LTI Award Acceleration (5)	—	—		$11,525,428	$11,525,428

Health Benefits (6)	—	$87,402		—	$87,402

Outplacement Services	—	$25,000		—	—

Total:	—	$4,924,902		$11,525,428	$20,212,833

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $875,000 with annual incentive opportunity equal to 125% of base salary.

(2)

Based on (i) involuntary termination by the Company (other than for death, disability or “cause”) (ii) or termination by Mr. Barry for “good reason”, in each case within two years of a change in control.

(3)

As the CEO, Mr. Barry is eligible to receive a severance benefit equal to two times the sum of his annual base salary and target annual bonus, plus an additional amount with respect to the annual bonus for year of termination, payable based on actual performance for the relevant performance period and pro-rated for the length of service during such year.

(4)

Reflects a severance benefit in an amount equal to (i) two times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the applicable prior LTI award, not to exceed 6/12ths.

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EXECUTIVE COMPENSATION (CONT.)

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $52.48 per share (the closing price on December 31, 2021). Unvested performance-based awards are presented assuming they are paid out at target. Mr. Barry may also hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months.

The following table describes the potential payments upon termination or change in control of NuVasive for Matthew K. Harbaugh, NuVasive’s Executive Vice President, Chief Financial Officer, assuming an effective date of December 31, 2021.

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”		Termination due to Death or Disability	Termination Following Change in Control (2)

Cash Severance	—	$921,060	(3)	—	$3,341,895	(4)

LTI Award Acceleration (5)	—	—		$2,834,705	$2,834,705

Health Benefits	—	$42,909	(6)	—	$87,535	(7)

Outplacement Services	—	$25,000		—	—

Total:	—	$988,969		$2,834,705	$6,264,135

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $535,500 with annual incentive opportunity equal to 90% of base salary.

(2)

Based on (i) involuntary termination by the Company (other than for death, disability or “cause”) (ii) or termination by Mr. Harbaugh for “good reason”, in each case within two years of a change in control.

(3)

Reflects a severance benefit equal to one times the executive’s annual base salary plus an additional amount with respect to the annual bonus for year of termination, payable based on lesser of target or actual performance for the relevant performance period and pro-rated for the length of service during such year.

(4)

Reflects a severance benefit in an amount equal to (i) two times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual LTI award, not to exceed 6/12ths.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $52.48 per share (the closing price on December 31, 2021). Unvested performance-based awards are presented assuming they are paid out at target. Mr. Harbaugh may also hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 12 months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months.

The following table describes the potential payments upon termination or change in control of NuVasive for Massimo Calafiore, NuVasive’s Executive Vice President, Chief Commercial Officer, assuming an effective date of December 31, 2021:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”		Termination due to Death or Disability	Termination Following Change in Control (2)

Cash Severance	—	$760,000	(3)	—	$2,468,769	(4)

LTI Award Acceleration (5)	—	—		$1,920,235	$1,920,235

Health Benefits	—	$36,662	(6)	—	$74,791	(7)

Outplacement Services	—	$25,000		—	—

Total:	—	$821,662		$1,920,235	$4,463,795

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $475,000 with annual incentive opportunity equal to 75% of base salary.

(2)

Based on (i) involuntary termination by the Company (other than for death, disability or “cause”) or (ii) termination by Mr. Calafiore for “good reason”, in each case within two years of a change in control.

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EXECUTIVE COMPENSATION (CONT.)

(3)

Reflects a severance benefit equal to one times the executive’s annual base salary plus an additional amount with respect to the annual bonus for year of termination, payable based on lesser of target or actual performance for the relevant performance period and pro-rated for the length of service during such year.

(4)

Reflects a severance benefit in an amount equal to (i) two times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual LTI award, not to exceed 6/12ths.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $52.48 per share (the closing price on December 31, 2021). Unvested performance-based awards are presented assuming they are paid out at target. Mr. Calafiore may also have vested Company stock options and/or hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 12 months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months.

The following table describes the potential payments upon termination or change in control of NuVasive for Nathaniel B. Sisitsky, Esq., NuVasive’s Senior Vice President, General Counsel and Corporate Secretary, assuming an effective date of December 31, 2021:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”		Termination due to Death or Disability	Termination Following Change in Control (2)

Cash Severance	—	$594,707	(3)	—	$1,356,736	(4)

LTI Award Acceleration (5)	—	—		$1,767,203	$1,767,203

Health Benefits	—	$36,662	(6)	—	$74,791	(7)

Outplacement Services	—	$25,000		—	—

Total:	—	$656,369		$1,767,203	$3,198,730

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $401,829 with annual incentive opportunity equal to 60% of base salary.

(2)

Based on (i) involuntary termination by the Company (other than for death, disability or “cause”) or (ii) termination by Mr. Sisitsky for “good reason”, in each case within two years of a change in control.

(3)

Reflects a severance benefit equal to one times the executive’s annual base salary plus an additional amount with respect to the annual bonus for year of termination, payable based on lesser of target or actual performance for the relevant performance period and pro-rated for the length of service during such year.

(4)

Reflects a severance benefit in an amount equal to (i) 1.5 times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment, and (ii) a pro rata portion of the executive’s annual bonus for the year of termination.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $52.48 per share (the closing price on December 31, 2021). Unvested performance-based awards are presented assuming they are paid out at target. Mr. Sisitsky may also have vested Company stock options and/or hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 12 months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months.

2022 Annual Meeting of Stockholders	64	NuVasive, Inc. Proxy Statement

EXECUTIVE COMPENSATION (CONT.)

The following table describes the potential payments upon termination or change in control of NuVasive for Dale Wolf, NuVasive’s Senior Vice President, Global Operations, assuming an effective date of December 31, 2021:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”		Termination due to Death or Disability	Termination Following Change in Control (2)

Cash Severance	—	$578,680	(3)	—	$1,173,000	(4)

LTI Award Acceleration (5)	—	—		$1,384,073	$1,384,073

Health Benefits	—	$12,950	(6)	—	$26,418	(7)

Outplacement Services	—	$25,000		—	—

Total:	—	$616,630		$1,384,073	$2,583,491

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $391,000 with annual incentive opportunity equal to 60% of base salary.

(2)

Based on (i) involuntary termination by the Company (other than for death, disability or “cause”) or (ii) termination by Mr. Wolf for “good reason”, in each case within two years of a change in control.

(3)

Reflects a severance benefit equal to one times the executive’s annual base salary plus an additional amount with respect to the annual bonus for year of termination, payable based on lesser of target or actual performance for the relevant performance period and pro-rated for the length of service during such year.

(4)

Reflects a severance benefit in an amount equal to (i) 1.5 times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment, and (ii) a pro rata portion of the executive’s annual bonus for the year of termination.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $52.48 per share (the closing price on December 31, 2021). Unvested performance-based awards are presented assuming they are paid out at target. Mr. Wolf may also have vested Company stock options and/or hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 12 months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months.

The following table describes the actual amounts payable to Brent J. Boucher, NuVasive’s Executive Vice President, Global Commercial (through September 1, 2021), in connection with the termination of his employment effective November 1, 2021. Following his transition from the role of Executive Vice President, Global Commercial, Mr. Boucher served as an employee in an advisory role from September 2, 2021 through November 1, 2021, and he received severance benefits in accordance with the Company’s Executive Severance Plan following the termination of his employment.

Executive Benefits and Payments Upon Termination	Benefits and Payments

Cash Severance	$713,151	(1)

LTI Award Acceleration	—	(2)

Health Benefits	$24,762	(3)

Outplacement Services	$4,305	(4)

Total:	$742,218

(1)

Reflects a severance benefit equal to one times Mr. Boucher’s annual base salary ($475,000) plus the amount of Mr. Boucher’s 2021 Bonus Plan payout ($238,151). Mr. Boucher’s base salary will be paid over a period of one year following the termination of his employment. Mr. Boucher received his 2021 Bonus Plan payout in March 2022.

(2)	All unvested and/or unpaid LTI awards were forfeited and cancelled in connection with Mr. Boucher’s departure from the Company as of November 1, 2021.

(3)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 12 months.

(4)	Mr. Boucher is eligible to receive outplacement services up to a total cost of $4,305. Mr. Boucher may not receive cash or other severance benefits in lieu of outplacement services.

2022 Annual Meeting of Stockholders	65	NuVasive, Inc. Proxy Statement

Director Compensation

In this section of the Proxy Statement, we discuss the compensation program and compensation paid to our Board of Directors.

Director Compensation Overview

NuVasive’s standard Director compensation program for non-employee Directors includes cash retainers (paid quarterly), pursuant to the Non-Employee Director Cash Compensation Plan, and an annual equity award, as set forth below.

Annual Cash Retainer

Board Member Retainer	$70,000

Board Chair*	$125,000

Lead Independent Director*	$25,000

Audit Committee Chair*	$20,000

Compensation Committee Chair*	$20,000

Nominating, Corporate Governance and Compliance Committee Chair*	$10,000

Annual Equity Award

Time-Based Restricted Stock Units	$190,000

*	Board Chair, Lead Independent Director, and Committee Chair retainers are in addition to the other retainers.

Cash Retainers. During 2021, we paid our Directors a cash retainer for their service as a Board member, plus additional retainers for service as Board Chair, Lead Independent Director, or Chair of a Board Committee. Non-employee Directors may defer all or a portion of their cash retainer into NuVasive’s Deferred Compensation Plan, a non-qualified defined contribution plan, as further described above.

Equity Awards. The compensation program for non-employee Directors includes an annual RSU award (with one-year cliff vesting), which is designed to align with each year of service on the Board. For continuing non-employee Directors, the annual RSU award is granted on the date of the annual meeting of stockholders. For newly-elected non-employee Directors, the annual RSU award is granted upon election to the Board, with a grant value pro-rated based on length of service prior to the next annual meeting of stockholders. In each case, the annual RSU award will vest on the earlier of the one-year anniversary of the grant date and the next annual meeting of stockholders.

All RSU awards granted to non-employee Directors are settled upon the earlier of (i) the Director’s separation from service within the meaning of IRS Code Section 409A (as defined in the equity plan governing the RSU), or (ii) immediately prior to the consummation of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of IRS Code Section 409A; provided, however, that, the Directors have the option to make a deferral election for settlement of each RSU award on an earlier, specified date (no sooner than the vesting date).

Under our stock ownership guidelines, our non-employee Directors are required to hold a number of shares of the Company’s common stock with a value equal to five times the annual cash retainer for Board service paid to non-employee Directors. Each non-employee Director is required to achieve this ownership guideline within five years of becoming a non-employee Director. All of our non-employee Directors are in compliance with our stock ownership guidelines.

Agreements with Gregory T. Lucier. In connection with the appointment of Mr. Barry to succeed Mr. Lucier as CEO, the Company entered into a general consulting and services agreement with Mr. Lucier, dated October 16, 2018. The consulting package for Mr. Lucier was developed based on advice received from the Compensation Committee’s independent compensation consultant to compensate Mr. Lucier for assisting with the transition of his CEO responsibilities to Mr. Barry, and provided that Mr. Lucier would provide consulting services through May 31, 2020. Under the consulting agreement, Mr. Lucier received compensation of

2022 Annual Meeting of Stockholders	66	NuVasive, Inc. Proxy Statement

DIRECTOR COMPENSATION (CONT.)

$600,000 for 2019 and $125,000 for 2020. As a consultant, Mr. Lucier was not eligible for severance benefits, and was not treated as an employee for purposes of any health and welfare benefits, and other benefits afforded to the Company’s employees and executives.

In addition to the general consulting and services agreement, on October 16, 2018, Mr. Lucier also entered into an amendment of his employment letter dated May 22, 2015 (the “Lucier Amendment”). The Lucier Amendment specified that Mr. Lucier’s service as a consultant (as well as his service as a Director) would be recognized and credited as continued service under the Company’s 2014

Equity Incentive Plan and 2014 Executive Incentive Compensation Plan, such that Mr. Lucier’s outstanding LTI awards would remain outstanding and continue to vest in accordance with their terms. This included the PRSU award granted to Mr. Lucier in 2015 as a 1:1 share match, based on the number of shares purchased by Mr. Lucier and held through the five-year performance period ending May 22, 2020 (the “Matching PRSU Award”). Mr. Lucier purchased 112,491 shares of Company common stock for an aggregate of approximately $5,000,000 for purposes of the Matching PRSU Award. The PRSUs were granted based on a target number of shares (112,491 shares) and were subject to vesting if (i) the Company’s per share stock price achieved certain share price hurdles that ranged from $70—$100 per share at the end of the five-year performance period and (ii) Mr. Lucier held such purchased shares for the duration of the five-year period. As the share price hurdles for the award were not met, the Matching PRSU Award did not vest and terminated in accordance with its terms. The Lucier Amendment also provided that if his service as a Director terminated because he was not nominated for re-election, he stood for re-election but was not re-elected, or he was removed as a Director other than for cause relating solely to his service as a Director, such termination of service would be treated as an involuntary termination without and cause, and any LTI awards that were not then vested would have been subject to pro-rata vesting in accordance with the terms of Mr. Lucier’s employment letter and the applicable award agreements.

The Company and Mr. Lucier also entered into an amendment of Mr. Lucier’s existing Proprietary Information, Inventions Assignment and Restrictive Covenant Agreement dated May 26, 2015 on October 16, 2018 (the “Amended Lucier PIIA”). The Amended Lucier PIIA provides that the agreement, as amended, will apply to and be enforceable against Mr. Lucier, including the restrictive covenants contained therein. Pursuant to the Amended Lucier PIIA, Mr. Lucier agreed to certain restrictive covenants for a period of two years following termination of his engagement as a consultant, including non-competition and non-solicitation restrictions.

During 2021, Mr. Lucier served as a Director and our Board Chair until his retirement from the Board effective May 18, 2021.

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DIRECTOR COMPENSATION (CONT.)

Director Compensation Table

The following table summarizes Director compensation during the fiscal year ended December 31, 2021:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)

Daniel J. Wolterman(4)	$165,000	$190,059	—	$355,059

Vickie L. Capps	$90,000	$190,059	—	$280,059

John A. DeFord, Ph.D.	$70,000	$190,059	—	$260,059

Robert F. Friel	$70,000	$190,059	—	$260,059

R. Scott Huennekens	$70,000	$190,059	—	$260,059

Siddhartha C. Kadia, Ph.D. (5)	$52,500	$245,289	—	$297,789

Gregory T. Lucier (4)	$66,250	—	—	$66,250

Leslie V. Norwalk, Esq.	$80,000	$190,059	—	$270,059

Amy Belt Raimundo(6)	$17,500	$143,193	—	$160,693

Donald J. Rosenberg, Esq. (7)	$70,000	$190,059	—	$260,059

(1)

As discussed above, Mr. Barry joined NuVasive as CEO on November 5, 2018 and was also appointed by the Company’s Board of Directors to serve as a Director as of such date. As compensation information for Mr. Barry is included in the “Executive Compensation – 2021 Summary Compensation Table” above, these amounts are not separately provided in the Director Summary Compensation Table. Dr. DeFord, Mr. Friel, and Mr. Rosenberg each elected to defer 100% of their cash retainer for 2021 under NuVasive’s Deferred Compensation Plan.

(2)

Represents the grant date valuation of annual Director RSU awards computed in accordance with the FASB ASC Topic 718. The value of RSUs is based on the stock price on the date of grant. For more information on how this amount is calculated, see Note 9 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 23, 2022. For 2021, each of our Directors who were then serving received 2,702 RSUs on May 18, 2021, which are subject to vesting on the earlier of the one-year anniversary of the grant date and the next annual meeting of stockholders. No non-employee Director had any other unvested stock awards or option awards outstanding as of December 31, 2021.

(3)	None of our Directors received perquisites or other personal benefits in an amount in excess of $10,000.

(4)

As discussed above, Mr. Lucier served as a Director and our Board Chair until his retirement on May 18, 2021. During the time that Mr. Lucier served as Board Chair in 2021, Mr. Wolterman served as Lead Independent Director. Effective May 18, 2021, Mr. Wolterman was elected to succeed Mr. Lucier as Board Chair. As Mr. Wolterman is an independent Director, the Board did not elect a new Lead Independent Director.

(5)

Dr. Kadia was elected to the Board effective February 1, 2021. On February 1, 2021, Dr. Kadia received a pro-rated annual award of 1,037 RSUs pursuant to the compensation program for non-employee Directors.

(6)

Ms. Raimundo was elected to the Board effective August 9, 2021. On August 9, 2021, Ms. Raimundo received a pro-rated annual award of 2,427 RSUs pursuant to the compensation program for non-employee Directors.

(7)	Mr. Rosenberg will retire from the Board when his term expires at the Annual Meeting.

2022 Annual Meeting of Stockholders	68	NuVasive, Inc. Proxy Statement

Information about the Annual Meeting, Voting and Proxy Materials

In this section of the Proxy Statement, we include information about the Annual Meeting, voting and the proxy materials for the Annual Meeting. This section is set up in a question and answer format with frequently asked questions and our responses.

Information about the Annual Meeting

When and where is the Annual Meeting?

The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in-person. We are committed to ensuring that our stockholders have the same rights and opportunities to participate in the Annual Meeting as they would if the Annual Meeting were being held as an in-person meeting at a physical location. To that end, stockholders will have the ability to attend the Annual Meeting, vote their shares electronically, and ask questions at the meeting, as discussed further below.

Date: May 11, 2022	Time: 8:00 a.m. Mountain time	Place: The meeting will be held virtually at www.proxydocs.com/NUVA

What is the purpose of the Annual Meeting?

Stockholders are being asked to vote on each of the following items of business at the Annual Meeting:

Proposal 1—Election of Directors To elect two “Class III” Directors to hold office until the 2025 Annual Meeting of Stockholders and until their successors are elected and qualified;	Proposal 3—Annual “Say-on-Pay” Vote To hold a non-binding advisory vote on the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2021; and

Proposal 2—Ratification of Independent Auditor

To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, the Company is not aware of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named by the Board as proxy holders will have the discretionary authority to vote the shares represented by proxy on those matters. The Board has named Matthew K. Harbaugh (Executive Vice President and Chief Financial Officer) and Nathaniel B. Sisitsky (Senior Vice President, General Counsel and Corporate Secretary) as proxy holders. If, for any reason, any of the nominees are not available as a candidate for Director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

2022 Annual Meeting of Stockholders	69	NuVasive, Inc. Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING, VOTING AND PROXY MATERIALS (CONT.)

Can I attend the Annual Meeting in-person?

No. The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the annual meeting in-person.

How do I participate in the virtual Annual Meeting?

To participate in the Annual Meeting, you must be a holder of shares of the Company’s common stock at the close of business on the Record Date, March 22, 2022, or hold a legal proxy for the meeting provided by your broker or nominee. To be admitted to the live webcast for the Annual Meeting you must register at www.proxydocs.com/NUVA by 5:00 p.m. Eastern Time on May 9, 2022 (the “Registration Deadline”). You will be asked to provide the control number located inside the shaded gray box on your Notice or proxy card (the “Control Number”) as described in the Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

We recommend that you log in 15 minutes before the start of the Annual Meeting to ensure sufficient time to complete the check-in procedures. The virtual meeting platform is fully supported across browsers (Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. If you encounter any technical difficulties logging onto www.proxydocs.com/NUVA or during the meeting, there will be a 1-800 number available to call for assistance. Technical support will be available 15 minutes prior to the start time of the meeting and through the conclusion of the meeting.

How do I ask a question at the Annual Meeting?

The Annual Meeting will include a question and answer session, during which we will answer questions submitted in accordance with the meeting rules posted on the meeting website and that are relevant to the company and meeting matters. Stockholders will have an opportunity to submit written questions via the internet at any time during the meeting by following the instructions that will be available on the meeting website.

Is it possible that the Annual Meeting may be postponed?

The Annual Meeting may be adjourned or postponed, if needed, as provided by the Bylaws and pursuant to Delaware law. Unless a new record date is fixed, your proxy will still be valid and may be voted at any adjourned or postponed meeting. You will still be able to change or revoke your proxy until it is voted at the reconvened or rescheduled meeting.

Information about Voting

Who is entitled to vote at the Annual Meeting?

If you were a holder of shares of the Company’s common stock on the Record Date, March 22, 2022, you are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 51,948,497 shares of our common stock outstanding. Each share of common stock is entitled to one vote. As summarized below, there are some distinctions between shares owned by “stockholders of record” and shares owned beneficially in “street name.” In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting, Monday through Friday between the hours of 9:00 a.m. and 4:00 p.m. local time at our principal executive offices located at 12101 Airport Way, Broomfield, CO 80021.

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INFORMATION ABOUT THE ANNUAL MEETING, VOTING AND PROXY MATERIALS (CONT.)

How do I vote my shares?

If you are a “stockholder of record”, you may vote your shares by proxy by submitting them in advance of the Annual Meeting by internet, telephone or mail. You may also vote your shares at the virtual Annual Meeting.

Vote by Internet	Go to the web address www.proxypush.com/NUVA and follow the instructions for internet voting as shown on the Notice mailed to you.

Vote by Telephone	Dial 1-866-217-7017 and follow the instructions for telephone voting shown on the proxy card mailed to you.

Vote by Mail	If you received a proxy card in the mail, and you do not wish to vote via the internet or by telephone, you can complete, sign, date and mail the proxy card in the envelope provided. If you vote via the internet or by telephone, please do not mail your proxy card. If you vote by mail, your completed proxy card must be received prior to the Annual Meeting.

Vote at the Virtual Annual Meeting	You may vote during the virtual meeting by following the instructions available on the meeting website at www.proxydocs.com/NUVA. To be admitted to the Annual Meeting, you must register by the Registration Deadline and provide the Control Number as described in the Notice or proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. We recommend you submit your vote by proxy prior to the date of the Annual Meeting even if you plan to attend the meeting virtually via the internet.

The internet and telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares for the matters before our stockholders as described in the proxy materials and confirm that your voting instructions have been properly recorded.

If your shares are held through a broker (typically referred to as being held in “street name”), you will receive separate voting instructions from your broker. You must follow the voting instructions provided by your broker in order to instruct your broker on how to vote your shares. Stockholders who hold shares in street name should generally be able to vote by returning the voting instruction card to their broker or by telephone or via the internet. However, the availability of telephone or internet voting will depend on the voting process of your broker. Your broker may vote your shares on the proposal to ratify our independent auditor, but will not be permitted to vote your shares with respect to the other proposals before our stockholders as described in this Proxy Statement unless you provide instructions to your broker as to how to vote your shares for such other proposals.

What does it mean to be a “stockholder of record”?

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. As a stockholder of record, you may vote your shares by proxy by submitting them in advance of the Annual Meeting by internet, telephone or mail. You may also vote your shares at the virtual Annual Meeting by following the instructions available on the meeting website (subject to registration prior to the Registration Deadline). If you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use. You may also submit voting instructions by internet or telephone, as described in the Notice and below under the heading “How do I vote my shares?”

What does it mean to beneficially own shares in “street name”?

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization (we will refer to those organizations collectively as “broker”). If this is the case, the Notice of the Annual Meeting was forwarded to you by your broker. As the beneficial owner of shares of NuVasive, you have the right to direct your broker on how to vote the shares in your account by following the voting instructions your broker provides. You are also invited to attend the Annual Meeting virtually via the internet so long as you register to attend the Annual Meeting at www.proxydocs.com/NUVA by the Registration Deadline. If you request a printed copy of our proxy materials by mail, your broker will provide a voting instruction card for you to use.

What is the difference between a “proxy card” and a “voting instruction card”?

If you are a stockholder of record, and you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use. If you beneficially own your shares in street name, and you requested to receive printed proxy materials, your

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INFORMATION ABOUT THE ANNUAL MEETING, VOTING AND PROXY MATERIALS (CONT.)

broker will provide a voting instruction card for you to use. The proxy card is prepared by and provided to stockholders of record by the Company. The voting instruction card is prepared by and provided to stockholders owning shares in street name by their broker.

What if I hold my shares in “street name” and I do not provide voting instructions to my broker?

If you hold your shares in “street name” and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. Proposal 2—Ratification of the Independent Auditor is a matter considered routine under applicable rules. Proposal 1—Election of Directors and Proposal 3—Annual “Say-on-Pay Vote” are non-routine matters.

How does the Board recommend that I vote my shares?

The Board recommends that you vote your shares:

“FOR” the election of each of the “Class III” Director nominees,

“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, and

“FOR” the non-binding advisory resolution on the compensation of the Company’s Named Executive Officers, in each case as further described in this Proxy Statement.

Can I change my vote after I submit my proxy?

Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by: (a) providing new voting instructions by telephone or via the internet as described above; (b) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at NuVasive’s principal executive offices located at 12101 Airport Way, Broomfield, CO 80021, or (c) voting during the Annual Meeting by following the instructions available on the meeting website. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote at the Annual Meeting. If you beneficially hold shares in street name, you must contact the broker or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

How are the votes counted?

The Company’s Bylaws provide that a majority of all the outstanding shares of stock entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions, and “broker non-votes” will be counted for purposes of determining the presence or absence of a quorum. A “broker non-vote” occurs when your broker submits a proxy card for your shares of common stock held in street name, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions.

In the election of Directors and for proposals 2 and 3, you may vote “FOR”, “AGAINST”, or “ABSTAIN”. A vote of “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. If no instructions are indicated, the shares will be voted as recommended by the Board unless you submit your proxy card through a broker and your broker does not indicate a vote on a particular matter because your broker has not received voting instructions from you. If the Company receives a proxy card with a broker non-vote, your proxy will be voted “FOR” the ratification of the appointment of Ernst & Young LLP and it will not be included as a vote with respect to the election of directors or the advisory vote on the compensation of our Named Executive Officers.

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INFORMATION ABOUT THE ANNUAL MEETING, VOTING AND PROXY MATERIALS (CONT.)

What are the voting requirements to elect the Directors and to approve each of the proposals?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1—Election of Directors	Majority of Votes Cast	No
Proposal 2—Ratification of Independent Auditor	Majority of Votes Cast	Yes
Proposal 3—Annual “Say-on-Pay” Vote	Majority of Votes Cast	No
To transact such other business	Majority of Votes Cast	No

What is the Company’s majority vote policy for elections of Directors?

Under our Bylaws, Directors must be elected by a majority of the votes cast in uncontested elections, such as the election of Directors at the Annual Meeting. This means that the number of votes cast “for” a Director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” a Director nominee. Any nominee who does not receive a majority of votes cast “for” his or her election would be required to tender his or her resignation promptly following the failure to receive the required vote. Within 90 days of the certification of the election vote, the Nominating Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation and disclose its decision-making process. In a contested election, the required vote would be a plurality of votes cast.

Is cumulative voting permitted for the election of Directors?

No. You may not cumulate your votes for the election of Directors.

Who will count votes at the Annual Meeting?

We have engaged Mediant Communications to serve as the tabulator of votes and our Board has designated Nathaniel B. Sisitsky, Senior Vice President, General Counsel and Corporate Secretary, to serve as the Inspector of Election.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish the final results by filing a Current Report on Form 8-K with the SEC within four business days after the Annual Meeting.

Information about Proxy materials

Why am I receiving these materials?

We have made this Proxy Statement and the accompanying proxy materials available to you in connection with the solicitation by the Board of Directors of NuVasive of proxies to be voted at the Company’s 2022 Annual Meeting of Stockholders to be held virtually via the internet on May 11, 2022, and at any postponements or adjournments of the Annual Meeting.

Who pays the costs of the proxy solicitation?

The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, Directors and Company employees may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders. The Company has retained Georgeson LLC (with offices at 1290 Avenue of the Americas, 9th Floor, New York, NY 10104) to assist in the solicitation of proxies in connection with the Annual Meeting. The Company will pay such firm customary fees, expected to be no more than $11,500, plus expenses.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement and our 2021 Annual Report, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice will instruct you as to how you may access and review all of the proxy materials on the internet, as well as how you may submit your proxy on the

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INFORMATION ABOUT THE ANNUAL MEETING, VOTING AND PROXY MATERIALS (CONT.)

internet. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or your proxy card and to download printable versions of the proxy materials. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

How do I access electronic copies of the proxy materials?

The proxy materials for the Annual Meeting are available electronically at www.proxydocs.com/NUVA. If you received a Notice, the Notice will provide you with instructions regarding how to access electronic copies of our proxy materials and how to vote your shares. The Notice will also indicate how you can elect to receive future proxy materials electronically. We encourage stockholders to consider choosing to receive future proxy materials electronically, as it will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment.

2022 Annual Meeting of Stockholders	74	NuVasive, Inc. Proxy Statement

Other Information

In this section of the Proxy Statement, we provide information about other matters, including our approach to “householding” of Annual Meeting materials, requirements for submissions and notices for proposals for the 2023 Annual Meeting, and the potential for transactions in other business at the Annual Meeting.

Stockholders Sharing the Same Address

We have adopted “householding,” a procedure approved by the SEC under which NuVasive stockholders who share an address will receive a single copy of the 2021 Annual Report, Proxy Statement or Notice, as applicable, or a single notice addressed to those stockholders, unless one or more of these stockholders notifies us that they wish to receive individual copies. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution. If you reside at the same address as another NuVasive stockholder and wish to receive a separate copy of the applicable materials, you may do so by contacting the bank, broker or other holder of record, or the Company by telephone at: (858) 909-1800 or by mail to: 7475 Lusk Blvd., San Diego, CA 92121, Attn: Investor Relations Department. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents.

Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker directly. You may also call (800) 542-1061 or write to: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Report, Proxy Statement or Notice, as applicable, who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or the Company by telephone at (858) 909-1800 or by mail to 7475 Lusk Blvd., San Diego, CA 92121, Attn: Investor Relations Department.

Stockholder Proposals for the 2023 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in our proxy materials for our 2023 Annual Meeting of Stockholders must do so by sending such proposal to our Corporate Secretary at our principal executive offices located at 12101 Airport Way, Broomfield, CO 80021, Attention: Corporate Secretary. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2023 Annual Meeting of Stockholders is November 30, 2022; provided, however, that, in the event that the Company holds the annual meeting of stockholders to be held in 2023 more than 30 days before or after the one-year anniversary date of our 2022 Annual Meeting, the Company will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q, or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2023 Annual Meeting of Stockholders, any such stockholder proposal must be received by our Corporate Secretary on or before November 30, 2022 (subject to Company adjustment as provided above), and comply with the procedures and requirements in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our Bylaws discussed below. Any stockholder proposal received after November 30, 2022 (or any Company-directed amended date as provided above) or that fails to comply with the procedures and requirements under Rule 14a-8 will not be included in our proxy materials. Stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.

2022 Annual Meeting of Stockholders	75	NuVasive, Inc. Proxy Statement

OTHER INFORMATION (CONT.)

Advance Notice for Proposals for Business to be Discussed at the 2023 Annual Meeting

The Company’s Bylaws state the procedures for a stockholder to bring a stockholder proposal or nominate an individual to serve as a Director of the Board. The Company’s Bylaws provide that advance notice of a stockholder’s proposal or nomination of an individual to serve as a Director must be delivered to the Secretary of the Company at the Company’s principal executive offices not earlier than the 120th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., January 11, 2023), nor later than the close of business on the 90th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., February 10, 2023). However, the Bylaws also provide that, in the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than 30 days from the previous year’s annual meeting as specified in the Company’s notice of meeting, this advance notice must be given not earlier than the 120th day, nor later than the close of business on the later of the 90th day, prior to the date of such annual meeting, or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. In addition to meeting the advance notice provisions mentioned above, the stockholder in its notice must provide the information required by our Bylaws to bring a stockholder proposal or nominate an individual to serve as a Director of the Board. A copy of our Bylaws may be obtained by written request to the Corporate Secretary at our principal executive offices located at 12101 Airport Way, Broomfield, CO 80021.

Transaction of Other Business

At the date of this Proxy Statement, the only business the Board intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors,

J. Christopher Barry, Chief Executive Officer

March 30, 2022

2022 Annual Meeting of Stockholders	76	NuVasive, Inc. Proxy Statement

Appendix

This Proxy Statement includes information regarding our non-GAAP operating margin and non-GAAP diluted earnings (loss) per share, which are performance metrics in our executive compensation program. These non-GAAP financial measures are not calculated in accordance with GAAP and exclude amortization of intangible assets, business transition costs, purchased in-process research and development, non-cash purchase accounting adjustments, inventory charges associated with product withdrawals, certain foreign currency impacts and related items in connection with acquisitions, investments and divestitures, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses from strategic investments, and other significant one-time items. We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful information regarding our operating performance for the reasons discussed in the Proxy Statement. These non-GAAP financial measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

For the Year Ended December 31, 2021

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited - in thousands, except per share data)

	Gross Profit	Operating (Loss) Profit	Net (Loss) Income	Diluted EPS	Diluted WASO[8]

Reported GAAP	$816,710	$(12,029)	$(64,086)	$(1.24)	51,589

% of net sales	71.7%	(1.1%)

Non-cash purchase accounting adjustments on acquisitions[1]	1,855	1,855	1,855

Inventory charges associated with products withdrawals[2]	14,215	14,215	14,215

Amortization of intangible assets		57,309	57,309

Litigation related expenses and settlements[3]		6,884	6,884

Business transition costs[4]		68,719	68,719

European medical device regulation[5]		8,482	8,482

Net gain on strategic investments			(3,082)

Non-cash acquisition-related foreign currency impact[6]			21,202

Tax effect of adjustments[7]			(23,712)

Adjusted Non-GAAP	$832,780	$145,435	$87,786	$1.68	52,220

% of net sales	73.1%	12.8%

(1)

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

(2)

Represents charges for inventory write-offs associated with the Company’s product withdrawals. During the third quarter of 2021, the Company made a determination to withdraw certain products marketed and sold by its wholly-owned subsidiary, NuVasive Specialized Orthopedics.

(3)	Represents expenses associated with certain ongoing litigation matters, including infringement of the Company’s intellectual property.

(4)

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

(5)	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.

(6)	Represents non-cash adjustments to acquisition-related intercompany balances and contingent consideration liabilities held in a foreign currency.

(7)	Represents the impact from tax affecting the adjustments above at their statutory tax rate.

(8)	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

2022 Annual Meeting of Stockholders	77	NuVasive, Inc. Proxy Statement

PROXY TABULATOR

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT!  PLEASE VOTE BY:

INTERNET
Go To: www.proxypush.com/NUVA
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote
PHONE Call 1-866-217-7017
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided
You must register to attend the meeting online at
www.proxydocs.com/NUVA

NuVasive, Inc.

Annual Meeting of Stockholders

For Stockholders of record on March 22, 2022

TIME:	Wednesday, May 11, 2022 8:00 AM, Mountain Time
PLACE:	Annual Meeting to be held virtually via the internet

Please visit www.proxydocs.com/NUVA

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Matthew K. Harbaugh and Nathaniel B. Sisitsky, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of NuVasive, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

NuVasive, Inc.

Annual Meeting of Stockholders

Please make your marks like this:	X

The Board of Directors Recommends you vote FOR the following Director nominees for election to the Company’s Board of Directors:

BOARD OF
DIRECTORS
		YOUR VOTE			RECOMMENDS
1	Election of Class III Directors
		FOR	AGAINST	ABSTAIN
	1.01 Robert F. Friel	☐	☐	☐	FOR

	1.02 Daniel J. Wolterman	☐	☐	☐	FOR

The Board of Directors recommends you vote FOR the following proposals:
		FOR	AGAINST	ABSTAIN
2	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐

3	Approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2021.	☐	☐	☐

You must register to attend the meeting online at www.proxydocs.com/NUVA

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date